      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 2004


                                                      REGISTRATION NO. 333-74014

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                      POST-EFFECTIVE AMENDMENT NUMBER 3 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                 ---------------

                        CAMPBELL ALTERNATIVE ASSET TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                          6799                               52-2238521
(STATE OF ORGANIZATION)       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION
                                 CLASSIFICATION NUMBER)                       NUMBER)

                          C/O CAMPBELL & COMPANY, INC.
                              COURT TOWERS BUILDING
                          210 WEST PENNSYLVANIA AVENUE
                             TOWSON, MARYLAND 21204
                                 (410) 296-3301
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                                THERESA D. BECKS
                            CAMPBELL & COMPANY, INC.
                              COURT TOWERS BUILDING
                          210 WEST PENNSYLVANIA AVENUE
                             TOWSON, MARYLAND 21204
                                 (410) 296-3301
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                            MICHAEL J. SCHMIDTBERGER
                         SIDLEY AUSTIN BROWN & WOOD LLP
                               787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 839-5458

                                 ---------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule

415 under the Securities Act of 1933 (the "Securities Act") check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      -----------------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                      -----------------------------------


     PURSUANT TO THE PROVISIONS OF RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE FORM OF PROSPECTUS SET FORTH HEREIN ALSO RELATES TO THE REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION STATEMENT NUMBER 333-37548 DECLARED EFFECTIVE JANUARY 29,
2002) AND CONSTITUTES POST-EFFECTIVE AMENDMENT NUMBER 4 TO SUCH REGISTRATION STATEMENT.

                         PART ONE -- DISCLOSURE DOCUMENT
                        CAMPBELL ALTERNATIVE ASSET TRUST
                                  $208,000,000
                          UNITS OF BENEFICIAL INTEREST


THE OFFERING

The Trust trades speculatively in the U.S. and international futures and forward markets. Specifically, the Trust trades in a portfolio primarily focused on financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. Campbell & Company, Inc., a futures fund manager, allocates the Trust's assets across a broad spectrum of markets.


As of March 31, 2004, the net asset value per unit was $1,586.75. Units will be available on the last day of each month.


The units are no longer offered to the public generally. Units are being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan.

THE RISKS

These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" AND "CONFLICTS OF INTEREST."

- The Trust is speculative and leveraged. The Trust's assets are leveraged at a ratio which can range from 5:1 to 15:1.

- Past results of Campbell & Company are not necessarily indicative of future performance of the Trust, and the Trust's performance can be volatile. The net asset value per unit may fluctuate significantly in a single month.

- You could lose all or a substantial amount of your investment in the Trust.

- Campbell & Company has total trading authority over the Trust and the Trust is dependent upon the services of Campbell & Company. The use of a single advisor applying generally similar trading programs could mean lack of diversification and, consequently, higher risk.

- There is no secondary market for the units and none is expected to develop. While the units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month.

- Transfers of interest in the units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust.


- Trust expenses must be offset by trading profits or interest income for the Trust to be profitable. The Trust must generate trading profits of 3.80% per annum to break-even. Because the units held by the Campbell & Company, Inc. 401(k) Plan are not subject to certain charges, the break-even level will be lower for these units.


- A substantial portion of the trades executed for the Trust takes place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.


- The Trust is subject to conflicts of interest. There are no independent experts representing investors.



Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.


THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.



                            CAMPBELL & COMPANY, INC.
                                 Managing Owner
                                  June 30, 2004

                 (This page has been left blank intentionally.)

                      COMMODITY FUTURES TRADING COMMISSION

                            RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 33 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 3.



      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 6.


      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

      THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE TRUST'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION IN WASHINGTON, D.C.


      THE TRUST FILES MONTHLY, QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.


      THE TRUST'S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT
HTTP://WWW.SEC.GOV.

                            CAMPBELL & COMPANY, INC.
                                 MANAGING OWNER
                          210 WEST PENNSYLVANIA AVENUE
                             TOWSON, MARYLAND 21204
                                 (410) 296-3301

                         PART ONE -- DISCLOSURE DOCUMENT

                                TABLE OF CONTENTS


                                                                                                                          PAGE
                                                                                                                          ----
SUMMARY...............................................................................................................      1
     General..........................................................................................................      1
     Plan of Distribution.............................................................................................      1
     A Summary of Risk Factors You Should Consider Before Investing in the Trust......................................      1
     Investment Factors You Should Consider Before Investing in the Trust.............................................      2
     Campbell & Company, Inc..........................................................................................      3
     Charges to the Trust.............................................................................................      3
     Estimate of Break-Even Level.....................................................................................      3
     Distributions and Redemptions....................................................................................      4
     Federal Income Tax Aspects.......................................................................................      4
CAMPBELL ALTERNATIVE ASSET TRUST ORGANIZATIONAL CHART..........................                                             5
THE RISKS YOU FACE....................................................................................................      6
     Market Risks.....................................................................................................      6
          You Could Possibly Lose Your Total Investment in the Trust..................................................      6
          The Trust is Highly Leveraged...............................................................................      6
          Your Investment Could be Illiquid...........................................................................      6
          Forward Transactions are Over-the-Counter, are Not Regulated and are Subject to Credit Risk.................      6
          An Investment in the Trust May Not Diversify an Overall Portfolio...........................................      6
     Trading Risks....................................................................................................      7
          Campbell & Company Analyzes Only Technical Market Data, Not Any Economic Factors External
             to Market Prices.........................................................................................      7
          Increased Competition from Other Trend-Following Traders Could Reduce Campbell &
             Company's Profitability..................................................................................      7
          Speculative Position Limits May Alter Trading Decisions for the Trust.......................................      7
          Increase in Assets Under Management May Make Profitable Trading More Difficult..............................      7
          Investors Will Not be Able to Review the Trust's Holdings on a Daily Basis..................................      8
     Other Risks......................................................................................................      8
          Fees and Commissions are Charged Regardless of Profitability and are Subject to Change......................      8
          The Futures Broker Could Fail and Has Been Subject to Disciplinary Action...................................      8
          Investors Must Not Rely on the Past Performance of Campbell & Company in Deciding Whether to                      8
             Buy Units................................................................................................
          Parties to the Trust Have Conflicts of Interest.............................................................      8
          There are No Independent Experts Representing Investors.....................................................      8
          The Trust Places Significant Reliance on Campbell & Company.................................................      9
          The Trust Could Terminate Before Expiration of its Stated Term..............................................      9
          The Trust is Not a Regulated Investment Company.............................................................      9
          Proposed Regulatory Change is Impossible to Predict.........................................................      9
          Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation...........................      9
          Options on Futures and Over-the-Counter Contracts are Speculative and Highly Leveraged.....................       9
          The Trust is Subject to Foreign Market Credit and Regulatory Risk...........................................      9
          The Trust is Subject to Foreign Exchange Risk...............................................................     10
          Transfers Could Be Restricted...............................................................................     10
          A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund........................................     10
          The Performance Fee Could be an Incentive to Make Riskier Investments.......................................     10
          The Trust May Distribute Profits to Unitholders at Inopportune Times........................................     10
          Potential Inability to Trade or Report Due to Systems Failure...............................................     10
SELECTED FINANCIAL DATA...............................................................................................     11
SUPPLEMENTARY FINANCIAL INFORMATION...................................................................................     11
CAMPBELL & COMPANY, INC...............................................................................................     12
     Description......................................................................................................     12
     The Trading Advisor..............................................................................................     14
     Trading Systems..................................................................................................     14
     Trading Capacity.................................................................................................     15

                                                                                                                          PAGE
                                                                                                                          ----
MANAGEMENT'S ANALYSIS OF OPERATIONS...................................................................................     16
     Introduction.....................................................................................................     16
     Critical Accounting Policies.....................................................................................     16
     Capital Resources................................................................................................     16
     Liquidity........................................................................................................     16
     Results of Operations............................................................................................     16
     Off-Balance Sheet Risk...........................................................................................     20
     Disclosures About Certain Trading Activities that Include Non-Exchange Traded Contracts
       Accounted for at Fair Value....................................................................................     21
     Quantitative and Qualitative Disclosures About Market Risk.......................................................     21
     General..........................................................................................................     24
PAST PERFORMANCE OF TRADING PROGRAMS OF CAMPBELL & COMPANY, INC.......................................................     24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.......................................................................     31
CONFLICTS OF INTEREST.................................................................................................     31
     Campbell & Company, Inc..........................................................................................     31
     The Futures Broker and the Foreign Exchange Dealers..............................................................     32
     Fiduciary Duty and Remedies......................................................................................     32
     Indemnification and Standard of Liability........................................................................     32
CHARGES TO THE TRUST..................................................................................................     33
     Brokerage Fee....................................................................................................     33
     Other Trust Expenses.............................................................................................     33
     Campbell & Company, Inc..........................................................................................     33
     The Futures Broker...............................................................................................     34
     Foreign Exchange Dealers.........................................................................................     34
     Selling Agents...................................................................................................     34
     Organization and Offering Expenses...............................................................................     34
     Other Expenses...................................................................................................     35
     Investments Made by the Campbell & Company, Inc. 401(k) Plan.....................................................     35
USE OF PROCEEDS.......................................................................................................     35
THE FUTURES BROKER....................................................................................................     35
FOREIGN EXCHANGE DEALERS..............................................................................................     37
CAPITALIZATION........................................................................................................     37
DISTRIBUTIONS AND REDEMPTIONS.........................................................................................     37
     Distributions....................................................................................................     37
     Redemptions......................................................................................................     37
     Net Asset Value..................................................................................................     37
DECLARATION OF TRUST & TRUST AGREEMENT................................................................................     38
     Organization and Limited Liability...............................................................................     38
     Management of Trust Affairs......................................................................................     38
     The Trustee......................................................................................................     38
     Sharing of Profits and Losses....................................................................................     39
     Dispositions.....................................................................................................     39
     Dissolution and Termination of the Trust.........................................................................     39
     Amendments and Meetings..........................................................................................     39
     Indemnification..................................................................................................     40
     Reports to Unitholders...........................................................................................     40
FEDERAL INCOME TAX ASPECTS............................................................................................     40
     The Trust's Partnership Tax Status...............................................................................     40
     Unrelated Business Taxable Income................................................................................     40
     IRS Audits of the Trust and its Unitholders......................................................................     40
INVESTMENT BY ERISA ACCOUNTS..........................................................................................     41
     General..........................................................................................................     41
     Special Investment Consideration.................................................................................     41
     The Trust Should Not Be Deemed to Hold "Plan Assets".............................................................     41
     Ineligible Purchasers............................................................................................     41

                                                                                                                          PAGE
                                                                                                                          ----
PLAN OF DISTRIBUTION..................................................................................................     42
     Subscription Procedure...........................................................................................     42
     Representations and Warranties of Investors in the Subscription Agreement........................................     42
     Investor Suitability.............................................................................................     42
     The Selling Agents...............................................................................................     42
UNITHOLDER PRIVACY POLICY.............................................................................................     43
LEGAL MATTERS.........................................................................................................     43
EXPERTS...............................................................................................................     43
MONTHLY REPORT.......................................................................................................      44
INDEX TO FINANCIAL STATEMENTS.........................................................................................     45

                 PART TWO -- STATEMENT OF ADDITIONAL INFORMATION

                                TABLE OF CONTENTS

The Futures, Forward and Swap Markets.................................................................................     91

                                                                    EXHIBITS


EXHIBIT A: Third Amended and Restated Declaration of Trust and Trust Agreement........................................    A-1
EXHIBIT B: Request for Redemption.....................................................................................    B-1
EXHIBIT C: Subscription Requirements..................................................................................    C-1
EXHIBIT D: Subscription Agreement and Power of Attorney...............................................................    D-1

SUMMARY

GENERAL


      Campbell Alternative Asset Trust allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures and forward markets. Specifically, the Trust trades in a portfolio primarily focused on financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. The Trust will attempt to generate profits through the investment in the Financial, Metal & Energy Large Portfolio advised by Campbell & Company, the Trust's managing owner. The Financial, Metal & Energy Large Portfolio is concentrated in the financial markets such as interest rates, foreign exchange and stock indices, as well as metals and energy products. Campbell & Company uses its computerized, trend-following, technical trading and risk control methods to seek substantial medium- and long-term capital appreciation while, at the same time, seeking to manage risk and volatility. Campbell & Company provides advisory services to numerous other funds and individually managed accounts similar to the services Campbell & Company provides to the Trust. Campbell & Company has been using its technical approach since 1972 -- one of the longest performance records of any currently active futures fund manager and has developed and refined its approach over the past 32 years. See "Past Performance of Trading Programs of Campbell & Company, Inc." for the performance data required to be disclosed for the most recent five calendar years and year-to-date.


      Futures are standardized contracts traded on commodity exchanges that call for the future delivery of commodities at a specified time and place. While futures contracts are traded on a wide variety of commodities, the Trust will concentrate its futures trading in financial instruments such as interest rates, foreign exchange and stock index contracts, and metal and energy contracts. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC. The Trust will trade futures positions on margin, meaning that the Trust will utilize leverage in its trading.

      Currencies and other commodities may be purchased or sold by the Trust for future delivery or cash settlement through banks or dealers pursuant to forward contracts. Unlike futures contracts, forward and swap contracts are not standardized and these markets are largely unregulated.

      The following summary provides a review in outline form of important aspects of an investment in the Trust.

PLAN OF DISTRIBUTION

HOW TO SUBSCRIBE FOR UNITS

      - During the continuing offering period, units will be offered at a price of net asset value per unit. The net assets of the Trust are its assets less its liabilities determined in accordance with the Trust Agreement. The net asset value per unit equals the net assets of the Trust divided by the number of units outstanding as of the date of determination.

      - The continuing offering period can be terminated by Campbell & Company at any time. Campbell & Company has no present intention to terminate the offering.

      - Interest earned while subscriptions are being processed will be paid to subscribers in the form of additional units.

WHO MAY INVEST IN THE TRUST

      The Trust is being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan.

IS THE CAMPBELL ALTERNATIVE ASSET TRUST A SUITABLE INVESTMENT FOR YOU?

      An investment in the Trust is speculative and involves a high degree of risk. The Trust is not a complete investment program. Campbell & Company offers the Trust as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in the Trust should only be a limited portion of the investor's portfolio.

A SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE TRUST

      - The Trust is a highly volatile and speculative investment. There can be no assurance that the Trust will achieve its objectives or avoid substantial losses. You must be prepared to lose all or a substantial amount of your investment. Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients.

      - Futures and forward trading is a "zero-sum" economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of constant yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Trust could incur major losses while stock and bond prices rise substantially in a prospering economy.

      - The Trust trades in futures and forward contracts. Therefore, the Trust is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to the Trust.


      - Campbell & Company's current equity under management is at or near its all-time high. As assets under management have increased, Campbell & Company's portfolios have necessarily become more concentrated in the foreign exchange and fixed income sectors. Reduced diversification and more concentrated portfolios may have a detrimental effect on your investment.


      - The Trust is subject to numerous conflicts of interest including the following:

            1) Campbell & Company is both the managing owner and trading advisor of the Trust and its fees were not negotiated at arm's length. For these reasons, Campbell & Company has a disincentive to add or replace advisors, even if doing so may be in the best interest of the Trust;


            2) Campbell & Company may have incentives to favor other accounts over the Trust;



            3) Campbell & Company, the Trust's futures broker and the Trust's foreign exchange dealers and their respective principals and affiliates may trade in the futures and forward markets for their own accounts and may take positions opposite or ahead of those taken for the Trust; and



            4) Campbell & Company operates other commodity pool offerings which may have materially different terms and operate at a lower overall cost structure.


      - Unitholders take no part in the management of the Trust and although Campbell & Company is an experienced professional manager, past performance is not necessarily indicative of future results.

      - Campbell & Company will be paid a brokerage fee of up to 3.5% annually, irrespective of profitability. Campbell & Company will also be paid quarterly performance fees equal to 20% of aggregate cumulative appreciation, excluding interest income, in net asset value, if any. A portion of these fees are rebated in the form of additional units on investments made by the Campbell & Company, Inc. 401(k) Plan.

      - The Trust is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.


      - Although the Trust is liquid compared to other alternative investments such as real estate or venture capital, liquidity is restricted, as the units may only be redeemed on a monthly basis, upon ten business days' advance written notice to Campbell & Company. You may transfer or assign your units after 30 days' advance written notice, and only with the consent of Campbell & Company.


INVESTMENT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE TRUST

      - The Trust is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

      - Campbell & Company utilizes several independent and different proprietary trading systems for the Trust.


      - The Trust has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures and forward trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of an investor's portfolio or not produce losses. The Trust's profitability also depends on the success of Campbell & Company's trading techniques. If the Trust is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

      - Investors in the Trust get the advantage of limited liability in highly leveraged trading.

CAMPBELL & COMPANY, INC.


      Campbell & Company, the managing owner and trading advisor for the Trust, administers the Trust and directs its trading. Campbell & Company has over 32 years of experience trading in the futures and forward markets. As of March 31, 2004, Campbell & Company was managing approximately $8.1 billion in the futures and forward markets, including approximately $7.0 billion in its Financial, Metal & Energy Large Portfolio. Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Trust's assets.



      Campbell & Company uses a technical, trend-following approach combined with quantitative portfolio management analysis and seeks to identify and profit from sustained price trends. Currently, over five trading models are utilized in most markets traded. Each model analyzes market movements and internal market and price configurations. Campbell & Company utilizes a proprietary, volatility-based system for allocating capital to a portfolio's constituent markets. Each market is assigned a dollar risk value based on contract size and volatility, which forms the basis for structuring a risk-balanced portfolio.


CHARGES TO THE TRUST

      Trust expenses must be offset by trading gains or interest income in order to avoid depletion of the Trust's assets. A portion of these expenses are rebated in the form of additional units on investments made by the Campbell & Company, Inc. 401(k) Plan. These units will only pay the 0.65% which is payable to the futures broker and the foreign exchange dealers.

CAMPBELL & COMPANY

      - Brokerage fee of up to 3.5% of net assets per annum, of which up to 0.65% is paid to the futures broker and the foreign exchange dealers, 0.35% is paid to the selling agents for administrative services and Campbell & Company retains the remainder.

      - 20% of quarterly appreciation in the Trust's net assets, excluding interest income and as adjusted for subscriptions and redemptions.

      - Reimbursement of organization and offering expenses incurred in the initial and continuous offering following incurrence of each such expense, estimated at and not to exceed 0.9% of net assets per annum.

DEALERS AND OTHERS

      - "Bid-ask" spreads and prime brokerage fees for off-exchange contracts.

      - Operating expenses such as legal, auditing, administration, printing and postage, up to a maximum of 0.4% of net assets per year.

ESTIMATE OF BREAK-EVEN LEVEL

      In order for an investor to "break-even" on his investment in the first year of trading, assuming an initial investment of $10,000 per unit, the Trust must earn $380 per unit, or 3.80%.

Assumed Initial Selling Price
  Per Unit...........................................     $10,000.00
                                                          ----------
Brokerage Fee (3.5%).................................         350.00
Organization & Offering
  Expense Reimbursement  (0.9%)......................          90.00
Operating Expenses (0.4%)............................          40.00
Less: Interest Income  (1.0%)*.......................        (100.00)
                                                          ----------
Amount of Trading Income
  Required for the Trust's Net
  Asset Value per Unit at the
  End of One Year to Equal the
  Initial Selling Price per Unit.....................     $   380.00
                                                          ==========
Percentage of Assumed Initial
  Selling Price per Unit.............................           3.80%
                                                          ==========

The maximum organization and offering expense and operating expense reimbursement is 0.9% and 0.4% of net assets per annum, respectively. The estimates do not account for the bid-ask spreads in connection with the Trust's foreign exchange forward contract trading. No performance fee is included in the calculation of the "break-even" level since all operating expenses of the Trust must be offset before a performance fee is accrued.

*Variable based on current interest rates.

      Because the units held by the Campbell & Company, Inc. 401(k) Plan are not subject to certain charges, it is anticipated that interest earned will more than offset expenses incurred and therefore, no break-even table has been included for these units.

DISTRIBUTIONS AND REDEMPTIONS

      The Trust is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none will develop. Monthly redemptions are permitted upon ten (10) business days' advance written notice to Campbell & Company. Campbell & Company reserves the right to make distributions of profits at any time in its sole discretion.

FEDERAL INCOME TAX ASPECTS

      In the opinion of Sidley Austin Brown & Wood LLP, counsel to Campbell & Company, the Trust is classified as a partnership and will not be considered a publicly-traded partnership taxable as a corporation for federal income tax purposes. Tax-exempt unitholders will not be required to pay tax on their share of the income or gain of the Trust, provided that such unitholders do not purchase units with borrowed funds.

      [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                        CAMPBELL ALTERNATIVE ASSET TRUST

                              ORGANIZATIONAL CHART

The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the managing owner and trading advisor for the Trust. The selling agents (other than Campbell Financial Services, Inc.), futures broker and foreign exchange dealers are not affiliated with Campbell & Company or the Trust.

                             [ORGANIZATIONAL CHART]

THE RISKS YOU FACE

MARKET RISKS

YOU COULD POSSIBLY LOSE YOUR TOTAL INVESTMENT IN THE TRUST

      Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or a substantial amount of your investment in the Trust.

THE TRUST IS HIGHLY LEVERAGED

      Because the amount of margin funds necessary to be deposited with a futures broker or foreign exchange dealer in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, Campbell & Company is able to hold positions in the Trust's account with face values equal to several times the Trust's net assets. The ratio of margin to equity is typically 10% to 20%, but can range from 5% to 30%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

YOUR INVESTMENT COULD BE ILLIQUID

      Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

      Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Trust at any time or from time to time. The large size of the positions which Campbell & Company will acquire for the Trust increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

      Also, there is no secondary market for the units. While the units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, the Trust might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Trust and consequently your investment.


      Transfers of interest in the units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust. See "Declaration of Trust and Trust Agreement -- Dispositions."


FORWARD TRANSACTIONS ARE OVER-THE-COUNTER, ARE NOT REGULATED AND ARE SUBJECT TO CREDIT RISK

      The Trust trades forward contracts in foreign currencies, metals and energy. Forward contracts are typically traded over-the-counter through a dealer market, which is dominated by major money center and investment banks, and is not regulated by the Commodity Futures Trading Commission. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Trust. The market for forward contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation could expose the Trust in certain circumstances to significant losses in the event of trading abuses or financial failure by participants in the forward markets which it might otherwise have avoided. Also, the Trust faces the risk of non-performance by its counterparties to forward contracts and such non-performance may cause some or all of its gain to remain unrealized.

      The Trust has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits, if any. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Trust's assets at financial institutions and brokers that Campbell & Company believes to be creditworthy.

AN INVESTMENT IN THE TRUST MAY NOT DIVERSIFY AN OVERALL PORTFOLIO

      Historically, alternative investments such as managed futures funds have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Trust cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures and forward markets are fundamentally different from the securities markets in that for every gain made in a futures or forward transaction, the opposing side of that transaction will have an equal and off-setting loss. If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the units and the Trust may have no gains to offset your losses from other investments.

TRADING RISKS

CAMPBELL & COMPANY ANALYZES ONLY TECHNICAL MARKET DATA, NOT ANY ECONOMIC FACTORS EXTERNAL TO MARKET PRICES

      The trading systems used by Campbell & Company for the Trust are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends.

      The likelihood of the units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Campbell & Company's historic price analysis could establish positions on the wrong side of the price movements caused by such events.

INCREASED COMPETITION FROM OTHER TREND-FOLLOWING TRADERS COULD REDUCE CAMPBELL & COMPANY'S PROFITABILITY


      There has been a dramatic increase over the past 10 to 15 years in the amount of assets managed by trend-following trading systems like the Campbell & Company programs. In 1980, the assets in the managed futures industry were estimated at approximately $300 million; by the end of 2003, this estimate had risen to approximately $86.5 billion. Increased trading competition from other trend-following traders could operate to the detriment of the Trust. It may become more difficult for the Trust to implement its trading strategy if these other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures or forward positions, or otherwise alter trading patterns.


SPECULATIVE POSITION LIMITS MAY ALTER TRADING DECISIONS FOR THE TRUST

      The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Some exchanges also have established such limits. All accounts controlled by Campbell & Company, including the account of the Trust, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Campbell & Company's trading decisions for the Trust or force liquidation of certain futures positions. Either of these actions may not be in the best interest of the investors.

INCREASE IN ASSETS UNDER MANAGEMENT MAY MAKE PROFITABLE TRADING MORE DIFFICULT


      Campbell & Company's current equity under management is at or near its all-time high. Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in raising assets for existing and new accounts. The more equity Campbell & Company manages, the more difficult it may be for Campbell & Company to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Campbell & Company to modify its trading decisions for the Trust which could have a detrimental effect on your investment. Such considerations may also cause Campbell & Company to eliminate smaller markets from consideration for inclusion in its Financial, Metal & Energy Large Portfolio, reducing the range of markets in which trading opportunities may be pursued. Campbell & Company reserves the right to make distributions of profits to unitholders in an effort to control asset growth. In addition, Campbell & Company may have an incentive to favor other accounts because the compensation received from some other accounts does exceed the compensation it receives from managing the Trust's account. Because records with respect to other accounts are not accessible to unitholders in the Trust, the unitholders will not be able to determine if Campbell & Company is favoring other accounts. See "Campbell & Company, Inc. - Trading Capacity."

INVESTORS WILL NOT BE ABLE TO REVIEW THE TRUST'S HOLDINGS ON A DAILY BASIS

      Campbell & Company makes the Trust's trading decisions. While Campbell & Company receives daily trade confirmations from the futures broker and foreign exchange dealers, the Trust's trading results are reported to unitholders monthly. Accordingly, an investment in the Trust does not offer unitholders the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

OTHER RISKS


FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND ARE SUBJECT TO CHANGE



      The Trust is subject to substantial charges payable irrespective of profitability, in addition to performance fees which are payable based on the Trust's profitability. Included in these charges are brokerage fees and operating expenses. On the Trust's forward trading, "bid-ask" spreads and prime brokerage fees are incorporated into the pricing of the Trust's forward contracts by the counterparties in addition to the brokerage fees paid by the Trust. It is not possible to quantify the "bid-ask" spreads paid by the Trust because the Trust cannot determine the profit its counterparty is making on the forward transactions. Such spreads can at times be significant. In addition, while currently not contemplated, the Trust Agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days' notice to the unitholders.


THE FUTURES BROKER COULD FAIL AND HAS BEEN SUBJECT TO DISCIPLINARY ACTION

      The current futures broker for the Trust is UBS Financial Services Inc. The Commodity Exchange Act generally requires a futures broker to segregate all funds received from customers from such broker's proprietary assets. If the futures broker fails to do so, the assets of the Trust might not be fully protected in the event of the bankruptcy of the futures broker. Furthermore, in the event of the futures broker's bankruptcy, the Trust could be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures broker's combined customer accounts, even though certain property specifically traceable to the Trust (for example, Treasury bills deposited by the Trust with the futures broker as margin) was held by the futures broker. The futures broker has been the subject of certain regulatory and private causes of action. The material actions are described under "The Futures Broker."

      Furthermore, dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections in the Trust's forward contract trading.

INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF CAMPBELL & COMPANY IN DECIDING WHETHER TO BUY UNITS

      The future performance of the Trust is not predictable, and no assurance can be given that the Trust will perform successfully in the future. Past performance of a trading program is not necessarily indicative of future results.

PARTIES TO THE TRUST HAVE CONFLICTS OF INTEREST

      Campbell & Company has not established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control over how Campbell & Company resolves these conflicts which can be relied upon by investors as ensuring that the Trust is treated equitably with other Campbell & Company clients.

      Campbell & Company has a conflict of interest because it acts as the managing owner and sole trading advisor for the Trust.

      Since Campbell & Company acts as both trading advisor and managing owner, it is very unlikely that its advisory contract will be terminated by the Trust. The fees payable to Campbell & Company were established by it and were not the subject of arm's-length negotiation. These fees consist of a 3.5% brokerage fee (of which they retain 2.5%) and a 20% performance fee. Campbell & Company, as managing owner, determines whether or not distributions are made and it receives increased fees to the extent distributions are not made. Campbell & Company has the authority to make such distributions at any time in its sole discretion.

      Other conflicts are also present in the operation of the Trust. See "Conflicts of Interest."

THERE ARE NO INDEPENDENT EXPERTS REPRESENTING INVESTORS

      Campbell & Company has consulted with counsel, accountants and other experts regarding the formation and operation of the Trust. No counsel has been appointed to represent the unitholders in connection with the offering of the units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Trust.

THE TRUST PLACES SIGNIFICANT RELIANCE ON CAMPBELL & COMPANY

      The incapacity of Campbell & Company's principals could have a material and adverse effect on Campbell & Company's ability to discharge its obligations under the Trust Agreement. However, there are no individual principals at Campbell & Company whose absence would result in a material and adverse effect on Campbell & Company's ability to adequately carry out its advisory responsibilities.

THE TRUST COULD TERMINATE BEFORE EXPIRATION OF ITS STATED TERM

      As managing owner, Campbell & Company may withdraw from the Trust upon 120 days' notice, which would cause the Trust to terminate unless a substitute managing owner were obtained. Other events, such as a long-term substantial loss suffered by the Trust, could also cause the Trust to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the futures broker were revoked or suspended, such entity would no longer be able to provide services to the Trust.

THE TRUST IS NOT A REGULATED INVESTMENT COMPANY

      Although the Trust and Campbell & Company are subject to regulation by the CFTC, the Trust is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.

PROPOSED REGULATORY CHANGE IS IMPOSSIBLE TO PREDICT

      The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the "derivatives" markets in general. The effect of any future regulatory change on the Trust is impossible to predict, but could be substantial and adverse.

FORWARDS, SWAPS, HYBRIDS AND OTHER DERIVATIVES ARE NOT SUBJECT TO CFTC
REGULATION

      The Trust trades foreign exchange contracts in the interbank market. In the future, the Trust may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. The Trust will not receive the protections which are provided by the CFTC's regulatory scheme for these transactions.


OPTIONS ON FUTURES AND OVER-THE-COUNTER CONTRACTS ARE SPECULATIVE AND HIGHLY LEVERAGED



      In the future, options on futures and over-the-counter contracts may be used by the Trust to generate premium income or capital gains. Futures and over-the-counter options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity, futures or forward contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodity, futures or forward contracts underlying an option cannot accurately be predicted.


THE TRUST IS SUBJECT TO FOREIGN MARKET CREDIT AND REGULATORY RISK

      A substantial portion of Campbell & Company's trades takes place on markets or exchanges outside the United States. From time to time, as much as 20% to 50% of the Trust's overall market exposure could involve positions taken on foreign markets. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions.

THE TRUST IS SUBJECT TO FOREIGN EXCHANGE RISK

      The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Trust may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Campbell & Company bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as the Trust) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.


TRANSFERS COULD BE RESTRICTED



      You may transfer or assign your units only upon 30 days' prior written notice to Campbell & Company and if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in adverse legal or tax consequences for the Trust.


A SINGLE-ADVISOR FUND MAY BE MORE VOLATILE THAN A MULTI-ADVISOR FUND

      The Trust is currently structured as a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Trust may have increased performance volatility and a higher risk of loss than investment vehicles employing multiple advisors. Campbell & Company may retain additional trading advisors on behalf of the Trust in the future.

THE PERFORMANCE FEE COULD BE AN INCENTIVE TO MAKE RISKIER INVESTMENTS

      Campbell & Company employs a speculative strategy for the Trust, and receives performance fees based on the trading profits earned by it for the Trust. Campbell & Company would not agree to manage the Trust's account in the absence of such a performance fee arrangement. Accordingly, Campbell & Company may make investments that are riskier than might be made if the Trust's assets were managed by a trading advisor that did not require performance-based compensation.

THE TRUST MAY DISTRIBUTE PROFITS TO UNITHOLDERS AT INOPPORTUNE TIMES

      Campbell & Company reserves the right to make distributions of profits of the Trust to unitholders at any time in its sole discretion in order to control the growth of the assets under Campbell & Company's management. Unitholders will have no choice in receiving these distributions as income, and may receive little notice that these distributions are being made. Distributions may be made at an inopportune time for the unitholders.

POTENTIAL INABILITY TO TRADE OR REPORT DUE TO SYSTEMS FAILURE


      Campbell & Company's strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third party failures upon which such systems are dependent or the failure of Campbell & Company's hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, or consequential inability to trade (even for a short time), could, in certain market conditions, cause the Trust to experience significant trading losses or to miss opportunities for profitable trading. Additionally, any such failures could cause a temporary delay in reports to investors.


      [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

SELECTED FINANCIAL DATA

      The Trust commenced trading in October 2001; financial information is provided since commencement of trading.


                                                                                                YEAR ENDED
                                                  PERIOD ENDED       --------------------------------------------------------------
                                                 MARCH 31, 2004      DECEMBER 31, 2003    DECEMBER 31, 2002       DECEMBER 31, 2001
                                                 --------------      -----------------    -----------------       -----------------
Total Assets .................................     39,631,992          $ 33,165,538          $ 34,524,465           $ 18,595,332
Total Unitholders' Capital ...................     38,369,431            32,821,418            32,854,478             18,515,681
Total Trading Gain (Loss) ....................
    (includes brokerage commissions) .........      6,563,299             9,269,009             4,996,237               (357,199)
Net Income (Loss) ............................      5,119,223             7,263,843             3,761,201               (422,955)
Net Income (Loss) Per Managing Owner and
    Other Unitholder Unit* ...................         213.31                292.55                161.99                 (24.79)
Increase (Decrease) in Net Asset Value per
    Managing Owner and Other Unitholder Unit .         209.12                253.05                150.94                 (26.36)


---------------------------
* Based on weighted average number of units outstanding during the period.

SUPPLEMENTARY FINANCIAL INFORMATION


      The Trust commenced trading in October 2001; supplementary financial information is provided since commencement of trading. The following summarized quarterly financial information presents the results of operations for the three month periods ending March 31, 2004 and March 31, June 30, September 30, and December 31, 2003 and 2002.



                                                                                              1ST QTR
                                                                                                2004
                                                                                            ------------
Total Trading Gain (Loss)
    (includes brokerage commissions)...................................                     $  6,563,299
Net Income (Loss)......................................................                        5,119,223
Net Income (Loss) per Managing Owner and Other
    Unitholder Unit*...................................................                           213.31
Increase (Decrease) in Net Asset Value per Managing
    Owner and Other Unitholder Unit....................................                           209.12
Net Asset Value per Managing Owner And Other
    Unitholder Unit at the End of the Period...........................                         1,586.75



                                                           1ST QTR.        2ND QTR.       3RD QTR.       4TH QTR.
                                                             2003           2003            2003           2003
                                                        --------------  --------------   ----------    ------------
Total Trading Gain (Loss)
    (includes brokerage commissions) ..............     $    4,900,559  $    1,842,889   $  (723,618)  $    3,249,179
Net Income (Loss) .................................          4,072,674       1,376,343      (879,344)       2,694,170
Net Income (Loss) per Managing Owner and Other
    Unitholder Unit* ..............................             147.44           57.11        (36.84)          113.55
Increase (Decrease) in Net Asset Value per Managing
    Owner and Other Unitholder Unit ...............             128.58           53.66        (39.72)          110.53
Net Asset Value per Managing Owner and Other
    Unitholder Unit at the End of the Period ......           1,253.16        1,306.82      1,267.10         1,377.63



                                                           1ST QTR.    2ND QTR.       3RD QTR.      4TH QTR.
                                                             2002        2002           2002          2002
                                                        ------------ ------------  -------------  -------------
Total Trading Gain (Loss)
    (includes brokerage commissions) ...............    $  (735,107) $  1,776,347  $   4,708,634  $    (753,637)
Net Income (Loss) ..................................       (802,423)    1,692,027      3,741,136       (869,539)
Net Income (Loss) per Managing Owner and Other
    Unitholder Unit* ...............................         (40.04)        75.69         152.82         (33.44)
Increase (Decrease) in Net Asset Value per Managing
    Owner and Other Unitholder Unit ................         (41.85)        70.66         151.34         (29.21)
Net Asset Value per Managing Owner and Other
    Unitholder Unit at the End of the Period .......         931.79      1,002.45       1,153.79       1,124.58


------------
* Based on weighted average number of units outstanding during the period.

CAMPBELL & COMPANY, INC.

DESCRIPTION


      Campbell & Company is the managing owner and trading advisor of the Trust. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Towson, Maryland 21204, and its telephone number is
(410) 296-3301. Its primary business is the trading and management of discretionary futures and forward accounts, including commodity pools. As of March 31, 2004, Campbell & Company had approximately $8.1 billion under management in the futures and forward markets (including approximately $7.0 billion traded pursuant to the same Financial, Metal & Energy Large Portfolio as traded by the Trust). Please refer to "Campbell & Company, Inc. -- Trading Systems" for a discussion of all of the portfolios offered by Campbell & Company, which include the Financial, Metal & Energy Large Portfolio. Please refer to "Past Performance of Trading Programs of Campbell & Company, Inc." beginning on page 24 for performance data required to be disclosed for the most recent five calendar years and year-to-date.


      Campbell & Company is a member of the NFA and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. Pools currently operated by Campbell & Company include: Campbell Financial Futures Fund, L.P.; Campbell Fund Trust; Campbell Global Assets Fund Limited; and Campbell Strategic Allocation Fund, L.P. Campbell & Company's compensation is discussed in "Charges to the Trust."


      The Campbell & Company, Inc. 401(k) Plan is an investor in the Trust; the individual principals of Campbell & Company have not purchased, and do not intend to purchase, units.


      Campbell & Company has agreed that its capital account as managing owner at all times will equal at least 1% of the net aggregate capital contributions of all unitholders.

      There have never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded.

      For additional past performance information for Campbell & Company, see "Past Performance of Trading Programs of Campbell & Company, Inc."


      Campbell & Company's principals are Theresa D. Becks, D. Keith Campbell, William C. Clarke, III, Bruce L. Cleland, Kevin M. Heerdt, James M. Little, Craig A. Weynand and C. Douglas York. The majority voting stockholder of Campbell & Company is D. Keith Campbell.



      Theresa D. Becks, born in 1963, joined Campbell & Company in June 1991 and has served as the Chief Financial Officer and Treasurer since 1992, and Secretary and a Director since 1994. In addition to her role as CFO, Ms. Becks also oversees administration, compliance and trade operations. Ms. Becks is currently a member of the Board of Directors of the Managed Funds Association. From 1987 to 1991, she was employed by Bank Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is an Associated Person of Campbell & Company.





      D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations, was President until 1994, and was Chief Executive Officer until 1997. Mr. Campbell is the majority voting stockholder of Campbell & Company. From 1971 to 1978, he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. He is an Associated Person of Campbell & Company.

      William C. Clarke, III, born in 1951, joined Campbell & Company in June 1977 and has served as an Executive Vice President since 1991 and a Director since 1984. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research, which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell & Company.


      Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and has served as President and a Director since 1994, and Chief Executive Officer since 1997. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.


      Kevin M. Heerdt, born in 1958, joined Campbell & Company in March 2003 and has served as Executive Vice President-Research since then. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. From February 2002 to March 2003, he was self-employed through Integrity Consulting. Previously, Mr. Heerdt worked for twelve years at Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt is an Associated Person of Campbell & Company.





      James M. Little, born in 1946, joined Campbell & Company in April 1990 and has served as Executive Vice President-Business Development and a Director since 1992. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From 1989 to 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From 1984 to 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is an Associated Person of Campbell & Company.


      Craig A. Weynand, born in 1969, joined Campbell & Company in October 2003 as Vice President and has served as General Counsel since November 2003. In this capacity, he is involved in all aspects of legal affairs and regulatory oversight, as well as managerial oversight of trade operations. From May 1990 to September 2003, Mr. Weynand was employed by Morgan Stanley, serving as Senior Trader for Morgan Stanley Futures and Currency Management Inc., a commodity trading advisor, until 1998 and as Vice President - Director of Product Origination & Analysis for the Morgan Stanley Managed Futures Department until his departure. Mr. Weynand holds a B.S. in International Business and Marketing and an M.B.A. in Economics from New York University, and a J.D. from the Fordham University School of Law. Mr. Weynand is a member of the New York State Bar and serves on the Government Relations Committee of the Managed Funds Association. Mr. Weynand is an Associated Person of Campbell & Company.



     C. Douglas York, born in 1958, has been employed by Campbell & Company since November 1992, was appointed a Senior Vice President-Trading in 1997, and has served as Executive Vice President-Trading and a Director since 2003. His duties include managing daily trade execution for the assets under Campbell & Company's management. From 1991 to 1992, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell & Company.


[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

THE TRADING ADVISOR

     Pursuant to the Trust Agreement, Campbell & Company has the sole authority and responsibility for directing the investment and reinvestment of the Trust's assets. Although Campbell & Company will initially serve as the sole trading advisor of the Trust, it may, in the future, retain other trading advisors to manage a portion of the assets of the Trust. Unitholders will receive prior notice, in the monthly report from the Trust or otherwise, in the event that additional trading advisors are to be retained on behalf of the Trust.

TRADING SYSTEMS

     Campbell & Company makes the Trust's trading decisions using proprietary computerized trading models which analyze market statistics. There can be no assurance that the trading models will produce results similar to those produced in the past. In addition, unitholders will not have any vote or consent with respect to the trading approaches utilized by Campbell & Company or any other trading advisor. Existing unitholders will be notified in advance via their monthly statements with regard to any anticipated changes to trading advisors or any changes deemed to be a material change from the trading approach as currently described.

      Campbell & Company currently offers the following portfolios:

1)    The Financial, Metal & Energy Large Portfolio,

2)    The Financial, Metal & Energy Small (Above $5 Million) Portfolio,


3)    The Foreign Exchange Portfolio, and



4)    The Global Diversified Large Portfolio.







      The Trust Agreement allows Campbell & Company to utilize any of its offered portfolios in its sole discretion in trading on behalf of the Trust. All of the Trust's assets are currently allocated to the Financial, Metal & Energy Large Portfolio, which trades forward and futures contracts on precious and base metals, energy products, stock market indices, interest rate instruments and foreign currencies. In the future, Campbell & Company may allocate the Trust's assets to the Global Diversified Large Portfolio, which trades in all sectors included in the Financial, Metal & Energy Large Portfolio with the addition of agricultural products. If the Trust's assets should fall significantly below $10,000,000, the Trust may be traded in accordance with the "Small" version of the Financial, Metal & Energy Portfolio. The "Large" and "Small" versions of the portfolio are similar, except that accounts in the Large Portfolio trade certain contracts in the forwards markets that do not have futures equivalents.



  COMPOSITION OF THE FINANCIAL, METAL & ENERGY LARGE PORTFOLIO AS OF APRIL 2004


[PORTFOLIO COMPOSITION PIE CHART]

                   LONG-TERM        SHORT-TERM
CROSS RATES*    INTEREST RATES    INTEREST RATES      STOCK INDICES     METALS        ENERGY**         CURRENCIES*
-----------    ----------------  ----------------    ---------------   --------      ----------       -------------
   5.00%           22.00%            11.00%              14.00%          1.00%         5.00%             42.00%

CROSS RATES*

EU/BP
EU/JY
SF/JY

LONG-TERM
INTEREST RATES

Bobl(Germany)
Bund (Germany)
JGB (Japan)
Long Gilt (UK)
Treasury Bond/30 Yr. (USA)
Treasury Note/10 Yr. (USA)
Treasury Note/5 Yr. (USA)

SHORT-TERM
INTEREST RATES

Canadian 90 Day Bill (Canada)
Euribor (Europe)
Eurodollar (USA)
Euroswiss (Switzerland)
Schatz (Germany)
Short Sterling (UK)

STOCK INDICES

DAX (Germany)
DJ Euro Stoxx 50 (Europe)
FTSE (UK)
Hang Seng (Hong Kong)
IBEX (Spain)
MSCI (Taiwan)
NASDAQ 100 (USA)
Nikkei (Japan)
S&P 500 (USA)

METALS

Gold
Nickel
Zinc

ENERGY

Brent Crude
Gas Oil
Heating Oil
Natural Gas
Unleaded Gasoline
WTI Crude

CURRENCIES*

Australian Dollar
British Pound
Canadian Dollar
Euro
Japanese Yen
Mexican Peso
New Zealand Dollar
Singapore Dollar
South African Rand
Swiss Franc

* TRADED AS FORWARD CONTRACTS, NOT FUTURES

     Campbell & Company's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 15% of a total portfolio allocation. Portfolio composition, including contracts traded and percentage allocations to each sector, may change at any time if Campbell & Company determines such change to be in the best interests of the Trust. Each sector traded by the Trust appears as a caption in the preceding "composition" diagram. As an example, gold is a market that is traded within the metals sector.


      Campbell & Company believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell & Company's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and, since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell & Company's policy to follow trades signaled by each trading model independently of the other models.


      Over the course of a medium- to long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell & Company's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell & Company's research indicates that this is well compensated for by the decreased volatility of performance that may result.


      Campbell & Company's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell & Company expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell & Company may be eliminated from use if Campbell & Company ever believes such action is warranted.

      While Campbell & Company normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company's discretion, it will normally only be taken to reduce risk in the portfolio, and may not enhance the results that would otherwise be achieved.

      Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

      From time to time, Campbell & Company may increase or decrease the total number of contracts held based on increases or decreases in the Trust's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.


      Campbell & Company estimates that based on the margin required to maintain positions in the markets currently traded, aggregate margin for all positions will range between 5% and 30% of the Trust's net assets. From time to time, margin commitments may be above or below this range.



      The number of contracts that Campbell & Company believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client's portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.



TRADING CAPACITY



      As assets under management have increased, Campbell & Company's portfolios have necessarily become more concentrated in the foreign exchange and fixed income sectors, both of which have produced better risk-adjusted returns than many of the smaller markets that are also traded. Through substantial research efforts, Campbell & Company has continued to develop new ways to manage assets. These include the application of dynamic portfolio and capital management tools, innovative execution methods, and the development of additional uncorrelated investment strategies. At the same time, a significant increase in assets has led to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity.



      Notwithstanding Campbell & Company's research, risk and portfolio management efforts, there may come a time when the increasingly narrow base of markets still available for investment is not sufficiently productive to compensate for lost diversification, and, when this occurs, Campbell & Company expects risk-adjusted returns to begin to degrade - a more concentrated portfolio may result in lower risk-adjusted returns and may have a detrimental affect on your investment. See "Risk Factors -- Increase in Assets Under Management May Make Profitable Trading More Difficult."


MANAGEMENT'S ANALYSIS OF OPERATIONS

INTRODUCTION


      The offering of the Trust's Units of Beneficial Interest commenced on May 15, 2001, and the initial offering terminated on September 30, 2001 with proceeds of $15,821,743. The continuing offering period commenced immediately after the termination of the initial offering period; additional subscriptions totaling $26,336,988 have been accepted during the continuing offering period as of March 31, 2004. Redemptions over the same time period total $18,878,575. The Trust commenced operations on October 1, 2001.



Critical Accounting Policies



      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ from those estimates. The Trust's significant accounting policies are described in detail in Note 1 of its Financial Statements.



      The Trust records all investments at fair value in its financial statements, with changes in fair value reported as a component of realized and change in unrealized trading gain (loss) in the Statements of Operations. Generally, fair values are based on market prices; however, in certain circumstances, estimates are involved in determining fair value in the absence of an active market closing price (e.g. forward contracts which are traded in the inter-bank market).


CAPITAL RESOURCES

      The Trust will raise additional capital only through the sale of Units offered pursuant to the continuing offering, and does not intend to raise any capital through borrowing. Due to the nature of the Trust's business, it will make no capital expenditures and will have no capital assets, which are not operating capital or assets.

LIQUIDITY


      Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Trust from promptly liquidating unfavorable positions and subject the Trust to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices do not move the daily limit, the Trust may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Trust's commodity futures trading operations, the Trust's assets are expected to be highly liquid.


RESULTS OF OPERATIONS


      The returns for the three months ended March 31, 2004, the years ended December 31, 2003 and 2002, and the period October 1, 2001 (inception of trading) through December 31, 2001 were 15.18%, 22.50%, 15.50% and (2.64)%, respectively.



2004 (three months ended March 31)



      For the 2004 year-to-date increase of 15.18%, approximately 19.52% was due to trading gains (before commissions) and approximately 0.23% was due to interest income, offset by approximately 4.57% due to brokerage fees, performance fees, and operating and offering costs borne by the Trust. An analysis of the 19.52% trading gains by sector is as follows:



        SECTOR                % GAIN (LOSS)
---------------------         -------------
Interest Rates.......             11.50%
Currencies...........              6.56
Energy...............              1.62
Metals...............             (0.12)
Stock Indices........             (0.04)
                                 ------
                                  19.52%
                                 ======



      The year began with the Trust posting a positive return in January despite significant volatility throughout the month. The weak U.S. Dollar continued to drive most global markets, including many that had no apparent or direct connection to the Dollar, and in circumstances such as this, subtle shifts in perception can have a disproportionate impact on prices. The Dollar traded lower throughout the month, which was profitable for the Trust's currency positions. Much of the gain reversed late in the month when markets reacted violently when the Federal Open Market Committee (FOMC) slightly restated its short-term interest rate bias. The interest rate sector was slightly positive despite also having suffered a reversal of earlier gains following the FOMC announcement. The stock index and metals sectors had small losses for the month.



      The Trust had a strong positive return in February as the trends that were in place at the end of January persisted. The continued concern over the record U.S. budget deficit and current account imbalance kept downward pressure on the U.S. Dollar and resulted in strong gains in the currency sector. The weak Dollar in return reinforced several related trends, including the continued rise in energy prices, resulting in positive returns in the energy sector. The interest rates sector was also profitable for the month as European interest rate instruments traded higher on diminished rate-cut expectations.



      All of the gain for the month of March came from the interest rate sector as U.S. Treasuries continued to trade higher, while a weakening U.S. Dollar also contributed solid returns. The energy sector was moderately positive, while the equity index sector was moderately negative.


2003


      For the 2003 increase of 22.50%, approximately 30.03% was due to trading gains (before commissions), approximately 1.04% was due to interest income offset by approximately 8.57% due to brokerage fees, performance fees, and operating and offering costs borne by the Trust.



An analysis of the 30.03% trading gain by sector is as follows:



        SECTOR                % GAIN (LOSS)
---------------------         -------------
Currencies...........             26.99%
Stock Indices........              5.76
Energy...............              0.06
Agriculture..........              0.02
Metals...............             (0.33)
Interest Rates.......             (2.47)
                                 ------
                                  30.03%
                                 ======



      The long-term trends that created opportunity for the Trust in 2002 continued in January 2003. Profits were earned in every sector other than stock indices. However, the environment was one where a single event, the prospect of war with Iraq, was driving the Trust's whole portfolio. While the Trust's systematic and disciplined trading strategies continued to keep it engaged, leverage was subsequently decreased to protect against significant losses which could result from potential sharp and extended reversals in core positions.


      The Trust was positive again in February with metals being the only negative sector. Strong momentum in energy, fixed income, currencies and stock indices continued, largely as a result of the troubled global geopolitical outlook. In order to mitigate the risk of potential sharp reversals in trends, the Trust maintained a lower-than-normal level of leverage during the month.

      The long awaited market reversal occurred in March. Initially, energy, precious metals and fixed income markets all sold off sharply, while equities and the U.S. Dollar rallied. Several days into this correction, these markets all sold off suddenly, as hopes of a quick victory in Iraq subsided. With significantly reduced leverage, the losses the Trust sustained were relatively modest, giving the Trust a positive first quarter.

      In April, the Trust's leverage was returned to a more normal level, but the portfolio was not fully engaged in many markets due to the lack of strong trends. Many markets had calmed significantly at this time, but uncertainty was still prevalent in global markets due to the many unresolved geopolitical issues. A strong performance in the currencies sector was partially offset by negative performances in the metals and stock index sectors.


      In May, the uncertainty that remained in April dominated the markets the Trust trades and led to another positive month. While corporate earnings looked stronger, unemployment, overcapacity and the ongoing threat of terrorism still loomed large over the global financial markets. The U.S. Dollar weakened further against the other major currencies despite the concern expressed by the United States' trade partners over the impact this would have on global trade. Interest rates were the best performing sector for the Trust particularly at the long end of the yield curve, where higher prices reflected lower rates. Currency cross rates were also positive, while losses in the energy, stock index and currency sectors offset some of those gains.


      Even with a small negative result for June, the Trust finished the first half of 2003 with a solid double-digit return. Profits for the month were earned in the currency sector while long-term interest rates lost value as yield curves steepened, particularly the Japanese government bond. Short-term interest rates and stock index sectors contributed modest gains for the month, while all other sectors contributed losses. While the global economy was looking better than it had for several years, many substantive uncertainties remained.



      The Trust's performance for July was negative due to significant price reversals in the Trust's largest positions. The U.S. Dollar's strong rally caused losses in the Trust's currency and cross rate sectors. In addition, the sudden sharp sell-off in long-term bonds resulted in losses in the Trust's long positions. These losses were partially offset by gains in the Trust's long equity index positions as investor confidence grew in the economic recovery and the potential for improved growth.



      The stock indices sector was the best performing sector for the month of August as the U.S. equity markets posted their sixth straight month of gains. Much of this was attributed to improving consumer confidence, federal tax cuts and increased defense spending. The energy sector contributed positive returns as crude oil remained above the thirty-dollar level on continuing supply concerns. Also, the Trust's short positions in the Japanese Government Bond provided a significant portion of the month's gains.



      In September, the currency sector was the only significantly positive sector as short U.S. Dollar positions benefited from continued weakness in the U.S. Dollar. After showing positive returns for most of the month, sudden reversals in the fixed income, equity and energy markets washed out the gains in the currency sector and put the Trust's portfolio into negative territory late in the month. The Trust finished the third quarter with a negative return, but was positive year-to-date through September.



      The Trust began the fourth quarter on a positive note with a majority of the gain coming from the currencies and stock indices sectors. The continued but orderly decline of the U.S. Dollar against the other major currencies provided good trending opportunities during October, but an unexpectedly sharp decline in the Yen at the end of the month took away some of the profits earned earlier. The performance of the currency cross rates, interest rates and energy sectors all resulted in losses for the month. The energy markets were particularly volatile, with natural gas prices whipsawing on shifting weather predictions, while crude oil declined sharply from the high end of its recent trading range.



      November was a positive month for the Trust. The currencies and stock indices sectors provided good profits, which were partially offset by losses in the cross currency, energy and interest rate sectors. As global equity prices continued to strengthen, the U.S. Dollar weakened, reaching 10 and 5 year lows against the Canadian Dollar and Sterling, respectively, while the Euro made an all time high late in the month. Paradoxically strong U.S. economic indicators encouraged a positive outlook, with strong retail sales and a 20-year high in manufacturing. Global economic data was also encouraging, particularly coming out of Asia.



      The trends of the falling U.S. Dollar and the rise in global equity indices prevalent in the second half of 2003 continued in December and left the Trust with a gain for the month. These trends were also responsible for most of the gains for the year.


2002

      For the 2002 increase of 15.50%, approximately 22.09% was due to trading gains (before commissions) and approximately 1.61% was due to interest income, offset by approximately 8.20% due to brokerage fees, performance fees, and operating and offering costs borne by the Trust. An analysis of the 22.09% trading gain by sector is as follows:

        SECTOR                 % GAIN (LOSS)
----------------------         -------------
Interest Rates........             15.12%
Currencies............              5.81
Stock Indices.........              3.58
Agricultural..........             (0.37)
Metals................             (0.41)
Energy................             (1.64)
                                  ------
                                   22.09%
                                  ======

      During January, the Enron and Global Crossing bankruptcies took a toll on the U.S. equities markets that were already under pressure and resulted in a stumbling start to the New Year, as layoffs, earnings restatements and revenue declines continued to dominate the business news. Internationally, the Japanese economy continued to deteriorate, while the full extent of any Argentinean contagion is yet to be acknowledged in Brazil or other parts of South America. On the positive side, U.S. consumer spending continued to be robust. The Trust posted a small loss for January, largely as a result of volatility in the global currency markets. Energy and short stock index positions contributed small gains.

      The high market volatility in January continued into February. Further Enron revelations radiated concern about the accounting practices of other large companies and caused the equity markets to decline early in the month. Sentiment reversed abruptly on positive economic news on home sales, manufacturing and consumer spending. The Trust's performance was negative in February with losses in energy, stock indices and long-term interest rates partially offset by gains in short-term interest rates.


      March was a mixed month in which positive performance in the energy and interest rate sectors were more than offset by losses in stock indices and currencies, which made up a substantial part of the Trust's portfolio. The Japanese Yen produced the largest loss when it rallied in reaction to Bank of Japan intervention in preparation for their March 31st fiscal year-end as the Trust maintained a short position. Energy was the strongest performing sector profiting from long positions in crude oil and unleaded gas. The loss in the stock indices sector came from short positions in the Nikkei and Hang Seng indices as Asian equities rallied. The overall loss for the month occurred independently of the equity and bond markets demonstrating the volatility reducing effect of blending assets whose returns are largely uncorrelated.



      April was one of the most difficult trading months since the Trust began trading. The Trust ended the month down over 4.5%. The fixed income sector was whip-lashed as hopes of imminent economic recovery sputtered causing the majority of the trading losses for the month. Broad-based selling of the three leading U.S. equity indices put them at their lowest levels since October 2001 and contributed to the Trust's losses for the month. The energy sector was battered by reports of unfolding events in both Venezuela and the Middle East. Many areas of concern remained including continued instability in the Middle East, weak corporate earnings, continued revelations of corporate accounting issues, fear of a collapse in the residential real estate market, high energy costs and a growing federal budget deficit due to lower tax receipts.


      The month of May finally provided some trending opportunities that the Trust was able to profit from. The currencies and interest rates sectors provided the gains for the month, but these were offset by losses in the energy and stock indices sectors. While the equities markets remained nervous, many alternative investment strategies, including managed futures, were able to provide positive returns.


      Strong performance in the month of June contributed to a positive second quarter and more than made up for losses during the beginning of the year. All major U.S. equity indices made new cycle lows as domestic and international investor confidence was battered by reports of scandalous corporate leadership conduct. The long awaited U.S. economic recovery looked sluggish at best. In this troubled environment, the U.S. Dollar lost ground against most major trading partners, while interest rate futures rose and stock indices declined. These three sectors contributed significantly to the profits in June, while small losses were recorded in the metals and energy sectors.


      The Trust's positive performance continued in July posting similar numbers as June. This was the third consecutive month of positive performance and was mainly attributable to profits in short stock indices and long interest rate positions. These gains were reduced by small negative performances in metals, currencies and cross rates as the Dollar strengthened against other major currencies, again rising above parity with the Euro.

      In August, the Trust recorded another month of positive performance with profits in the interest rates, currencies, stock indices and energy sectors. Global markets continued to respond to weak U.S. economic data and concerns over geopolitical developments. The much-anticipated U.S. economic recovery continued to be elusive, while economies in Europe and Japan appeared to be stagnant. The quickening pace of U.S. plans to invade Iraq had aroused much international criticism and concern, which had impacted energy prices and investor confidence.


      September was the fifth consecutive month of positive returns for the Trust, as traditional investment strategies continued to struggle. Profits were earned in the stock indices, interest rates and energy sectors, offset by losses in the currencies sector. Further reports of corporate governance and accounting failures, the possibility of an unpopular war in the Middle East, rising jobless claims, disappointing earnings and a gloomy retail outlook were compounded by high energy prices and systemic instability in Japan and Brazil. In this time of global economic weakness and uncertainty, the Trust's ability to trade both the long and short side of a diverse portfolio of international markets proved to be a beneficial tool.


      Many of the trends that had been so profitable for the Trust over the preceding five months reversed during October, resulting in losses in interest rates, equity indices and precious metals. The U.S. Dollar weakened on unfavorable Gross Domestic Product news and caused losses in the currencies sector. U.S. equities surprised the market by turning their second best month since 1997. As the U.S. struggled with the United Nations over Iraq, energy prices sold off sharply making this the Trust's worst performing sector in October.

      In October and November, U.S. equity prices rose at a faster pace than any time since 1997. Over this same period, the Trust was defensively positioned against a reversal of the major trends that were profitable for the year, leaving year-to-date gains in the double digits. Performance for November was marginally negative, with gains in currencies offset by losses in interest rates, stock indices and energy.



      The Trust recorded a strong positive performance in December and for the year. The Trust's core strategy of systematic, diversified trend-following again demonstrated the ability to outperform most other strategies in times of economic weakness and uncertainty. The ability to short markets enabled the Trust to profit as global markets suffered their third consecutive negative year. Profits were generated in interest rates, currencies and equities, while losses occurred in the energy, industrial metals and agricultural sectors.


2001 (FOR THE PERIOD OCTOBER 1 [INCEPTION OF TRADING] THROUGH DECEMBER 31, 2001)

      For the 2001 decrease of (2.64)%, approximately (1.90)% was due to trading losses (before commissions) and approximately .43% was due to interest income, offset by approximately 1.17% due to brokerage fees, performance fees, and operating and offering costs borne by the Trust. An analysis of the (1.90)% trading loss by sector is as follows:

        SECTOR                % GAIN (LOSS)
---------------------         -------------
Currencies...........              4.04%
Interest Rates.......             (4.20)
Stock Indices........             (2.03)
Metals...............             (0.51)
Energy...............              1.02
Agricultural.........             (0.22)
                                 ------
                                  (1.90)%
                                 ======

      As the United States began to recover from the September 11th disaster, the country demonstrated unity and fortitude in the most challenging of circumstances. The Trust was positive during the month of October. The positive performance was led by interest rates, which were strong throughout the month and helped by the U.S. Treasury's announcement of the ending of the issuance of 30-year bonds. The energy and industrial metals sectors were also positive. These gains were partly offset by losses in the currency and stock indices sectors. In November, a sharp and totally unexpected increase in global interest rates resulted in a large decline for the Trust. While statistically losses of this magnitude can occur, the speed of this loss caught the Trust's trading advisor by surprise. The continuing decline in U.S. interest rates initially accelerated after the U.S. Treasury announced it would stop issuing 30-year Treasury Bonds. However, with good news from Afghanistan, a sharp decline in energy prices, and a totally unexpected increase in retail sales for October, market sentiment changed abruptly. Equity prices rallied and interest rate instruments declined across the entire yield curve, all over the world. The Trust rebounded with a positive return in December. The majority of the gain for the month was made in currencies, primarily in the Japanese Yen. These gains were offset by losses in the interest rate sectors. 2001 will unfortunately be remembered as a year that brought pain and devastation to so many.

OFF-BALANCE SHEET RISK

      The term "off-balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Trust trades in futures, forward and swap contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Trust, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Trust at the same time, and if the Trust's trading advisor was unable to offset futures interests positions of the Trust, the Trust could lose all of its assets and the Unitholders would realize a 100% loss. Campbell & Company, Inc., the managing owner (who also acts as trading advisor), minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.

      In addition to market risk, in entering into futures, forward and swap contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Trust. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

      In the case of forward and swap contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. Campbell & Company trades for the Trust only with those counterparties which it believes to be creditworthy. All positions of the Trust are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Trust.

DISCLOSURES ABOUT CERTAIN TRADING ACTIVITIES THAT INCLUDE NON-EXCHANGE TRADED CONTRACTS ACCOUNTED FOR AT FAIR VALUE

      The Trust invests in futures and forward currency contracts. The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. The market value of forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTRODUCTION

Past Results Not Necessarily Indicative of Future Performance

      The Trust is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Trust's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust's main line of business.

      Market movements result in frequent changes in the fair market value of the Trust's open positions and, consequently, in its earnings and cash flow. The Trust's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust's open positions and the liquidity of the markets in which it trades.

      The Trust rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust's past performance is not necessarily indicative of its future results.

      Value at Risk is a measure of the maximum amount which the Trust could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Trust's speculative trading and the recurrence in the markets traded by the Trust of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Trust's experience to date (i.e., "risk of ruin"). Risk of Ruin is defined to be no more than a 5% chance of losing 20% or more on a monthly basis. In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Trust's losses in any market sector will be limited to Value at Risk or by the Trust's attempts to manage its market risk.

Standard of Materiality


      Materiality as used in this section, "Quantitative and Qualitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage and multiplier features of the Trust's market sensitive instruments.


QUANTIFYING THE TRUST'S TRADING VALUE AT RISK

Quantitative Forward-Looking Statements

      The following quantitative disclosures regarding the Trust's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

      The Trust's risk exposure in the various market sectors traded by Campbell & Company is quantified below in terms of Value at Risk. Due to the Trust's mark-to-market accounting, any loss in the fair value of the Trust's open positions is directly reflected in the Trust's earnings (realized or unrealized).

      Exchange maintenance margin requirements have been used by the Trust as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95% -- 99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component, which is not relevant to Value at Risk.

      In the case of market sensitive instruments, which are not exchange-traded (which includes currencies in the case of the Trust), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those cases in which a futures-equivalent margin is not available, dealers' margins have been used.

      In the case of contracts denominated in foreign currencies, the Value at Risk figures include foreign margin amounts converted into U.S. Dollars with an incremental adjustment to reflect the exchange rate risk inherent to the Dollar-based Trust in expressing Value at Risk in a functional currency other than Dollars.

      In quantifying the Trust's Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects resulting from the fact that the Trust's positions are rarely, if ever, 100% positively correlated have not been reflected.

      Value at Risk as calculated herein may not be comparable to similarly titled measures used by others.

THE TRUST'S TRADING VALUE AT RISK IN DIFFERENT MARKET SECTORS


      The following tables indicate the trading Value at Risk associated with the Trust's open positions by market category as of March 31, 2004 and December 31, 2003 and the trading gains/losses by market category for the three months ended March 31, 2004 and the year ended December 31, 2003. All open position trading risk exposures of the Trust have been included in calculating the figures set forth below. As of March 31, 2004 and December 31, 2003, the Trust's total capitalization was approximately $38.4 million and $32.8 million, respectively.


                                 MARCH 31, 2004


                                                  % OF TOTAL            TRADING
      MARKET SECTOR          VALUE AT RISK       CAPITALIZATION       GAIN/(LOSS)*
---------------------    ------------------     --------------       ------------
Currencies...........    $        1,164,000          3.04%               6.56 %
Interest Rates.......    $        1,140,000          2.97%              11.50 %
Stock Indices........    $          361,000          0.94%              (0.04)%
Energy...............    $          250,000          0.65%               1.62 %
Metals...............    $                0          0.00%              (0.12)%
                         ------------------          ----               -----
  Total..............    $        2,915,000          7.60%              19.52 %
                         ==================          ====               =====


----------

* Of the 15.18% return for the three months ended March 31, 2004, approximately 19.52% was due to trading gains (before commissions), approximately 0.23% was due interest income offset by approximately 4.57% due to brokerage fees, performance fees, and operating and offering costs borne by the Trust.


                                DECEMBER 31, 2003


                                                  % OF TOTAL            TRADING
     MARKET SECTOR          VALUE AT RISK       CAPITALIZATION        GAIN/(LOSS)*
---------------------    ------------------     --------------       -----------
Currencies...........    $        1,464,000          4.46%               26.99 %
Interest Rates.......    $        1,343,000          4.09%               (2.47)%
Stock Indices........    $        1,282,000          3.91%                5.76 %
Energy...............    $          324,000          0.99%                0.06 %
Metals...............    $            7,000          0.02%               (0.33)%
Agricultural.........    $                0          0.00%               0 .02%
                         ------------------         -----                -----
  Total..............    $        4,420,000         13.47%               30.03%
                         ==================         =====                =====


----------


* Of the 22.50% return for the year ended December 31, 2003, approximately 30.03% was due to trading gains (before commissions) and approximately 1.04% was due to interest income, offset by approximately 8.57% due to brokerage fees, performance fees and operating and offering costs borne by the Trust.


MATERIAL LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

      The face value of the market sector instruments held by the Trust is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Trust. The magnitude of the Trust's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Trust to incur severe losses over a short period of time. The foregoing Value at Risk tables -- as well as the past performance of the Trust -- give no indication of this "risk of ruin."

NON-TRADING RISK

      The Trust has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Trust also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury Bills. The market risk represented by these investments is immaterial.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

      The following qualitative disclosures regarding the Trust's market risk exposures -- except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Trust manages its primary market risk exposures -- constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Trust's primary market risk exposures as well as the strategies used and to be used by Campbell & Company for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trust's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trust. There can be no assurance that the Trust's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Trust.


      The following were the primary trading risk exposures of the Trust as of March 31, 2004, by market sector.


CURRENCIES


      Exchange rate risk is the principal market exposure of the Trust. The Trust's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. Dollar. Campbell & Company does not anticipate that the risk profile of the Trust's currency sector will change significantly in the future.


INTEREST RATES


Interest rate risk is a significant market exposure of the Trust. Interest rate movements directly affect the price of the sovereign bond positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Trust's profitability. The Trust's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. Additionally, the Trust takes positions in the government debt of Switzerland. Campbell & Company anticipates that G-7 interest rates will remain the primary market exposure of the Trust for the foreseeable future. The changes in interest rates which have the most effect on the Trust are changes in long-term, as opposed to short-term rates. Most of the speculative positions held by the Trust are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on the Trust were the medium- to long-term rates to remain steady.


STOCK INDICES


The Trust's primary equity exposure is to equity price risk in the G-7 countries and several other countries (Hong Kong, Spain and Taiwan). The stock index futures traded by the Trust are by law limited to futures on broadly based indices. As of March 31, 2004, the Trust's primary exposures were in the DAX (Germany), Nikkei (Japan), Euro STOXX 50 and S&P 500 (USA) stock indices. The Trust is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Trust to avoid being whipsawed into numerous small losses.)


ENERGY


The Trust's primary energy market exposure is to gas and oil price movements, often resulting from political developments and ongoing conflicts in the Middle East. As of March 31, 2004, crude oil and heating oil are the dominant energy market exposures of the Trust. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

METALS


      The Trust's metals market exposure is to fluctuations in the price of aluminum, copper, gold, nickel and zinc. The risk allocation to the metal sector has not exceeded 1% of the Trust's portfolio during the three months ended March 31, 2004.


QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE


      The following were the only non-trading risk exposures of the Trust as of March 31, 2004.


FOREIGN CURRENCY BALANCES


      The Trust's primary foreign currency balances are in Japanese Yen, British Pounds and Euros. The Trust controls the non-trading risk of these balances by regularly converting these balances back into dollars (no less frequently than twice a month, and more frequently if a particular foreign currency balance becomes unusually large).


TREASURY BILL POSITIONS


      The Trust's only market exposure in instruments held other than for trading is in its Treasury Bill portfolio. The Trust holds Treasury Bills (interest bearing and credit risk-free) with durations no longer than six months. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Trust's Treasury Bills, although substantially all of these short-term investments are held to maturity.


QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE


      The means by which Campbell & Company attempts to manage the risk of the Trust's open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per "risk unit" of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as imposing "stop-loss" points at which open positions must be closed out.

      Campbell & Company controls the risk of the Trust's non-trading instruments (Treasury Bills held for cash management purposes) by limiting the duration of such instruments to no more than six months.

GENERAL

      The Trust is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Trust generally will use a small percentage of assets as margin, the Trust does not believe that any increase in margin requirements, as proposed, will have a material effect on the Trust's operations.

PAST PERFORMANCE OF TRADING PROGRAMS OF CAMPBELL & COMPANY, INC.


      Campbell & Company allocates all of the Trust's assets to the Financial, Metal & Energy Large Portfolio. Campbell & Company may allocate a portion of the Trust's assets, in the future, to the Global Diversified Large Portfolio.


      The following performance capsules, tables and accompanying notes are presented in an attempt to provide you with account performance information regarding all portfolios managed by Campbell & Company and all pools for which Campbell & Company is general partner or managing operator. The performance data required to be disclosed for the most recent five calendar years and year-to-date is presented for the Trust in Table 1, each portfolio in Tables 2A, 2B and 3 and each pool in Table 4. In the opinion of Campbell & Company, the performance records of the portfolios and pools are fairly stated. All of the portfolios and pools presented have similar investment objectives to those of the Trust. Prospective investors should understand that interest income earned by accounts is included in the following composite performance records. Accordingly, such income has the effect of enhancing results during periods of positive trading performance and reducing overall losses during periods of negative trading performance.

      The rates of return presented for each portfolio are a composite weighted average of all accounts included. An individual account's rate of return may not match the composite. Rather, an individual account may have more or less favorable results than the composite due to a variety of factors. Such factors may include without limitation: (1) varying account sizes resulting in varying portfolio compositions; (2) different fees; (3) different commission rates; (4) timing of execution of orders; and (5) different starting and ending periods.

      Another example of how differences in account size can affect an individual account's performance relates to the fact that as an account grows, contracts may be added to that account's portfolio. Because futures contracts may only be bought and sold in whole numbers (i.e., there are no partial contracts), the larger of two accounts of very similar trading values might trade more contracts than the smaller account. The additional equity in the larger account may be just enough to allow the account to trade an additional contract in a particular market. If a significant move in that market were to occur, the larger account's gain or loss would be proportionally greater than the difference in account size would suggest.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                                     TABLE 1

                        CAMPBELL ALTERNATIVE ASSET TRUST

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      From inception through December 31, 2002, the Trust's assets were traded pursuant to the Global Diversified Large Portfolio. As of January 1, 2003, the Trust's assets are traded pursuant to the Financial, Metal & Energy Large Portfolio.

TYPE OF POOL: Publicly Offered

INCEPTION OF TRADING: October 1, 2001

TRADING PORTFOLIO USED: Financial, Metal & Energy Large


AGGREGATE GROSS CAPITAL SUBSCRIPTIONS TO THE TRUST: $42,158,731



CURRENT NET ASSET VALUE OF THE TRUST: $38,369,431


WORST MONTHLY PERCENTAGE DRAW-DOWN(3): November 2001 / 9.81%


WORST PEAK-TO-VALLEY DRAW-DOWN(4): October 2001 -- April 2002 / 14.42%



                                        RATE OF RETURN(1)
                             (Computed on a compounded monthly basis)
Month            2004 YTD            2003              2002              2001
-----            --------            ----              ----              ----
January            2.93%            7.91%             (0.88)%
February          10.91%            7.80%             (1.87)%
March              0.89%           (4.21)%            (1.61)%
April                               2.84%             (4.18)%
May                                 2.10%              3.81%
June                               (0.68)%             8.15%
July                               (4.56)%             7.49%
August                              2.63%              3.51%
September                          (1.00)%             3.44%
October                             3.27%             (4.55)%           4.33%
November                            0.85%             (1.14)%          (9.81)%
December                            4.39%              3.29%            3.48%
Year               15.18%          22.50%             15.50%           (2.64)%

                                    TABLE 2A
      PERFORMANCE OF TRADING PORTFOLIOS OFFERED BY CAMPBELL & COMPANY, INC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      All of the Trust's assets are currently traded pursuant to the Financial, Metal & Energy Large Portfolio. Campbell & Company may allocate a portion of the Trust's assets, in the future, to the Global Diversified Large Portfolio.


                                              FINANCIAL, METAL & ENERGY            GLOBAL DIVERSIFIED
                                                 LARGE PORTFOLIO(5)                 LARGE PORTFOLIO(6)
                                                 ------------------                 ------------------
Commodity Trading Advisor:                                    Campbell & Company, Inc.
Inception of CTA's Trading:                                         January 1972
Total Assets Under Management By CTA:                              $8.134 Billion
Inception of Trading of the Portfolio:              April 1983                       February 1986
Total Assets/Accounts Currently
   Traded in the Portfolio:                $7.035 Billion / 23 Accounts       $519.1 Million / 3 Accounts
Worst Monthly Percentage
   Draw-down(3):                              November 2001 / 9.62%              November 2001 / 9.95%
Worst Peak-to-Valley                        October 2001 - April 2002          October 2001 - April 2002
   Draw-down(4):                                     / 13.84%                          / 14.59%
Annual Returns(1):
2004 through March                                    14.47%                            14.55%
2003                                                  20.41%                            18.82%
2002                                                  16.39%                            14.98%
2001                                                   6.21%                             5.89%
2000                                                  14.32%                            11.18%
1999                                                   6.81%                             4.57%


                                    TABLE 2B
                    FINANCIAL, METAL & ENERGY LARGE PORTFOLIO

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The monthly returns for the Financial, Metal & Energy Large Portfolio for the most recent five years and year-to-date are as follows.


                                             RATE OF RETURN(1)
                                  (Computed on a compounded monthly basis)
    Month        2004 YTD      2003         2002          2001         2000         1999
    -----        --------      ----         ----          ----         ----         ----
January           2.36%        7.75%       (0.71)%      (1.09)%        3.70%       (4.83)%
February         10.79%        7.71%       (1.98)%       0.71%        (0.35)%       1.45%
March             0.94%       (4.38)%      (1.60)%       6.97%        (1.96)%       0.87%
April                          2.77%       (4.03)%      (8.09)%       (1.86)%       5.60%
May                            2.09%        4.12%        1.23%         2.74%       (3.25)%
June                          (0.77)%       7.73%       (1.71)%        1.96%        4.63%
July                          (4.56)%       7.64%        1.45%        (1.72)%      (0.15)%
August                         2.42%        3.61%        2.10%         3.08%        1.22%
September                     (1.37)%       3.90%        6.94%        (3.23)%       1.75%
October                        2.84%       (4.75)%       4.97%         3.19%       (4.25)%
November                       0.79%       (1.31)%      (9.62)%        5.98%        0.53%
December                       4.29%        3.65%        3.72%         2.38%        3.64%
Year             14.47%       20.41%       16.39%        6.21%        14.32%        6.81%

                                     TABLE 3
   PERFORMANCE OF OTHER TRADING PORTFOLIOS OFFERED BY CAMPBELL & COMPANY, INC.
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      In addition to the two portfolios that may be utilized by the Trust, Campbell & Company also manages assets in the Financial, Metal & Energy Small Portfolios, the Ark Portfolio and the Foreign Exchange Portfolio.


                                       FINANCIAL, METAL &  FINANCIAL, METAL &     GLOBAL
                                          ENERGY SMALL        ENERGY SMALL      DIVERSIFIED
                                       (BELOW $5 MILLION)  (ABOVE $5 MILLION)      SMALL               ARK         FOREIGN EXCHANGE
                                           PORTFOLIO           PORTFOLIO        PORTFOLIO ***        PORTFOLIO        PORTFOLIO**
                                           ---------           ---------        -------------        ---------        -----------
Commodity Trading Advisor:                                                Campbell & Company, Inc.
Inception of CTA's Trading:                                                     January 1972
Total Assets Under Management by CTA:                                          $8.134 Billion
Inception of Trading of the
    Portfolio:                             July 2000         February 1995        June 1997       September 1996    November 1990
Total Assets/Accounts                   $14.4 Million /    $  371.7 Million /       Closed       $  3.1 Million /  $ 190.7 Million /
    Currently Traded in the Portfolio      6 Accounts         12 Accounts       September 2003     3 Accounts        7 Accounts
Worst Monthly Percentage                November 2001 /     November 2001 /    November 2001 /   November 2001 /     July 2003 /
    Draw-down(3):                            11.84%              9.94%              12.47%            11.69%            6.71%
Worst Peak-to-Valley                     October 2001 -     October 2001 -      October 2001 -    October 2001 -    October 1998 -
    Draw-down(4):                         April 2002 /       April 2002 /        April 2002 /      April 2002 /     January 1999 /
                                             17.19%             15.41%              17.60%            21.62%            12.22%
Annual Returns(1,2):
 2004 through March                          15.40%             15.01%               N/A              11.90%            6.93%
 2003                                        10.90%             18.45%               3.91% ****        7.88%            38.82%
 2002                                        25.28%             12.65%              22.73%            39.95%            10.76%
 2001                                        (3.76)%             1.33%              (1.16)%           (4.35)%           15.92%
 2000                                        13.12%*             9.02%              17.59%            28.86%            11.39%
 1999                                         N/A                6.80%              2.51%             28.27%             7.19%


*     Represents the period July 1, 2000 -- December 31, 2000.

** From April 2002 through February 2003, the Foreign Exchange Portfolio performance results reflect the performance of only one notionally funded account with client-imposed portfolio restrictions, and therefore does not necessarily reflect the results that may have occurred without these restrictions.


***   This portfolio is no longer an offered trading program.



****  Represents the period January 1, 2003 - September 30, 2003.


                                     TABLE 4
            PERFORMANCE OF POOLS OPERATED BY CAMPBELL & COMPANY, INC.
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                           CAMPBELL STRATEGIC                                                                   CAMPBELL GLOBAL
                            ALLOCATION FUND,          CAMPBELL       CAMPBELL FINANCIAL     CAMPBELL GLOBAL      INVESTMENT FUND
                                 L.P.               FUND TRUST        FUTURES FUND, L.P.  ASSETS FUND LIMITED       LIMITED
                           ------------------       ----------       -------------------  --------------------  ----------------
Type of Pool:               Publicly Offered     Privately Offered    Privately Offered        Offshore              Offshore
Inception of Trading:          April 1994           January 1972         August 1992        February 1998          December 1997
Aggregate Subscriptions:     $3,152,501,221         $380,627,240         $85,597,519         $671,259,359           $4,324,065
Current Net Asset Value:     $3,688,249,149         $468,505,986         $91,754,003         $681,425,488      Closed September 2000
Worst Monthly Percentage     November 2001 /      November 2001 /      November 2001 /     November 2001 /         April 1998 /
     Draw-down(3):               10.14%                9.99%                8.26%               9.66%                  5.99%
Worst Peak-to-Valley         October 2001 -        October 2001 -       October 2001 -      October 2001 -
     Draw-down(4):         April 2002 / 15.71%  April 2002 / 14.68%      April 2002 /        April 2002 /       April 1998 / 5.99%
                                                                            12.51%              13.70%
Trading Portfolio Used:    Financial, Metal &    Global Diversified   Financial, Metal &  Financial, Metal &     Financial, Metal
                              Energy Large             Large             Energy Large       Energy Large**        & Energy Small
Annual Returns(1):
 2004 through March              13.64%                14.45%               15.46%              14.80%                  N/A
 2003                            17.68%                18.52%               19.41%              22.92%                  N/A
 2002                            13.12%                14.62%               18.14%              17.66%                  N/A
 2001                             2.91%                 5.96%                8.63%               7.41%                  N/A
 2000                            10.70%                13.25%               15.04%              16.16%               (1.74)%*
 1999                             4.45%                 5.03%                9.53%               9.89%                  6.26%


*     Represents the period January 1, 2000 -- September 30, 2000.

** Beginning in June 2002, the Campbell Global Assets Fund Limited began trading a relatively small portion of its assets according to Campbell's Long/Short Equity strategy.

                           NOTES TO PERFORMANCE TABLES

1. In the accompanying performance tables, for the Financial, Metal & Energy Large Portfolio, the Global Diversified Large Portfolio and for each Pool, the "ANNUAL RETURN" is calculated by compounding the monthly rates of return during the year. The rate of return for a month is calculated by dividing the net profit or loss by the assets at the beginning of such month. Additions and withdrawals occurring during the month are included as an addition to or deduction from beginning net assets in the calculations of rates of return, except for accounts which close on the last day of a month in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Rate of return is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes. CFTC Rules require the disclosure of performance information for the last five full calendar years and year-to-date and consider older performance information less material to an investment decision.

2. In the accompanying performance tables, for the Foreign Exchange Portfolio, the Financial, Metal & Energy Small Portfolios, the Global Diversified Small Portfolio and the ARK Portfolio, Campbell & Company has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an advisory published by the CFTC. To qualify for the use of the Fully-Funded Subset method, the advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. The "ANNUAL RETURN" for the above mentioned portfolios is calculated by compounding the monthly rates of return during the year. The monthly rate of return for the above mentioned portfolios is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets of the Fully-Funded Subset, except in months of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions of withdrawals that would materially distort the rate of return.

3. "WORST MONTHLY PERCENTAGE DRAW-DOWN" is the largest monthly loss experienced by the Portfolio/Pool on a composite basis in any calendar month expressed as a percentage of the total equity in the Portfolio/Pool and includes the month and year of such draw-down. A small number of accounts in the Portfolio composites have experienced monthly draw-downs which are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e.,accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

4. "WORST PEAK-TO-VALLEY DRAW-DOWN" is the largest cumulative loss experienced by the Portfolio/Pool on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the Portfolio composites have experienced peak-to-valley draw-downs which are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

5. The first column of Table 2A contains the composite performance of accounts traded pursuant to the Financial, Metal & Energy Large Portfolio. The data presented reflects the composite performance of 33 accounts traded according to the Financial, Metal & Energy Large Portfolio. The data below is as of March 31, 2004. During the period presented, 10 accounts have been closed; 5 of which transferred to another Campbell & Company portfolio. The remaining 5 closed accounts were all profitable. All of the 23 open accounts are profitable. The open accounts ranged in size from $10,200,000, to in excess of $200,000,000, with an average account size of approximately $305,991,000. The average composite monthly return for the period from January 1999 through March 2004 was 1.25% compared to the average of average monthly returns for all accounts of 1.17% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.



6. The second column of Table 2A reflects the composite performance of all accounts (a total of 5 accounts) traded according to the Global Diversified Large Portfolio. During the period presented, 2 accounts have been closed; 1 of which transferred to another Campbell & Company portfolio and 1 of which closed with a profit. Three accounts remained open, all with profits. The average composite monthly return for the period from January 1999 through March 2004 is 1.13% compared to the average of average monthly returns for all accounts of 1.21% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.


[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


      The following table sets forth information as of April 1, 2004, with respect to the number of units owned by each person known by the Trust to be a beneficial owner of more than five percent of the Trust's units.


                                     UNITS BENEFICIALLY OWNED
                                      AS OF APRIL 1, 2004
                                   ----------------------------
                                                     PERCENTAGE
   NAME OF BENEFICIAL OWNER        UNITS OWNED        OF CLASS
   ------------------------        -----------        --------
Campbell & Company, Inc.
   401(k)  Plan............         9,471.660          39.17%
Campbell & Company, Inc....         1,413.580           5.85%

CONFLICTS OF INTEREST

CAMPBELL & COMPANY, INC.

      Conflicts exist between Campbell & Company's interests in and its responsibilities to the Trust. The conflicts are inherent in Campbell & Company acting as managing owner and as trading advisor to the Trust. The conflicts and the potential detriments to the unitholders are described below.


      Campbell & Company's selection of itself as trading advisor was not objective, since it is also the managing owner of the Trust. In addition, it has a disincentive to replace itself as the trading advisor. The advisory relationship between the Trust and Campbell & Company, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Trust and competitive with compensation arrangements in pools involving independent managing owners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. Neither Campbell & Company nor any trading advisor may receive per-trade compensation directly or indirectly from the Trust. Investors should note that Campbell & Company operates other commodity pool offerings which may have materially different terms and may operate at a lower overall cost structure.


      Neither Campbell & Company nor its principals devote their time exclusively to the Trust. Campbell & Company (or its principals) acts as general partner/sponsor to other commodity pools and trading advisor to other accounts which may compete with the Trust for Campbell & Company's services. Thus, Campbell & Company could have a conflict between its responsibilities to the Trust and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.


      Campbell & Company receives higher advisory fees from some of those other accounts than it receives from the Trust. Campbell & Company, however, trades all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Trust, when aggregated with positions in other accounts traded by Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Trust's positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. In the event that Campbell & Company was required to liquidate positions as the result of speculative position limits, such liquidation would be done on a pro rata basis across all accounts under management.



      Any principal of Campbell & Company may trade futures and related contracts for its own account. In addition, Campbell & Company manages proprietary accounts for its deferred compensation plan and certain principals and employees. There are written procedures that govern proprietary trading by principals and employees. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of the Trust.


      When Campbell & Company executes an order in the market, the order is typically placed on an aggregate basis for all accounts for which Campbell & Company trades, and then is subsequently broken up and allocated among the various accounts. To the extent executions are grouped together and then allocated among accounts held at the futures broker and foreign exchange dealers, the Trust may receive less favorable executions than such other accounts. It is Campbell & Company's policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Trust.

THE FUTURES BROKER AND THE FOREIGN EXCHANGE DEALERS

      The futures broker, currently UBS Financial Services Inc., and the foreign exchange dealers, currently Deutsche Bank AG and ABN AMRO Bank N.V., Chicago Branch, and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with the Trust.

      UBS Financial Services Inc. is the futures broker and also a selling agent of the Trust, which could give rise to conflicts of interest because its compensation in each role is based on the net asset value of units outstanding. Further, in making recommendations to redeem units, UBS Financial Services Inc. employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer. As there is no public offering of these units, once a public unitholder redeems their units, they cannot repurchase units.

FIDUCIARY DUTY AND REMEDIES


      In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as managing owner, has a responsibility to unitholders to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of a managing owner to the unitholders is a developing and changing area of the law and unitholders who have questions concerning the duties of Campbell & Company as managing owner should consult with their own counsel. In the event that a unitholder believes that Campbell & Company has violated its fiduciary duty to the unitholders, he may seek legal relief individually or on behalf of the Trust under applicable laws, including under the Delaware Statutory Trust Act and under commodities laws, to recover damages from or require an accounting by Campbell & Company. The Trust Agreement is governed by Delaware law and any breach of Campbell & Company's fiduciary duty under the Trust Agreement will generally be governed by Delaware law. The Trust Agreement does not limit Campbell & Company's fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed in this prospectus. Unitholders may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Unitholders who have suffered losses in connection with the purchase or sale of the units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide remedies, such as the ability to bring civil liability lawsuits, to unitholders. Unitholders should be aware that performance by Campbell & Company of its fiduciary duty to the Trust is measured by the terms of the Trust Agreement as well as applicable law.


      Unitholders are afforded rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.

INDEMNIFICATION AND STANDARD OF LIABILITY

      Campbell & Company and its controlling persons may not be liable to the Trust or any unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of units may have more limited rights of action than they would absent such provisions.

      The Trust Agreement provides that Campbell & Company and its controlling persons shall not have any liability to the Trust or to any unitholder for any loss suffered by the Trust which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Trust has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to the Trust and was done in good faith and in a manner which Campbell & Company, in good faith, determined to be in the best interests of the Trust. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 17 of the Trust Agreement, included as Exhibit A to this prospectus.


      The Trust will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the units, unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Article 17 of the Trust Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO THE TRUST


      The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, the futures broker, the foreign exchange dealers and the affiliates of those parties may earn or receive in connection with the offering and operation of the Trust. Prospective investors should refer to the Summary for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or break-even in the first year of trading.


      While currently not contemplated, the Trust Agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days' notice to the unitholders.

BROKERAGE FEE

      The Trust pays a single asset-based fee for all brokerage and management services. The fee is equal to up to 3.5% per annum of month-end net assets of the Trust, prior to accruals for such brokerage fee or performance fees. This fee is paid to Campbell & Company which, in turn, remits a portion of such brokerage fee to third parties as set forth below.


      From such 3.5% brokerage fee, Campbell & Company remits up to 0.65% to the futures broker and foreign exchange dealers for execution and clearing costs and 0.35% to the selling agents for ongoing administrative services provided to the unitholders. Campbell & Company will retain the remaining 2.5% as management fees (2.0% for providing advisory services and 0.5% for acting as managing owner). The amount of the fee to be paid to the futures broker is evaluated from time to time based on the amount of trading for the Trust that the broker is required to clear, but at no time will the amount exceed 0.65% of Trust net assets per annum.


                                             Up to 0.65%
                                             to futures
                                             broker and
                                             foreign
                                             exchange
                                             dealers

                                             0.35% to
                                             selling agents

Trust   -    Up to      -    Campbell   -    2.0% to
             3.5%            & Company       Campbell &
             Brokerage                       Company (as
                Fee                          trading
                                             advisor)

                                             0.5% to
                                             Campbell &
                                             Company (as
                                             managing
                                             owner)

OTHER TRUST EXPENSES

      The Trust also will be subject to the following fees and expenses.

RECIPIENT       NATURE OF PAYMENT     AMOUNT OF PAYMENT
---------       -----------------     -----------------
Campbell        Quarterly            20% of cumulative
   &            Performance Fee      appreciation in net
Company                              asset value
                                     per unit, excluding interest income, after
                                     deduction for brokerage and all other fees.

                Reimbursement of     As incurred; to be
                Organization and     reimbursed, up to a
                Offering Expenses    maximum of 0.9% of net assets
                                     per annum.

Dealers         "Bid-Ask" spreads    Indeterminable because imbedded in price of
                                     forward contracts.

Others          Legal, accounting,   As incurred, up to a
                printing, postage    maximum of 0.4% of
                and administrative   average month-end
                costs                net assets per annum.

      The above fees, together with the brokerage fee, are the complete compensation that will be received by Campbell & Company or its affiliates from the Trust.

CAMPBELL & COMPANY, INC.

BROKERAGE FEE

      Campbell & Company receives a brokerage fee of up to 3.5% per annum as described earlier.

PERFORMANCE FEE

      Campbell & Company receives a quarterly performance fee equal to 20% of the new appreciation (if any) in the net asset value of the units. "New appreciation" means the total increase in unit value from the commencement of trading, minus the total increase in unit value for all prior quarters since the last fee was paid (or inception of trading, if no performance fee has been paid previously), multiplied by the number of units outstanding. The performance fee is paid only on profits attributable to units outstanding, and no fee is paid with respect to interest income. Because the performance fee is accrued monthly, units that are redeemed other than at the end of the quarter will effectively pay a performance fee, if accrued, as of the end of the month in which the redemption occurs.

      If a performance fee payment is made by the Trust, and the Trust thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Trust overall incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior losses have been recovered.


      Below is a sample calculation of how the performance fee is determined:


      Assume the Trust paid a performance fee at the end of the first quarter of 2004 and assume that the Trust recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the second quarter of 2004. The new appreciation for the quarter (before interest earned) would be $200,000 and Campbell & Company's performance fee would be $40,000 (0.2 x $200,000).

      Alternatively, assume that the Trust paid a performance fee at the end of the first quarter of 2004 but did not pay a performance fee at the end of the second quarter of 2004 because it had trading losses of $100,000. If the Trust recognized trading profits of $200,000 at the end of the third quarter of 2004, the new appreciation (before interest earned) for the quarter would be $100,000 ($200,000 -- $100,000 loss carryforward) and Campbell & Company's performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no unitholders have added or redeemed units during this sample time frame. Such capital changes require that the calculation be determined on a "per unit" basis.

      If the net asset value per unit at the time when a particular investor acquires units is lower than the net asset value per unit as of the end of the most recent prior calendar quarter for which a performance fee was payable (due to losses incurred between such quarter-end and the subscription date), such units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar quarter-end because the Trust as a whole has not experienced new appreciation.

      If a performance fee accrual is in effect at the time when particular units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per unit reflects such accrual. In the event the net asset value of the Trust declines after the subscription date, the incentive fee accrual is "reversed" and such reversal is credited to all units equally, including the units which were purchased at a net asset value per unit which fully reflected such accrual.

      The brokerage fee and performance fee may be increased upon sixty days' notice to the unitholders, as long as the notice explains unitholders' redemption and voting rights.

THE FUTURES BROKER

      As described earlier, the futures broker receives up to 0.65% per annum of the net assets of the Trust (which includes payments to the foreign exchange dealers as referenced below), which is a portion of the maximum 3.5% brokerage fee. The futures broker is responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, "give-up" and transfer fees. The compensation to the futures broker, equal to approximately $6 per round-turn trade per contract, is competitive with rates paid by other trading funds having assets and a structure similar to the Trust. The compensation to be paid to the futures broker will not exceed the guidelines established by the North American Securities Administrators Association, Inc. ("NASAA").

FOREIGN EXCHANGE DEALERS


      The Trust trades currency forward contracts. Such contracts are traded among dealers which act as "principals" or counterparties to each trade. The execution costs are included in the price of the forward contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads for forward contract trades, which incorporate these execution costs, are at the prevailing market prices. In addition, the foreign exchange dealers charge approximately $10 per $1 million in prime brokerage fees for forward contracts they facilitate on behalf of the Trust with third party banks. These prime brokerage fees, combined with the futures broker's charges, will not exceed the 0.65% per annum of the net assets of the Trust as referenced under "The Futures Broker" above.


SELLING AGENTS

      The selling agents (the firm and not the individual representatives) receive from Campbell & Company (and not the Trust) a selling agent administrative fee of 0.35% of the Trust's net assets per annum for legal, administrative, client reporting and ongoing services.

ORGANIZATION AND OFFERING EXPENSES

      Organization and offering expenses include all fees and expenses incurred in connection with the formation of the Trust and distribution of the units including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities and marketing expenses of Campbell &

Company and the selling agents (and wholesalers) which are paid by the Trust and will be advanced by Campbell & Company. Subject to the limit described below, Campbell & Company will be reimbursed, without interest, by the Trust. In no event shall the reimbursement exceed 0.9% of net assets per annum. In the event the Trust terminates prior to completion of the reimbursement of actual costs incurred, the managing owner will not be entitled to receive additional reimbursement and the Trust will have no obligation to make further reimbursement payments to the managing owner.

      The Trust is required by certain state securities administrators to disclose that the "organization and offering expenses" of the Trust, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Trust, shall be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 0.9% of net assets per annum, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling agent administrative fee) will not be reached.

OTHER EXPENSES


      The Trust bears its operating expenses, including but not limited to administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Trust. Such expenses are estimated to be 0.4% of the Trust's net assets per annum. Campbell & Company will be responsible for any such expenses during any year of operations which exceed 0.4% of the Trust's net assets per annum. For the years ended December 31, 2003 and 2002, operating expenses were 0.19% and 0.24%, respectively, of the Trust's average month-end net assets. Indirect expenses in connection with the administration of the Trust, such as indirect salaries, rent, travel and overhead of Campbell & Company, may not be charged to the Trust.


INVESTMENTS MADE BY THE CAMPBELL & COMPANY, INC. 401(k) PLAN

      A portion of the above-mentioned charges to the Trust are rebated, in the form of additional units, to the Campbell & Company, Inc. 401(k) Plan for investments made on behalf of the Plan. The Plan will receive a monthly rebate equal to 2.85% of the up to 3.5% brokerage fee, as well as a rebate of the 20% performance fee and the 0.9% organization and offering costs. Thus, these units will only pay the 0.65% which is payable to the futures broker and the foreign exchange dealers. Unitholders not in the Plan will not be assessed any increased costs above what they would have been charged had the Plan unitholders paid the organization and offering costs. The rebates discussed in this paragraph represent the total amount of fees and costs that would otherwise be paid to Campbell & Company.

USE OF PROCEEDS

      The entire offering proceeds, without deductions, will be credited to the Trust's bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. The Trust meets its margin requirements by depositing U.S. government securities with the futures broker and the foreign exchange dealers. In this way, substantially all (i.e., 95% or more) of the Trust's assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities. Investors should note that maintenance of the Trust's assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. The Trust receives all interest earned on its assets.


      Approximately 10% to 30% of the Trust's assets will be committed as required margin for futures contracts and held by the futures broker, although the amount committed may vary significantly. Such assets are maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures broker pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Trust's assets will be deposited with Deutsche Bank AG or ABN AMRO Bank, N.V., Chicago Branch, in order to initiate and maintain currency forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such foreign exchange dealer is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the foreign exchange dealers. The remaining 40% to 80% of the Trust's assets will normally be invested in cash equivalents such as U.S. Treasury bills and held by the futures broker or the foreign exchange dealers.


      The Trust's assets are not and will not be, directly or indirectly, commingled with the property of any other person by Campbell & Company nor invested with or loaned to Campbell & Company or any affiliated entities.

THE FUTURES BROKER

      UBS Financial Services Inc., a Delaware corporation, is the Trust's futures broker and one of the selling agents. Additional or replacement futures brokers may be appointed in respect of the Trust's account in the future solely at the discretion of Campbell & Company.

      In the agreement between UBS Financial Services Inc. and the Trust, the Trust has agreed to indemnify UBS

Financial Services Inc. against any liability which they may incur with respect to the Trust's account or as a result of the Trust's violation of any obligation under the agreement, or of the Trust's misstatements in connection with the Trust's account. UBS Financial Services Inc. will remain liable, however, for acts and omissions which arise from UBS Financial Services Inc.'s breach of the agreement or violation of any law, rule or governmental regulation, except to the extent that UBS Financial Services Inc. was acting in good faith or according to the Trust's instructions. Either party has the right to terminate this agreement upon giving ten days notice to the other party.

      The futures broker's principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07087, telephone: (201) 352-3000. The futures broker is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. UBS Financial Services Inc. is a wholly-owned indirect subsidiary of UBS AG ("UBS").

      All futures trades made on behalf of the Trust are carried by UBS Financial Services Inc. UBS Financial Services Inc. will cause all futures trades made on behalf of the Trust to be cleared through its parent, UBS. The futures broker is not affiliated with Campbell & Company. The futures broker did not sponsor the Trust and is not responsible for the activities of Campbell & Company. It will act only as the futures broker and one of the selling agents.

      Except as set forth below, neither UBS Financial Services Inc. nor any of its principals have been involved in any administrative, civil or criminal proceeding -- whether pending, on appeal or concluded -- within the past five years that is material to a decision whether to invest in the Trust in light of all the circumstances. Prior to June 9, 2003, UBS Financial Services Inc. was known as UBS PaineWebber Inc. Prior to March 5, 2001, UBS PaineWebber Inc. was known as PaineWebber Inc. Like most securities firms, UBS Financial Services Inc. is and has been a defendant in numerous legal actions relating to its securities and commodities business that allege various violations of federal and state securities laws. Prior to November 3, 2000, UBS Financial Services Inc. was a wholly owned subsidiary of PaineWebber Group Inc., a public company listed on the NYSE which regularly reported on Forms 10K and 10Q to the Securities and Exchange Commission ("SEC") and the NYSE regarding pending material litigation, including administrative proceedings. These reports are publicly available and include information about UBS Financial Services matters.

      Effective November 3, 2000, UBS Financial Services Inc. became a wholly owned subsidiary of UBS Americas Inc. and an indirect subsidiary of UBS AG. UBS AG, a Swiss banking corporation, is publicly owned, and its shares are listed on the Zurich, New York and Tokyo stock exchanges. UBS AG files annual reports on Form 20-F with the SEC, and also files quarterly reports and certain other material information with the SEC under cover of Form 6-K. These reports are publicly available. Starting with the Form 20-F for the year ended December 31, 2000, these reports include material information about UBS Financial Services matters, including information about any material litigation or administrative proceedings.

      UBS Financial Services Inc. and UBS Securities Inc. (formerly known as UBS Warburg LLC) (together "the UBS defendants") are included among the ten firms participating in the global settlement announced on April 28, 2003 among the SEC, NYSE, NASD and the various states relating to the conflicts of interest between equity research and investment banking. Under the terms of the settlement, the UBS defendants will pay a $25 million penalty, $25 million in disgorgement of commissions and fees, and an additional $30 million for investor education and to purchase independent research going forward.

      On April 6, 2000, seventeen broker/dealer firms, including UBS Financial Services, entered into a global settlement resolving the allegations involving the pricing and sale of government securities in municipal bond advanced refunding transactions during the period 1990 through 1994. As a result, UBS Financial Services along with nine other firms entered into settlement agreements with the United States Department of Justice, the United States Securities and Exchange Commission, and the United States Internal Revenue Service. Other firms settled similar charges with the NASDR. Without admitting liability, these firms agreed among other things to the entry of a cease and desist order and to make payments in the amount of approximately $21 million to the United States Treasury and $4 million to certain municipal issuers.


      In the Matter of Certain Market Making Activities on NASDAQ was an SEC administrative action instituted and settled without a hearing or an admission of or denial of findings on January 11, 1999. The administrative action found that on certain occasions in 1994 PaineWebber traders and a PaineWebber registered representative engaged in certain improper trading activities in connection with specified NASDAQ securities, failed to maintain certain required books and records and failed reasonably to supervise in connection with the above activities. PaineWebber agreed to pay a civil penalty of $6.3 million and disgorgement of $381,685; to an administrative cease and desist order prohibiting the firm from violating certain provisions of the federal securities laws; and to submit certain of its policies and procedures relating to the matters alleged in the order to review by an

SEC-appointed consultant. Twenty-seven other market makers and fifty-one traders at the firms settled related SEC administrative actions at the same time.

FOREIGN EXCHANGE DEALERS

      The Trust trades foreign exchange and other forward contracts through "dealers" in such contracts. The dealers that maintain the forward positions, or act as the counterparties, for the Trust are Deutsche Bank AG and ABN AMRO Bank, N.V., Chicago Branch. Unlike futures contracts which are traded through brokers such as the futures broker, foreign exchange or currency forward contracts are executed through a network of dealers. Campbell & Company then instructs the executing dealer to "give up" the trade to Deutsche Bank AG or ABN AMRO Bank, N.V., Chicago Branch. All assets and positions relating to the Trust's forward contract investments will be held by Deutsche Bank AG or ABN AMRO Bank, N.V., Chicago Branch.

      Campbell & Company is not obligated to continue to use the foreign exchange dealers identified above and may select others or additional dealers and counterparties in the future, provided Campbell & Company believes that their service and pricing are competitive and present minimal counterparty credit risk.

CAPITALIZATION


      The Trust was formed on May 1, 2000. The following table shows the capitalization of the Trust as of March 31, 2004 and as adjusted for the sale of the maximum amount of units registered.



                                                    AS ADJUSTED
                                  OUTSTANDING       FOR SALE OF
                                     AS OF            MAXIMUM
        TITLE OF CLASS          MARCH 31, 2004     AMOUNT(1)(2)
-----------------------------   --------------     ------------
Units of Managing Owner
  Interest...................       1,413.580         1,551.667
Units of Other Unitholder
  Interest...................      22,767.592       153,615.022
Total Unitholder
  Interest...................   $  38,369,431      $246,210,700


(See accompanying notes)


(1) This calculation assumes that the sale of all units is made during the continuing offering at the March 31, 2004 net asset value per unit of $1,586.75. The maximum amount will vary depending on the unit value and number of units sold during the continuing offering.



(2) To organize the Trust, Campbell & Company purchased two units of Managing Owner interest for $2,000. Campbell & Company has agreed to make capital contributions to the Trust equal to at least 1% of the net aggregate capital contributions of all unitholders. As of March 31, 2004, Campbell & Company owned 1,413.580 units of Managing Owner interest.


DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

      Campbell & Company is not required to make any distributions to unitholders. However, Campbell & Company does have the authority to make such distributions, and reserves the right to do so at any time in its sole discretion. Campbell & Company is not under any obligation to make pro rata distributions to its other accounts under management if it makes distributions to the Trust. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures and forward contract markets, especially in the short-term, the Trust is recommended for those seeking a medium- to long-term investment (i.e., 3-5 years).

      If the Trust realizes profits for any fiscal year, such profits will constitute taxable income to the unitholders in accordance with their respective investments in the Trust whether or not cash or other property has been distributed to unitholders. Any distributions, if made, may be inadequate to cover such taxes payable by the unitholders.

REDEMPTIONS

      A unitholder may request any or all of his units be redeemed by the Trust at the net asset value of a unit as of the end of the month. Unitholders must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company) as of which redemption is to be effective.

      The Request for Redemption must specify the number of units for which redemption is sought. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due to the Trust from futures brokers, banks or other persons or entities, the Trust may in turn delay payment to persons requesting redemption of units of the proportionate part of the net assets of the Trust represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any pool sponsored by Campbell & Company.

NET ASSET VALUE


      The net asset value of a unit as of any date is the unitholder's share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities valued at market, plus the market value of all open futures and forward positions maintained by the Trust, less all liabilities of the Trust and accrued performance fees, determined in accordance with the principles specified in the Trust Agreement. Where no principle is specified in the Trust Agreement, the net asset value is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting. Thus, if the net asset value of a unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

DECLARATION OF TRUST & TRUST AGREEMENT

      The following is a summary of the Declaration of Trust and Trust Agreement, a form of which is attached as Exhibit A and incorporated by reference.

ORGANIZATION AND LIMITED LIABILITY

      The Trust was organized under the Delaware Business Trust Act, which was amended as of September 1, 2002 to the Delaware Statutory Trust Act ("DSTA"). In general, a unitholder's liability under DSTA is limited to the amount of his capital contribution and his share of any undistributed profits. However, unitholders could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution which they received at a time when the Trust was in fact insolvent or made in violation of the Declaration of Trust.

MANAGEMENT OF TRUST AFFAIRS

      The Trust Agreement effectively gives Campbell & Company, as managing owner, full control over the management of the Trust and gives no management role to the unitholders. To facilitate matters for Campbell & Company, the unitholders must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).

THE TRUSTEE

      Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), a national banking association, is the sole trustee of the Trust. The trustee's principal offices are located at One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801, telephone number (302) 888-7528.

      The trustee is not affiliated with Campbell & Company or the selling agents. The trustee's duties and liabilities with respect to the offering of the units and the administration of the Trust are limited to its express obligations under the Declaration of Trust. See "Exhibit A -- Third Amended and Restated Declaration of Trust."

      The rights and duties of the trustee, Campbell & Company and the unitholders are governed by the provisions of the DSTA and by the Declaration of Trust. See "Exhibit A -- Third Amended and Restated Declaration of Trust."

      The trustee serves as the Trust's sole trustee in the State of Delaware. The trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The trustee does not owe any other duties to the Trust, Campbell & Company or the unitholders. The trustee is permitted to resign upon at least sixty (60) days' notice to the Trust, provided, that any such resignation will not be effective until a successor trustee is appointed by Campbell & Company. The Declaration of Trust provides that the trustee is compensated by the Trust, and is indemnified by Campbell & Company against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee. Campbell & Company has the discretion to replace the trustee.

      Only Campbell & Company has signed the Registration Statement of which this prospectus is a part, and only the assets of the Trust and Campbell & Company are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state laws with respect to the issuance and sale of the units. Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units. The trustee's liability in connection with the issuance and sale of the units is limited solely to the express obligations of the trustee set forth in the Declaration of Trust.

      Under the Declaration of Trust, the trustee has delegated to Campbell & Company the exclusive management and control of all aspects of the business of the Trust. The trustee will have no duty or liability to supervise or monitor the performance of Campbell & Company, nor will the trustee have any liability for the acts or omissions of Campbell & Company. In addition, Campbell & Company has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, Campbell & Company may, in its sole and absolute discretion, appoint an affiliate or affiliates of Campbell & Company as additional managing owners (except where Campbell & Company has been notified by the unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of Campbell & Company, as it deems necessary for the efficient operation of the Trust.

      Because the trustee has delegated substantially all of its authority over the operation of the Trust to Campbell & Company, the trustee itself is not registered in any capacity with the CFTC.

SHARING OF PROFITS AND LOSSES

TRUST ACCOUNTING

      Each unitholder has a capital account. Initially, the unitholder's balance equals the amount paid for the units. The unitholder's balance is then proportionally adjusted monthly to reflect his portion of the Trust's gains or losses for the month.

FEDERAL TAX ALLOCATIONS

      At year-end, the Trust will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming unitholders, the taxable gain or loss is allocated to each unitholder in proportion to his capital account and each unitholder is responsible for his share of taxable income. See Article 8 of the Trust Agreement, and "Federal Income Tax Aspects."

      For net capital gain and loss, the gains and losses are first allocated to each unitholder who redeemed units during the year. The remaining net capital gain or loss is then allocated to each unitholder in proportion to his capital account.

      Each unitholder's tax basis in his units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

      Upon the Trust's liquidation, each unitholder will receive his proportionate share of the assets of the Trust.

DISPOSITIONS

      A unitholder may transfer or assign his units in the Trust upon 30 days' prior written notice to Campbell & Company and subject to approval by Campbell & Company of the assignee. Campbell & Company will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Trust for federal income tax purposes. An assignee not admitted to the Trust as a unitholder will have only limited rights to share the profits and capital of the Trust and a limited redemption right.

      Assignees receive "carry-over" tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned units.

      Campbell & Company does not intend to permit purchase transfers.

DISSOLUTION AND TERMINATION OF THE TRUST

      The Trust will be terminated and dissolved upon the happening of the earlier of:

      1)    the expiration of the Trust's stated term on December 31, 2030;

      2) unitholders owning more than 50% of the outstanding units vote to dissolve the Trust;

      3) Campbell & Company withdraws as managing owner and no new managing owner is appointed;

      4) a decline in the aggregate net assets of the Trust to less than $500,000;

      5)    the continued existence of the Trust becomes unlawful; or

      6)    the Trust is dissolved by operation of law.

AMENDMENTS AND MEETINGS

      The Trust Agreement may be amended by Campbell & Company if unitholders owning more than 50% of the outstanding units concur. Campbell & Company may make minor changes to the Trust Agreement without the approval of the unitholders. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of the Trust.

      Unitholders owning at least 10% of the outstanding units can call a meeting of the Trust. At that meeting, the unitholders, provided that unitholders owning a majority of the outstanding units concur, can vote to:

      1)    amend the Trust Agreement without the consent of Campbell & Company;

      2)    dissolve the Trust;

      3)    terminate contracts with Campbell & Company;

      4)    remove and replace Campbell & Company as managing owner; and

      5)    approve the sale of Trust assets.

INDEMNIFICATION

      The Trust has agreed to indemnify Campbell & Company, as managing owner, for actions taken on behalf of the Trust, provided that Campbell & Company's conduct was in the best interests of the Trust and the conduct was not the result of negligence or misconduct. Indemnification by the Trust for alleged violation of securities laws is only available if the following conditions are satisfied:

      1) a successful adjudication on the merits of each count alleged has been obtained, or

      2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

      3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

      4) in the case of 3), the court has been advised of the position of the SEC and certain states in which the units were offered and sold as to indemnification for the violations.

REPORTS TO UNITHOLDERS

      The unitholders shall have access to and the right to copy the Trust's books and records. A unitholder may obtain a list of all unitholders together with the number of units owned by each unitholder, provided such request is not for commercial purposes.

      Campbell & Company will provide various reports and statements to the unitholders including:

      1) monthly, Campbell & Company will provide an unaudited income statement and a statement of changes in net asset value of the prior month's activities;

      2) annually, Campbell & Company will provide audited financial statements accompanied by a fiscal year-end summary of the monthly reports described above;

      3) annually, Campbell & Company will provide tax information necessary for the preparation of the unitholders' annual federal income tax returns; and

      4) if the net asset value per unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end unit value, Campbell & Company will suspend trading activities, notify all unitholders of the relevant facts within seven business days and declare a special redemption period.

FEDERAL INCOME TAX ASPECTS

      The following constitutes the opinion of Sidley Austin Brown & Wood LLP and summarizes the material federal income tax consequences to United States persons who are tax-exempt investors in the Trust. Sidley Austin Brown & Wood LLP's opinion is filed as an exhibit to the registration statement related to the units offered hereby.

THE TRUST'S PARTNERSHIP TAX STATUS

      In the opinion of Sidley Austin Brown & Wood LLP, the Trust will be treated as a partnership for federal income tax purposes, and therefore the Trust will not pay any federal income tax. Based on the expected income of the Trust, the Trust will not be taxed as a "publicly traded partnership."

UNRELATED BUSINESS TAXABLE INCOME

      Tax-exempt unitholders will not be required to pay tax on their share of income or gains of the Trust, provided that such unitholders do not purchase units with borrowed funds.

IRS AUDITS OF THE TRUST AND ITS UNITHOLDERS

      The IRS audits Trust-related items at the Trust level rather than at the unitholder level. Campbell & Company acts as "tax matters partner" with the authority to determine the Trust's responses to an audit. If an audit results in an adjustment, all unitholders may be required to pay additional taxes, interest and penalties.


      PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENT BY ERISA ACCOUNTS

GENERAL


      This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA, or of a "plan," as defined in and subject to Section 4975 of the Code, who has investment discretion should consider before deciding to invest the plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries").


SPECIAL INVESTMENT CONSIDERATION

      Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and related trust.

THE TRUST SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"

      A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

      The Publicly-Offered Security Exception applies if the equity is a security that is:

      1) "freely transferable" (determined based on the applicable facts and circumstances);

      2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

      3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

      However, in the case of the units held by the Campbell & Company, Inc. 401(k) Plan, all of the fees and costs that would otherwise be paid to Campbell & Company by a unitholder will be rebated in the form of additional shares, and therefore, units may be purchased with the assets of the Campbell & Company, Inc. 401(k) Plan, subject to the requirements of ERISA and the considerations described in this prospectus.

      It appears that all of the conditions described above will be satisfied with respect to the units and, therefore, the units should constitute "publicly-offered securities" and the underlying assets of the Trust should not be considered to constitute assets of any Plan which purchases units.

INELIGIBLE PURCHASERS

      In general, units may not be purchased with the assets of a Plan if Campbell & Company, the futures broker, any foreign exchange dealer, any of the selling agents, any of their respective affiliates or any of their respective employees either:

      1) has investment discretion with respect to the investment of such plan assets;

      2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or

      3)    is an employer maintaining or contributing to such Plan.

      None of Campbell & Company, the futures broker, the foreign exchange dealers or the selling agents make any representation that this investment meets the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in the Trust in light of the circumstances of the particular plan.


PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

      The Trust offers the units during the continuing offering at the net asset value per unit as of each month-end closing date on which subscriptions are accepted. Campbell & Company may suspend, limit or terminate the continuing offering period at any time. Escrow balances will be credited with interest at prevailing money market rates.

      Units were offered to the public until Campbell & Company terminated the continuing offering to the public effective October 29, 2002. The current offering is only available to the Campbell & Company, Inc. 401(k) Plan. Subscriptions received during the continuing offering period can be accepted on a monthly basis.

      The Trust's escrow account is currently maintained at Mercantile-Safe Deposit & Trust Company, Baltimore, Maryland (the "Escrow Agent"). A replacement Escrow Agent may be appointed in respect of the Trust in the future solely at the discretion of Campbell & Company. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in a money market account or in other authorized instruments while held in escrow.

      Campbell & Company will purchase units for investment purposes only and not with a view toward resale.

REPRESENTATIONS AND WARRANTIES OF INVESTORS IN THE SUBSCRIPTION AGREEMENT

      Investors are required to make representations and warranties in the Subscription Agreement. The Trust's primary intention in requiring investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Trust. The Trust is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in the Trust. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to:

      1) eligibility of investors to invest in the Trust, including legal age, net worth and annual income;

      2)    representative capacity of investors;

      3)    information provided by investors;

      4)    information received by investors; and

      5)    investments made on behalf of employee benefit plans.

INVESTOR SUITABILITY


      There can be no assurance that the Trust will achieve its objectives or avoid substantial losses. An investment in the Trust is suitable only for a limited segment of the risk portion of an investor's portfolio and no one should invest more in the Trust than he can afford to lose. Campbell & Company acts as a commodity pool operator and a commodity trading advisor in respect of various managed futures investment products. The selling agent may or may not be authorized to offer certain of such products, which may have materially different terms, including investment portfolios and objectives, fees, risks, conflicts of interest and suitability requirements, from those of the Trust.


THE SELLING AGENTS

      The selling agents -- the broker-dealers who offered the units -- offered the units on a best efforts basis without any firm underwriting commitment. The selling agents are bound by their respective Selling Agreements with the Trust.


      Selling agents receive no commission from the proceeds of the offering. Instead, they receive from Campbell & Company's brokerage fee 0.35% of the Trust's net assets per annum for providing ongoing legal, administrative, client reporting and other services.


      The aforesaid 0.35% brokerage fee will be paid to the selling agents (or their assignees) which are registered as "futures commission merchants" or "introducing brokers" (or obtain such registration prior to commencement of such ongoing payments) in return for the services described above. Such selling agents may pay all or a portion of such ongoing payments to account executives who are also registered with the CFTC and have passed all applicable proficiency requirements.

      Selling agents and registered representatives who are not registered with the CFTC as described above may still receive the 0.35% brokerage fee, paid on the same basis as described above, provided that the maximum compensation to be paid to underwriters and related persons regardless of the source of payment, including, but not limited to, wholesaling salaries, bonus or sales incentives, sales commissions, expense reimbursements, and continuing compensation to non-duly registered selling agents, will not exceed 10% of the initial gross proceeds of such units' initial sales price, plus an additional 0.5% for bona fide due diligence fees.


      Certain employees of Campbell & Company have provided wholesaling services and continue to receive compensation therefor.

      Other than as described above, Campbell & Company will pay no person any commissions or other fees in connection with the solicitation of purchases for units.

      Campbell & Company will pay the Trust's offering expenses related to the continuing offering and the Trust will reimburse Campbell & Company up to a maximum of 0.9% of net assets per annum. Organization and offering expenses related to the initial offering are being reimbursed in the same manner. See "Charges to the Trust -- Organization and Offering Expenses."

      In the Selling Agreement with each selling agent, Campbell & Company has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933.

UNITHOLDER PRIVACY POLICY

      The Trust and Campbell & Company obtain nonpublic personal information about unitholders from their Subscription Agreements, as well as in the course of processing redemption requests. None of such information is disclosed, except as necessary in the course of processing subscriptions and redemptions and otherwise administering the Trust -- and then only subject to customary undertakings of confidentiality. Access to such information is restricted to the fullest extent permitted by law, and the Trust and Campbell & Company each maintain physical, electronic and procedural controls in keeping with federal government standards to safeguard such information. These standards are reasonably designed to (i) ensure the security and confidentiality of unitholders' records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of unitholders' records and information; and (iii) protect against unauthorized access to or use of unitholders' records or information that could result in substantial harm or inconvenience to any unitholder.

LEGAL MATTERS


      Sidley Austin Brown & Wood LLP, New York, New York and Chicago, Illinois will advise Campbell & Company on all legal matters in connection with the units. In doing so, Sidley Austin Brown & Wood LLP will rely as to matters of Delaware law upon the opinion of Richards, Layton & Finger, Wilmington, Delaware. In the future, Sidley Austin Brown & Wood LLP may advise Campbell & Company with respect to its responsibilities as managing owner and trading advisor of, and with respect to, matters relating to the Trust. The statements under "Federal Income Tax Aspects" have been reviewed by Sidley Austin Brown & Wood LLP. Sidley Austin Brown & Wood LLP has not represented, nor will it represent, either the Trust or the unitholders in matters relating to the Trust.


EXPERTS


      The financial statements of the Trust as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 and the balance sheet of Campbell & Company as of December 31, 2003, included in this prospectus, have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their reports appearing herein. Such audited financial statements have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.



      The financial statements of the Trust as of March 31, 2004 and for the three month periods ended March 31, 2003 and 2002 and the balance sheet of Campbell & Company as of March 31, 2004 are unaudited. In the opinion of Campbell & Company, such unaudited statements reflect all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 2004.


      [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                  MONTHLY REPORT - APRIL 2004 FOR PARTNER #XXXX

                        CAMPBELL ALTERNATIVE ASSET TRUST

NAV per unit on April 30, 2004                                                                             $     1,481.13
NAV per unit on March 31, 2004                                                                             $     1,586.75
Unit Value Monthly Gain (Loss)                                                                                      (6.66)%
Fund 2004 YTD Gain (Loss)                                                                                            7.51%
Number of units you own                                                                                              XXXX
Total value of units you own                                                                               $        XXXXX

                               STATEMENT OF CHANGES IN NET ASSET VALUE

Net Asset Value (24,181.172 units) at March 31, 2004                                                       $   38,369,431
Additions of 73.639 units on April 30, 2004                                                                       109,070
Redemptions of (210.886) units on April 30, 2004                                                                 (312,350)
Offering Costs                                                                                                    (26,946)
Net Income - April 2004                                                                                        (2,527,008)
                                                                                                           --------------

Net Asset Value (24,043.925 units) at April 30, 2004                                                       $   35,612,197
                                                                                                           ==============

Net Asset Value per Unit at April 30, 2004                                                                 $     1,481.13
                                                                                                           ==============

                                      STATEMENT OF INCOME (LOSS)

Income:
     Gains (losses) on futures contracts:
           Realized                                                                                        $     (862,919)
           Change in unrealized                                                                                  (734,578)
     Gains (losses) on forward contracts:
           Realized                                                                                                     0
           Change in unrealized                                                                                  (861,171)
     Interest income                                                                                               28,733
                                                                                                           --------------
                                                                                                               (2,429,935)
                                                                                                           ==============

Expenses:
     Brokerage fee                                                                                                 89,841
     Performance fee                                                                                                    0
     Operating expenses                                                                                             7,232
                                                                                                           --------------
                                                                                                                   97,073
                                                                                                           ==============

Net Income (Loss) - April 2004                                                                             $   (2,527,008)
                                                                                                           ==============

                                      To the best of my knowledge and belief,
                                      the information contained herein is
                                      accurate and complete.

                                      /s/ THERESA D. BECKS
                                      ------------------------------------------
                                      Theresa D. Becks, Chief Financial Officer
                                      Campbell & Company, Inc.
                                      Managing Owner
                                      Campbell Alternative Asset Trust

                             Prepared without audit

                          INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF FINANCIAL CONDITION
  March 31, 2004 (Unaudited) and December 31, 2003
     (Audited)......................................................................     46
CONDENSED SCHEDULE OF INVESTMENTS
  March 31, 2004 (Unaudited) and December 31, 2003 (Audited)........................     47
STATEMENTS OF OPERATIONS
  For the Three Months Ended March 31, 2004 and 2003 (Unaudited)....................     49
STATEMENTS OF CASH FLOWS
  For the Three Months Ended March 31, 2004 and 2003 (Unaudited)....................     50
STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSET VALUE)
  For the Three Months Ended March 31, 2004 and 2003 (Unaudited)....................     51
NOTES TO FINANCIAL STATEMENTS (Unaudited)...........................................     52
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.............................     58
STATEMENTS OF FINANCIAL CONDITION
  December 31, 2003 and 2002........................................................     59
CONDENSED SCHEDULE OF INVESTMENTS
  December 31, 2003.................................................................     60
STATEMENTS OF OPERATIONS
  For the Years Ended December 31, 2003, 2002 and 2001..............................     61
STATEMENTS OF CASH FLOWS
  For the Years Ended December 31, 2003, 2002 and 2001..............................     62
STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSET VALUE)
  For the Years Ended December 31, 2003, 2002 and 2001..............................     63
NOTES TO FINANCIAL STATEMENTS.......................................................     64
CAMPBELL & COMPANY, INC.
CONSOLIDATED BALANCE SHEET
  March 31, 2004 (Unaudited)........................................................     70
NOTES TO CONSOLIDATED BALANCE SHEET (Unaudited).....................................     71
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.............................     79
CONSOLIDATED BALANCE SHEET
  December 31, 2003.................................................................     80
NOTES TO CONSOLIDATED BALANCE SHEET.................................................     81


      Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                        STATEMENTS OF FINANCIAL CONDITION
           March 31, 2004 (Unaudited) and December 31, 2003 (Audited)

                                                              March 31,     December 31,
                                                                2004            2003
                                                            ------------    ------------
ASSETS
    Equity in broker trading accounts
       Cash                                                 $  3,463,034    $    968,325
       United States government securities                    21,230,509      19,483,115
       Unrealized gain on open futures contracts                 909,467         583,469
                                                            ------------    ------------
              Deposits with broker                            25,603,010      21,034,909
    Cash                                                      14,193,029      11,024,981
    Unrealized gain (loss) on open forward contracts            (164,047)      1,105,648
                                                            ------------    ------------
              Total assets                                  $ 39,631,992    $ 33,165,538
                                                            ============    ============

LIABILITIES
    Accounts payable                                        $     19,270    $     23,676
    Brokerage fee                                                 58,340          50,393
    Commissions and other trading fees
       on open contracts                                           9,434           8,072
    Performance fee                                              765,148         246,065
    Offering costs payable                                        18,423          15,914
    Redemptions payable                                          391,946               0
                                                            ------------    ------------
              Total liabilities                                1,262,561         344,120
                                                            ------------    ------------

UNITHOLDERS' CAPITAL (NET ASSET VALUE)
    Managing Owner - 1,413.580 units
       outstanding at March 31, 2004 and
       December 31, 2003                                       2,242,998       1,947,390
    Other Unitholders - 22,767.592 and 22,411.035
       units outstanding at March 31, 2004 and
       December 31, 2003                                      36,126,433      30,874,028
                                                            ------------    ------------
              Total unitholders' capital
                 (Net Asset Value)                            38,369,431      32,821,418
                                                            ------------    ------------
                                                            $ 39,631,992    $ 33,165,538
                                                            ============    ============

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                        CONDENSED SCHEDULE OF INVESTMENTS
                                 March 31, 2004
                                   (Unaudited)

UNITED STATES GOVERNMENT SECURITIES

                   MATURITY                                                                                 % OF NET
 FACE VALUE          DATE         DESCRIPTION                                                VALUE         ASSET VALUE
 ----------          ----         -----------                                                -----         -----------
$ 15,000,000      05/06/2004      U.S. Treasury Bill                                     $14,987,021         39.06%
$  3,750,000      06/03/2004      U.S. Treasury Bill                                       3,743,897          9.76%
$  2,500,000      04/08/2004      U.S. Treasury Bill                                       2,499,591          6.51%
                                                                                         -----------         -----

                                  TOTAL UNITED STATES GOVERNMENT SECURITIES
                                      (COST, INCLUDING ACCRUED INTEREST, - $21,230,509)  $21,230,509         55.33%
                                                                                         ===========         =====

LONG FUTURES CONTRACTS

                                                                          % OF NET
DESCRIPTION                                               VALUE          ASSET VALUE
-----------                                               -----          -----------
Energy                                                $       (317)         0.00%
Stock index                                                 54,007          0.14%
Short-term interest rate                                   170,741          0.44%
Long-term interest rate                                    715,788          1.87%
                                                      ------------          ----
TOTAL LONG FUTURES CONTRACTS                          $    940,219          2.45%
                                                      ------------          ----

SHORT FUTURES CONTRACTS

                                                                          % OF NET
DESCRIPTION                                               VALUE          ASSET VALUE
-----------                                               -----          -----------
Stock index                                          $     (33,034)        (0.09)%
Short-term interest rate                                     2,282          0.01%
                                                     -------------          ----
TOTAL SHORT FUTURES CONTRACTS                        $     (30,752)        (0.08)%
                                                     -------------          ----
TOTAL FUTURES CONTRACTS                              $     909,467          2.37%
                                                     =============          ====

FORWARD CURRENCY CONTRACTS

                                                                          % OF NET
DESCRIPTION                                               VALUE          ASSET VALUE
-----------                                               -----          -----------
Various long forward currency contracts               $    665,590          1.73 %
Various short forward currency contracts                  (829,637)        (2.16)%
                                                      ------------          ----
TOTAL FORWARD CURRENCY CONTRACTS                      $   (164,047)        (0.43)%
                                                      ============          ====

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                        CONDENSED SCHEDULE OF INVESTMENTS
                                December 31, 2003
                                    (Audited)

UNITED STATES GOVERNMENT SECURITIES

                                                                                                           % OF NET
  FACE VALUE      MATURITY DATE        DESCRIPTION                                       VALUE            ASSET VALUE
  ----------      -------------        -----------                                       -----            -----------
$    15,000,000      2/05/04        U.S. Treasury Bills                              $ 14,986,583            45.66%
$     2,500,000      1/08/04        U.S. Treasury Bills                                 2,499,577             7.62%
$     2,000,000      3/04/04        U.S. Treasury Bills                                 1,996,955             6.08%
                                                                                     ------------            -----
                 TOTAL UNITED STATES GOVERNMENT SECURITIES
                    (COST, INCLUDING ACCRUED INTEREST, - $19,483,115)                $ 19,483,115            59.36%
                                                                                     ============            =====

LONG FUTURES CONTRACTS

                                                                                   % OF NET
DESCRIPTION                                                     VALUE             ASSET VALUE
-----------                                                     -----             -----------
Energy                                                     $     143,959             0.44%
Metals                                                            65,100             0.20%
Stock index                                                      470,707             1.43%
Short-term interest rates                                         63,901             0.19%
Long-term interest rates                                         (89,188)           (0.27)%
                                                           -------------             ----
TOTAL LONG FUTURES CONTRACTS                               $     654,479             1.99%
                                                           -------------             ----

SHORT FUTURES CONTRACTS

                                                                                   % OF NET
DESCRIPTION                                                   VALUE               ASSET VALUE
-----------                                                   -----               -----------
Metals                                                    $      (32,212)           (0.10)%
Short-term interest rates                                          2,277             0.01%
Long-term interest rates                                         (41,075)           (0.12)%
                                                          --------------            -----
TOTAL SHORT FUTURES CONTRACTS                             $      (71,010)           (0.21)%
                                                          --------------            -----
TOTAL FUTURES CONTRACTS                                   $      583,469             1.78%
                                                          ==============            =====

FORWARD CURRENCY CONTRACTS

                                                                                   % OF NET
DESCRIPTION                                                     VALUE             ASSET VALUE
-----------                                                     -----             -----------
Various long forward currency contracts                    $   2,217,724             6.76%
Various short forward currency contracts                      (1,112,076)          (3.39)%
                                                           -------------           -----
TOTAL FORWARD CURRENCY CONTRACTS                           $   1,105,648             3.37%
                                                           =============           ======

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                            STATEMENTS OF OPERATIONS
               For the Three Months Ended March 31, 2004 and 2003
                                   (Unaudited)

                                                    2004           2003
                                                ------------   ------------
TRADING GAINS
    Futures trading gains (losses)
       Realized                                 $  4,100,092   $  2,873,789
       Change in unrealized                          325,998       (345,490)
       Brokerage commissions                         (21,748)       (15,987)
                                                ------------   ------------
              Gain from futures trading            4,404,342      2,512,312
                                                ------------   ------------
    Forward trading gains (losses)
       Realized                                    3,431,035      2,855,100
       Change in unrealized                       (1,269,695)      (462,812)
       Brokerage commissions                          (2,383)        (4,041)
                                                ------------   ------------
              Gain from forward trading            2,158,957      2,388,247
                                                ------------   ------------
              Total trading gains                  6,563,299      4,900,559
                                                ------------   ------------

EXPENSES NET OF INTEREST INCOME
    Income
       Interest income                                83,795         98,420
                                                ------------   ------------

    Expenses
       Brokerage fee                                 268,055        252,134
       Performance fee                             1,245,040        662,083
       Operating expenses                             14,776         12,089
                                                ------------   ------------
              Total expenses                       1,527,871        926,306
                                                ------------   ------------
              Expenses net of interest income     (1,444,076)      (827,886)
                                                ------------   ------------
              NET INCOME                        $  5,119,223   $  4,072,673
                                                ============   ============
NET INCOME PER MANAGING OWNER AND
    OTHER UNITHOLDER UNIT
    (based on weighted average number of
    units outstanding during the period)        $     213.31   $     147.44
                                                ============   ============
INCREASE IN NET ASSET VALUE PER
    MANAGING OWNER AND OTHER UNITHOLDER UNIT    $     209.12   $     128.58
                                                ============   ============

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                            STATEMENTS OF CASH FLOWS
               For the Three Months Ended March 31, 2004 and 2003
                                   (Unaudited)

                                                                  2004            2003
                                                              ------------    ------------
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
    Net income                                                $  5,119,223    $  4,072,673
    Adjustments to reconcile net income to net cash
       from (for) operating activities
          Net change in unrealized                                 943,697         808,302
          Increase in accounts payable and accrued expenses        523,986         313,146
          Net (purchases) of investments in United States
              government securities                             (1,747,394)     (1,498,790)
                                                              ------------    ------------

                 Net cash from operating activities              4,839,512       3,695,331
                                                              ------------    ------------
CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
    Addition of units                                            1,247,987         961,800
    Decrease in subscriptions receivable                                 0       7,712,354
    Redemption of units                                           (734,548)     (7,046,615)
    Increase (decrease) in redemptions payable                     391,946      (1,525,712)
    Offering costs charged                                         (84,649)        (79,622)
    Increase (decrease) in offering costs payable                    2,509          (3,472)
                                                              ------------    ------------
                 Net cash from financing activities                823,245          18,733
                                                              ------------    ------------

Net increase in cash                                             5,662,757       3,714,064

CASH
    Beginning of period                                         11,993,306      10,064,651
                                                              ------------    ------------

    End of period                                             $ 17,656,063    $ 13,778,715
                                                              ============    ============

End of period cash consists of:
    Cash in broker trading accounts                           $  3,463,034    $  4,128,055
    Cash                                                        14,193,029       9,650,660
                                                              ------------    ------------

                 Total end of period cash                     $ 17,656,063    $ 13,778,715
                                                              ============    ============

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
         STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSET VALUE)
               For the Three Months Ended March 31, 2004 and 2003
                                   (Unaudited)

                                                                         Unitholders' Capital
                                        ----------------------------------------------------------------------------------------
                                             Managing Owner                Other Unitholders                    Total
                                        ------------------------       -------------------------       -------------------------
                                          Units        Amount            Units         Amount            Units         Amount
                                        ---------   ------------       ----------   ------------       ----------   ------------
THREE MONTHS ENDED MARCH 31, 2004

Balances at
    December 31, 2003                   1,413.580   $  1,947,390       22,411.035   $ 30,874,028       23,824.615   $ 32,821,418
Net income for the three months
    ended March 31, 2004                                 300,592                       4,818,631                       5,119,223
Additions                                   0.000              0          823.394      1,247,987          823.394      1,247,987
Redemptions                                 0.000              0         (466.837)      (734,548)        (466.837)      (734,548)
Offering costs                                            (4,984)                        (79,665)                        (84,649)
                                        ---------   ------------       ----------   ------------       ----------   ------------
Balances at
    March 31, 2004                      1,413.580   $  2,242,998       22,767.592   $ 36,126,433       24,181.172   $ 38,369,431
                                        =========   ============       ==========   ============       ==========   ============

THREE MONTHS ENDED MARCH 31, 2003

Balances at
    December 31, 2002                   6,000.000   $  6,747,480       23,214.940   $ 26,106,998       29,214.940   $ 32,854,478
Net income for the three months
    ended March 31, 2003                               1,036,894                       3,035,779                       4,072,673
Additions                                   0.000              0          775.265        961,800          775.265        961,800
Redemptions                            (4,586.420)    (6,000,000)        (855.669)    (1,046,615)      (5,442.089)    (7,046,615)
Offering costs                                           (12,932)                        (66,690)                        (79,622)
                                       ----------   ------------       ----------   ------------       ----------   ------------
Balances at
    March 31, 2003                      1,413.580   $  1,771,442       23,134.536   $ 28,991,272       24,548.116   $ 30,762,714
                                       ==========   ============       ==========   ============       ==========   ============

 Net Asset Value Per Managing Owner and Other Unitholder Unit
---------------------------------------------------------------
March 31,        December 31,       March 31,      December 31,
  2004              2003              2003             2002
---------        ------------       ---------      ------------
$1,586.75        $   1,377.63       $1,253.16      $   1,124.58
=========        ============       =========      ============

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           A.     General Description of the Trust

                  Campbell Alternative Asset Trust (the Trust) is a Delaware statutory trust which operates as a commodity investment pool. The Trust was formed on May 3, 2000 and commenced trading on October 1, 2001. The Trust engages in the speculative trading of futures contracts and forward contracts.

                  As of December 31, 2002, units are no longer offered to the public, but are offered exclusively for sale to the Campbell & Company, Inc. 401(K) Plan (the 401(K) Plan).

           B.     Regulation

                  As a registrant with the Securities and Exchange Commission, the Trust is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust executes transactions. Additionally, the Trust is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust trades.

           C.     Method of Reporting

                  The Trust's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Trust's management. Transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. The market value of forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions and other trading fees paid directly to the broker are included in "brokerage fee" and are charged to expense when contracts are opened. United States government securities are stated at cost plus accrued interest, which approximates market value.

                  For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of units outstanding.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)

Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (CONTINUED)

           D.     Income Taxes

                  The Trust prepares calendar year U.S. and applicable state information tax returns and reports to the unitholders their allocable shares of the Trust's income, expenses and trading gains or losses.

           E.     Offering Costs

                  Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Trust (offering costs). Offering costs are charged to the Trust at a monthly rate of 1/12 of 0.9% (0.9% annualized) of the Trust's month-end net asset value (as defined in the Amended and Restated Declaration of Trust and Trust Agreement) until such amounts are fully reimbursed. Such amounts are charged directly to unitholders' capital. The Trust is only liable for payment of offering costs on a monthly basis. At March 31, 2004, the Trust reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $18,423.

                  The offering costs for which Campbell & Company are being reimbursed relate to the offering of units of the Trust to all unitholders except the 401(K) Plan. Therefore, Campbell & Company rebates to the 401(K) Plan the offering costs charged to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

                  If the Trust terminates prior to completion of payment to Campbell & Company for the unreimbursed offering costs incurred through the date of such termination, Campbell & Company will not be entitled to any additional payments, and the Trust will have no further obligation to Campbell & Company. At March 31, 2004, the amount of unreimbursed offering costs incurred by Campbell & Company is $921,945.

           F.     Foreign Currency Transactions

                  The Trust's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

           G.     Reclassification

                  Certain amounts in the 2003 financial statements were reclassified to conform with the 2004 presentation.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)

Note 2.    MANAGING OWNER AND COMMODITY TRADING ADVISOR

           The managing owner of the Trust is Campbell & Company, which conducts and manages the business of the Trust. Campbell & Company is also the commodity trading advisor of the Trust. The Amended and Restated Declaration of Trust and Trust Agreement requires Campbell & Company to maintain a capital account equal to 1% of the total capital accounts of the Trust. Additionally, Campbell & Company is required by the Amended and Restated Declaration of Trust and Trust Agreement to maintain a net worth of not less than $1,000,000.

           The Trust pays a monthly brokerage fee of 1/12 of 2.85% (2.85% annualized) of month-end net assets to Campbell & Company and approximately $6 per round turn to the broker for execution and clearing costs. Such costs are limited to 3.5% of average month-end net assets per year. From the 2.85% fee, a portion (0.35%) is used to compensate selling agents for administrative services and a portion (2.5%) is retained by Campbell & Company for trading and management services rendered.

           Campbell & Company is also paid a performance fee equal to 20% of New Appreciation (as defined) calculated as of the end of each calendar quarter and upon redemption of units.

           Effective January 1, 2003, Campbell & Company rebates to the 401(K) Plan the brokerage fee and the performance fee applicable to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

Note 3.    TRUSTEE

           The trustee of the Trust is Wachovia Trust Company, National Association, a national banking association. The trustee has delegated to the managing owner the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

Note 4.    DEPOSITS WITH BROKER

           The Trust deposits assets with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Trust earns interest income on its assets deposited with the broker.

Note 5.    OPERATING EXPENSES

           Operating expenses of the Trust are restricted by the Amended and Restated Declaration of Trust and Trust Agreement to 0.40% per annum of the average month-end Net Asset Value of the Trust.

Note 6.    SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

           Investments in the Trust are made by subscription agreement, subject to acceptance by Campbell & Company.

           The Trust is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A unitholder may request and receive redemption of units owned, subject to restrictions in the Amended and Restated Declaration of Trust and Trust Agreement.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)

Note 7.    TRADING ACTIVITIES AND RELATED RISKS

           The Trust engages in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

           Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

           The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held by the broker at March 31, 2004 and December 31, 2003 were $21,230,509 and
           $19,483,115, respectively, which equals 55% and 59% of Net Asset Value, respectively. The cash deposited with interbank market makers at March 31, 2004 and December 31, 2003 were $14,073,107 and $10,999,058, respectively, which equals 37% and 34% of Net Asset Value, respectively.

           The Trust trades forward contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward contracts typically involves delayed cash settlement.

           The Trust has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

           For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust is exposed to a market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

           The unrealized gain (loss) on open futures and forward contracts is comprised of the following:

                                  Futures Contracts          Forward Contracts
                                  (exchange traded)         (non-exchange traded)
                             --------------------------   --------------------------
                              March 31,    December 31,    March 31,    December 31,
                                2004           2003          2004           2003
                             -----------   ------------   -----------   ------------
Gross unrealized gains       $ 1,007,009   $    787,909   $   922,366   $  2,379,878
Gross unrealized losses          (97,542)      (204,440)   (1,086,413)    (1,274,230)
                             -----------   ------------   -----------   ------------
Net unrealized gain (loss)   $   909,467   $    583,469   $  (164,047)  $  1,105,648
                             ===========   ============   ===========   ============

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)

Note 7.    TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

           Open contracts generally mature within three months; as of March 31, 2004, the latest maturity date for open futures contracts is December 2004, and the latest maturity date for open forward contracts is June 2004. However, the Trust intends to close all contracts prior to maturity.

           Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company's basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Trust's assets at financial institutions and brokers which Campbell & Company believes to be creditworthy. The unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 8.    INTERIM FINANCIAL STATEMENTS

           The statement of financial condition as of March 31, 2004, including the condensed schedule of investments, and the statements of operations, cash flows and changes in unitholders' capital (Net Asset Value) for the three months ended March 31, 2004 and 2003 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 2004, and the results of operations and cash flows for the three months ended March 31, 2004 and 2003.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)

Note 9.     FINANCIAL HIGHLIGHTS

            The following information presents per unit operating performance data and other supplemental financial data for the three months ended March 31, 2004 and 2003. This information has been derived from information presented in the financial statements.

                                                                                  Three months ended
                                                                                       March 31,
                                                                                  2004          2003
                                                                              (Unaudited)    (Unaudited)
                                                                              -----------    -----------
PER UNIT PERFORMANCE
(for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period                               $  1,377.63    $  1,124.58
                                                                              -----------    -----------
Income (loss) from operations:
        Total trading gains (2), (3)                                               272.82         161.43
        Expenses net of interest income (1), (3)                                   (60.17)        (29.97)
                                                                              -----------    -----------
                  Total income (loss) from operations                              212.65         131.46
                                                                              -----------    -----------
Offering costs (3)                                                                  (3.53)         (2.88)
                                                                              -----------    -----------
Net asset value per unit at end of period                                     $  1,586.75    $  1,253.16
                                                                              ===========    ===========
TOTAL RETURN (4)                                                                    15.18%         11.43%
                                                                              ===========    ===========
SUPPLEMENTAL DATA
Ratios to average net asset value:
        Expenses prior to performance fee (1), (5)                                  (3.17)%        (3.22)%
        Performance fee (4)                                                         (3.48)%        (2.02)%
                                                                              -----------    -----------
                  Total expenses                                                    (6.65)%        (5.24)%
                                                                              ===========    ===========
        Expenses, prior to performance fee, net of interest income (1), (5)         (2.23)%        (2.02)%
                                                                              ===========    ===========

            Total returns are calculated based on the change in value of a unit during the period. An individual partner's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

-----------------

(1) Excludes brokerage commissions and other trading fees paid directly to the broker.

(2) Includes brokerage commissions and other trading fees paid directly to the broker.

(3) Expenses net of interest income per unit and offering costs per unit are calculated by dividing the expenses net of interest income and offering costs by the average number of units outstanding during the period. The net realized and change in unrealized gain (loss) from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(4)   Not annualized

(5)   Annualized

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders
Campbell Alternative Asset Trust

We have audited the accompanying statements of financial condition of Campbell Alternative Asset Trust as of December 31, 2003 and 2002, including the December 31, 2003 condensed schedule of investments, and the related statements of operations, cash flows and changes in unitholders' capital (net asset value) for the years ended December 31, 2003, 2002 and 2001. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campbell Alternative Asset Trust as of December 31, 2003 and 2002, and the results of its operations, cash flows and the changes in its net asset values for the years ended December 31, 2003, 2002 and 2001 in conformity with U.S. generally accepted accounting principles.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland
February 26, 2004

                        CAMPBELL ALTERNATIVE ASSET TRUST
                        STATEMENTS OF FINANCIAL CONDITION
                           December 31, 2003 and 2002

                                                                2003           2002
                                                            ------------   -----------
ASSETS
      Equity in broker trading accounts
           Cash                                             $    968,325   $ 1,776,218
           United States government securities                19,483,115    15,979,020
           Unrealized gain on open futures contracts             583,469       396,978
                                                            ------------   -----------

                      Deposits with broker                    21,034,909    18,152,216

      Cash                                                    11,024,981     8,288,433
      Unrealized gain on open forward contracts                1,105,648       371,462
      Subscriptions receivable                                         0     7,712,354
                                                            ------------   -----------

                      Total assets                          $ 33,165,538   $34,524,465
                                                            ============   ===========
LIABILITIES
      Accounts payable                                      $     23,676   $    22,026
      Brokerage fee                                               50,393        60,705
      Commissions and other trading fees
           on open contracts                                       8,072         6,261
      Performance fee                                            246,065             0
      Offering costs payable                                      15,914        19,170
      Redemptions payable                                              0     1,561,825
                                                            ------------   -----------
                      Total liabilities                          344,120     1,669,987
                                                            ------------   -----------
UNITHOLDERS' CAPITAL (NET ASSET VALUE)
      Managing Owner - 1,413.580 and 6,000.000 units
           outstanding at December 31, 2003 and 2002           1,947,390     6,747,480
      Other Unitholders - 22,411.035 and 23,214.940 units
           outstanding at December 31, 2003 and 2002          30,874,028    26,106,998
                                                            ------------   -----------
                      Total unitholders' capital
                            (Net Asset Value)                 32,821,418    32,854,478
                                                            ------------   -----------

                                                            $ 33,165,538   $34,524,465
                                                            ============   ===========

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                        CONDENSED SCHEDULE OF INVESTMENTS
                                December 31, 2003

UNITED STATES GOVERNMENT SECURITIES

                                                                     %of Net
 Face Value   Maturity Date       Description          Value       Asset Value
------------  -------------   -------------------   ------------   -----------
$ 15,000,000     2/05/04      U.S. Treasury Bills   $ 14,986,583     45.66%
$  2,500,000     1/08/04      U.S. Treasury Bills      2,499,577      7.62%
$  2,000,000     3/04/04      U.S. Treasury Bills      1,996,955      6.08%
                                                    ------------     -----
    TOTAL UNITED STATES GOVERNMENT SECURITIES
   (COST, INCLUDING ACCRUED INTEREST, -$19,483,115) $ 19,483,115     59.36%
                                                    ============     =====

LONG FUTURES CONTRACTS

                                           % of Net
        Description             Value     Asset Value
----------------------------  ----------  -----------
Energy                        $  143,959      0.44%
Metals                            65,100      0.20%
Stock index                      470,707      1.43%
Short-term interest rates         63,901      0.19%
Long-term interest rates         (89,188)    (0.27)%
                              ----------     -----
TOTAL LONG FUTURES CONTRACTS  $  654,479      1.99%
                              ----------     -----

SHORT FUTURES CONTRACTS

                                              %of Net
        Description               Value     Asset Value
-----------------------------   ---------   -----------
Metals                          $ (32,212)    (0.10)%
Short-term interest rates           2,277      0.01%
Long-term interest rates          (41,075)    (0.12)%
                                ---------     -----
TOTAL SHORT FUTURES CONTRACTS   $ (71,010)    (0.21)%
                                ---------     -----
TOTAL FUTURES CONTRACTS         $ 583,469      1.78%
                                =========     =====

                           FORWARD CURRENCY CONTRACTS

                                                            % of Net
              Description                     Value       Asset Value
----------------------------------------   ------------   -----------
Various long forward currency contracts    $  2,217,724      6.76%
Various short forward currency contracts   $ (1,112,076)    (3.39)%
                                           ------------     -----
TOTAL FORWARD CURRENCY CONTRACTS           $  1,105,648      3.37%
                                           ============     =====

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 2003, 2002 and 2001

                                                           2003           2002           2001
                                                        -----------    -----------    -----------
TRADING GAINS
      Futures trading gains (losses)
           Realized                                     $   719,403    $ 3,372,098    $  (957,880)
           Change in unrealized                             186,491        451,637        (54,659)
           Brokerage commissions                            (63,948)      (107,259)       (21,229)
                                                        -----------    -----------    -----------

                     Gain (loss) from futures trading       841,946      3,716,476     (1,033,768)
                                                        -----------    -----------    -----------
      Forward trading gains (losses)
           Realized                                       7,707,431      1,782,960       (183,057)
           Change in unrealized                             734,186       (490,626)       862,088
           Brokerage commissions                            (14,554)       (12,573)        (2,462)
                                                        -----------    -----------    -----------

                      Gain from forward trading           8,427,063      1,279,761        676,569
                                                        -----------    -----------    -----------

                      Total trading gains (losses)        9,269,009      4,996,237       (357,199)
                                                        -----------    -----------    -----------
EXPENSES NET OF INTEREST INCOME
      Income
           Interest income                                  327,818        383,867         74,626
                                                        -----------    -----------    -----------
      Expenses
           Brokerage fee                                    921,985        690,980        120,424
           Performance fee                                1,351,460        870,160            198
           Operating expenses                                59,539         57,763         19,760
                                                        -----------    -----------    -----------

                      Total expenses                      2,332,984      1,618,903        140,382
                                                        -----------    -----------    -----------

                      Expenses net of interest income    (2,005,166)    (1,235,036)       (65,756)
                                                        -----------    -----------    -----------

                      NET INCOME (LOSS)                 $ 7,263,843    $ 3,761,201    $  (422,955)
                                                        ===========    ===========    ===========
NET INCOME (LOSS) PER MANAGING OWNER
      AND OTHER UNITHOLDER UNIT
           (based on weighted average number
           of units outstanding during the year)        $    292.55    $    161.99    $    (24.79)
                                                        ===========    ===========    ===========
INCREASE (DECREASE) IN NET ASSET VALUE
      PER MANAGING OWNER AND
      OTHER UNITHOLDER UNIT                             $    253.05    $    150.94    $    (26.36)
                                                        ===========    ===========    ===========

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                            STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2003, 2002 and 2001

                                                                              2003            2002            2001
                                                                          ------------    ------------    ------------
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
    Net income (loss)                                                     $  7,263,843    $  3,761,201    $   (422,955)
    Adjustments to reconcile net income (loss)
       to net cash from (for) operating activities
          Net change in unrealized                                            (920,677)         38,989        (807,429)
          Increase in accounts payable and accrued expenses                    239,214          22,758          66,234
          Net (purchases) of investments
              in United States government securities                        (3,504,095)     (7,494,308)     (8,484,712)
                                                                          ------------    ------------    ------------

                   Net cash from (for) operating activities                  3,078,285      (3,671,360)     (9,648,862)
                                                                          ------------    ------------    ------------
CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
    Addition of units                                                        1,759,337      20,154,920      18,994,488
    Decrease (increase) in subscriptions receivable                          7,712,354      (7,198,283)       (514,071)
    Redemption of units                                                     (8,765,086)     (9,359,119)        (19,822)
    Increase (decrease) in redemptions payable                              (1,561,825)      1,561,825               0
    Offering costs charged                                                    (291,154)       (218,205)        (38,030)
    Increase (decrease) in offering costs payable                               (3,256)          5,753          13,417
                                                                          ------------    ------------    ------------

                   Net cash from (for) financing activities                 (1,149,630)      4,946,891      18,435,982
                                                                          ------------    ------------    ------------
Net increase in cash                                                         1,928,655       1,275,531       8,787,120

CASH
    Beginning of year                                                       10,064,651       8,789,120           2,000
                                                                          ------------    ------------    ------------

    End of year                                                           $ 11,993,306    $ 10,064,651    $  8,789,120
                                                                          ============    ============    ============
End of year cash consists of:
    Cash in broker trading accounts                                       $    968,325    $  1,776,218    $    712,721
    Cash                                                                    11,024,981       8,288,433       8,076,399
                                                                          ------------    ------------    ------------

                   Total end of year cash                                 $ 11,993,306    $ 10,064,651    $  8,789,120
                                                                          ============    ============    ============

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
         STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSET VALUE)
              For the Years Ended December 31, 2003, 2002 and 2001

                                                                     Unitholders' Capital
                                        ------------------------------------------------------------------------------
                                            Managing Owner          Other Unitholders                 Total
                                        -----------------------  ------------------------  ---------------------------
                                          Units       Amount       Units        Amount         Units         Amount
                                        ---------  ------------  ----------  ------------  -------------  ------------
Balances at
      December 31, 2000                     2.000  $      2,000       0.000  $          0          2.000  $      2,000
Additions                               5,998.000     5,998,000  13,035.882    12,996,488     19,033.882    18,994,488
Net (loss) for the year
      ended December 31, 2001                          (144,735)                 (278,220)                    (422,955)
Redemptions                                 0.000             0     (19.000)      (19,822)       (19.000)      (19,822)
Offering costs                                          (13,399)                  (24,631)                     (38,030)
                                        ---------  ------------  ----------  ------------  -------------  ------------
Balances at
      December 31, 2001                 6,000.000     5,841,866  13,016.882    12,673,815     19,016.882    18,515,681
Net income for the year
      ended December 31, 2002                           961,603                 2,799,598                    3,761,201
Additions                                   0.000             0  18,767.321    20,154,920     18,767.321    20,154,920
Redemptions                                 0.000             0  (8,569.263)   (9,359,119)    (8,569.263)   (9,359,119)
Offering costs                                          (55,989)                 (162,216)                    (218,205)
                                        ---------  ------------  ----------  ------------  -------------  ------------
Balances at
      December 31, 2002                 6,000.000     6,747,480  23,214.940    26,106,998     29,214.940    32,854,478
Net income for the year
      ended December 31, 2003                         1,225,355                 6,038,488                    7,263,843
Additions                                   0.000             0   1,383.005     1,759,337      1,383.005     1,759,337
Redemptions                            (4,586.420)   (6,000,000) (2,186.910)   (2,765,086)    (6,773.330)   (8,765,086)
Offering costs                                          (25,445)                 (265,709)                    (291,154)
                                        ---------  ------------  ----------  ------------  -------------  ------------
Balances at
      December 31, 2003                 1,413.580  $  1,947,390  22,411.035  $ 30,874,028     23,824.615  $ 32,821,418
                                        =========  ============  ==========  ============  =============  ============

          Net Asset Value Per Managing Owner and Other Unitholder Unit

          December 31,
  2003        2002       2001
---------   ---------   -------
$1,377.63   $1,124.58   $973.64
=========   =========   =======

                             See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                          NOTES TO FINANCIAL STATEMENTS

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            A.    General Description of the Trust

                  Campbell Alternative Asset Trust (the Trust) is a Delaware statutory trust which operates as a commodity investment pool. The Trust was formed on May 3, 2000 and commenced trading on October 1, 2001. The Trust engages in the speculative trading of futures contracts and forward contracts.

                  As of December 31, 2002, units are no longer offered to the public, but are offered exclusively for sale to the Campbell & Company, Inc. 401(K) Plan (401(K) Plan). At December 31, 2003, the 401 (K) Plan held approximately 36% of the Trust's outstanding units.

            B.    Regulation

                  As a registrant with the Securities and Exchange Commission, the Trust is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust executes transactions. Additionally, the Trust is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust trades.

            C.    Method of Reporting

                  The Trust's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Trust's management. Transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. The market value of forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions and other trading fees paid directly to the broker are charged to expense when contracts are opened. United States government securities are stated at cost plus accrued interest, which approximates market value.

                  For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of units outstanding.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            (CONTINUED)

            D.    Income Taxes

                  The Trust prepares calendar year U.S. and applicable state information tax returns and reports to the unitholders their allocable shares of the Trust's income, expenses and trading gains or losses.

            E.    Offering Costs

                  Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Trust (offering costs). Offering costs are charged to the Trust at a monthly rate of 1/12 of 0.9% (0.9% annualized) of the Trust's month-end net asset value (as defined in the Amended and Restated Declaration of Trust and Trust Agreement) until such amounts are fully reimbursed. Such amounts are charged directly to unitholders' capital. The Trust is only liable for payment of offering costs on a monthly basis. At December 31, 2003, the Trust reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $15,914.

                  The offering costs for which Campbell & Company are being reimbursed relate to the offering of units of the Trust to all unitholders except the 401(K) Plan. Therefore, Campbell & Company rebates to the 401(K) Plan the offering costs charged to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

                  If the Trust terminates prior to completion of payment to Campbell & Company for the unreimbursed offering costs incurred through the date of such termination, Campbell & Company will not be entitled to any additional payments, and the Trust will have no further obligation to Campbell & Company. At December 31, 2003, the amount of unreimbursed offering costs incurred by Campbell & Company is $972,637.

            F.    Foreign Currency Transactions

                  The Trust's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

            G.    Reclassification

                  Certain amounts in the 2002 and 2001 financial statements were reclassified to conform with the 2003 presentation.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2.     MANAGING OWNER AND COMMODITY TRADING ADVISOR

            The managing owner of the Trust is Campbell & Company, which conducts and manages the business of the Trust. Campbell & Company is also the commodity trading advisor of the Trust. The Amended and Restated Declaration of Trust and Trust Agreement requires Campbell & Company to maintain a capital account equal to 1% of the total capital accounts of the Trust. Additionally, Campbell & Company is required by the Amended and Restated Declaration of Trust and Trust Agreement to maintain a net worth of not less than $1,000,000.

            The Trust pays a monthly brokerage fee of 1/12 of 2.85% (2.85% annualized) of month-end net assets to Campbell & Company and, effective January 1, 2003, approximately $6 per round turn to the broker for execution and clearing costs. Prior to January 1, 2003, the Trust paid $10 per round turn to the broker for execution and clearing costs. Such costs are limited to 3.5% of average month-end net assets per year. From the 2.85% fee, a portion (0.35%) is used to compensate selling agents for administrative services and a portion (2.5%) is retained by Campbell & Company for trading and management services rendered.

            Campbell & Company is also paid a performance fee equal to 20% of New Appreciation (as defined) calculated as of the end of each calendar quarter and upon redemption of units.

            Effective January 1, 2003, Campbell & Company rebates to the 401(K) Plan the brokerage fee and the performance fee applicable to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

Note 3.     TRUSTEE

            The trustee of the Trust is Wachovia Trust Company, National Association, a national banking association. The trustee has delegated to the managing owner the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

Note 4.     DEPOSITS WITH BROKER

            The Trust deposits assets with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Trust earns interest income on its assets deposited with the broker.

Note 5.     OPERATING EXPENSES

            Operating expenses of the Trust are restricted by the Amended and Restated Declaration of Trust and Trust Agreement to .40% per annum of the average month-end Net Asset Value of the Trust.

Note 6.     SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

            Investments in the Trust are made by subscription agreement, subject to acceptance by Campbell & Company. The subscriptions receivable at December 31, 2002 represent subscriptions from the Campbell & Company, Inc. 401(K) Plan and were received by the Trust on or before January 9, 2003.

            The Trust is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A unitholder may request and receive redemption of units owned, subject to restrictions in the Amended and Restated Declaration of Trust and Trust Agreement.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7.     TRADING ACTIVITIES AND RELATED RISKS

            The Trust engages in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

            Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

            The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held by the broker at December 31, 2003 and 2002 was $19,483,115 and $15,979,020,
            respectively, which equals 59% and 49% of Net Asset Value, respectively. The cash deposited with interbank market makers at December 31, 2003 and 2002 was $10,999,058 and $8,287,188,
            respectively, which equals 34% and 25% of Net Asset Value, respectively. These amounts are included in cash.

            The Trust trades forward contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward contracts typically involves delayed cash settlement.

            The Trust has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

            For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust is exposed to a market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7.     TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

            The unrealized gain (loss) on open futures and forward contracts is comprised of the following:

                                Futures Contracts           Forward Contracts
                                (exchange traded)         (non-exchange traded)
                            -------------------------   -------------------------
                                   December 31,                December 31,
                               2003          2002          2003          2002
                            -----------   -----------   -----------   -----------
Gross unrealized gains      $   787,909   $   573,482   $ 2,379,878   $ 2,292,568
Gross unrealized losses        (204,440)     (176,504)   (1,274,230)   (1,921,106)
                            -----------   -----------   -----------   -----------
Net unrealized gain (loss)  $   583,469   $   396,978   $ 1,105,648   $   371,462
                            ===========   ===========   ===========   ===========

            Open contracts generally mature within three months; as of December 31, 2003, the latest maturity date for open futures contracts is September 2004, and the latest maturity date for open forward contracts is March 2004. However, the Trust intends to close all contracts prior to maturity.

            Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company's basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Trust's assets at financial institutions and brokers which Campbell & Company believes to be creditworthy. The unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8.     FINANCIAL HIGHLIGHTS

            The following information presents per unit operating performance data and other supplemental financial data for the years ended December 31, 2003 and 2002 and for the period October 1, 2001 (commencement of trading) to December 31, 2001. This information has been derived from information presented in the financial statements.

                                                         Year Ended    Year Ended    Period Ended
                                                        December 31,   December 31,   December 31
                                                            2003           2002          2001
                                                        ------------   -----------   ------------
PER UNIT PERFORMANCE
(for a unit outstanding throughout the entire period)

Net asset value per unit at beginning of period         $   1,124.58   $    973.64   $   1,000.00
                                                        ------------   -----------   ------------
Income (loss) from operations:
           Total trading gains (1)                            345.54        213.53         (20.28)
           Expenses net of interest income (1)                (80.76)       (53.19)         (3.85)
                                                        ------------   -----------   ------------
                      Total income from operations            264.78        160.34         (24.13)
                                                        ------------   -----------   ------------
Offering costs (1)                                           (11.73)         (9.40)         (2.23)
                                                        ------------   -----------   ------------
Net asset value per unit at end of period               $   1,377.63   $  1,124.58   $     973.64
                                                        ============   ===========   ============
TOTAL RETURN                                                   22.50%        15.50%         (2.64)%(3)
                                                        ============   ===========   ============
SUPPLEMENTAL DATA

Ratios to average net asset value:
           Expenses prior to performance fee                   (3.11)%       (3.14)%        (3.31)%(4)
           Performance fee                                     (4.29)%       (3.65)%        (0.00)%(4)
                                                        ------------   -----------   ------------
                      Total expenses                           (7.40)%       (6.79)%        (3.31)%(4)
                                                        ============   ===========   ============
           Expenses net of interest income (2)                 (2.07)%       (1.53)%        (1.55)%(4)
                                                        ============   ===========   ============

            Total returns are calculated based on the change in value of a unit during the period. An individual unitholder's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

            -----------------

            (1) Expenses net of interest income per unit and offering costs per unit are calculated by dividing expenses net of interest income and offering costs by the average number of units outstanding during the year. Total trading gains is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

            (2)   Excludes performance fee.

            (3)   Not annualized.

            (4)   Annualized.

                            CAMPBELL & COMPANY, INC.
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2004
                                   (Unaudited)

ASSETS
      Current assets
           Cash and cash equivalents                                          $ 42,406,533
           Unrealized gain on open futures contracts                               108,876
           Unrealized (loss) on open forwards contracts                            (72,831)
           Investments in equity securities, at fair value (cost $7,433,875)     7,397,981
           Accounts receivable
                 Advisory and performance fees                                 241,681,672
                 Receivable from Campbell Strategic Allocation Fund, L.P.       13,510,100
                 Other receivables                                                 147,187
                                                                              ------------
                      Total current assets                                     305,179,518
                                                                              ------------
      Property and equipment
           Furniture and office equipment                                        6,129,667
           Leasehold improvements                                                  426,802
                                                                              ------------
                                                                                 6,556,469
           Less accumulated depreciation and amortization                       (3,645,450)
                                                                              ------------
                      Total property and equipment                               2,911,019
                                                                              ------------
      Other assets
           Cash surrender value of life insurance,
                 net of policy loans of $258,520                                   335,353
           Investments in sponsored funds                                       61,652,843
           Other                                                                35,243,323
                                                                              ------------
                      Total assets                                            $405,322,056
                                                                              ============
LIABILITIES
      Current liabilities
           Accounts payable and accrued expenses                              $131,198,197
           Equity securities sold short, at fair value (proceeds $7,142,280)     7,387,586
                                                                              ------------
                      Total current liabilities                                138,585,783
      Subordinated debt                                                         97,000,000
      Capital stock subject to repurchase, at current redemption value           2,034,020
                                                                              ------------
                      Total liabilities                                        237,619,803
                                                                              ------------
STOCKHOLDERS' EQUITY
           Retained earnings                                                   167,702,253
                                                                              ------------
                      Total liabilities and stockholders' equity              $405,322,056
                                                                              ============

           THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.

                             See accompanying notes.

                            CAMPBELL & COMPANY, INC.
                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            A.    General

                  Campbell and Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor. Campbell Multi-Strategy Fund, LLC (CMSF) is a Delaware limited liability company which operates as a commodity investment pool. Campbell & Company, Inc. serves as the General Partner and trading advisor for CMSF and was the sole investor in CMSF during the period November 6, 2003 (commencement of operations) to March 31, 2004. Campbell & Company, Inc. intends to solicit outside investment in CMSF and will re-assess the need to consolidate CMSF in future periods.

                  Both Campbell & Company, Inc. and CMSF are subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. They are also subject to the rules of the National Futures Association, an industry self-regulatory organization, the requirements of Commodity Exchanges, Futures Commission Merchants (brokers), and interbank market makers through which they trade.

                  The consolidated balance sheet includes the accounts of Campbell & Company, Inc. and CMSF (collectively, the "Company"). Significant intercompany accounts and transactions have been eliminated in consolidation.

                  The Company's consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

            B.    Cash and Cash Equivalents

                  Cash and cash equivalents consist of cash, commercial paper, certificates of deposit, U.S. Treasury Bills and money market mutual funds readily convertible into cash.

            C.    Revenue Recognition

                  Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

            D.    Property and Equipment

                  Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
                                   (UNAUDITED)

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            (CONTINUED)

            E.    Investments in Sponsored Funds

                  Investments in sponsored funds are marked to market at their reported net asset values at the balance sheet date, in accordance with the equity method.

            F.    Deposits with Futures Broker and Foreign Exchange Dealer

                  The Company deposits cash and U.S. Treasury bills with a futures broker and with a foreign exchange dealer in connection with its trading of futures and forward contracts. Gains or losses are realized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract purchase price and market price) are reflected in the balance sheet as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts". Brokerage commissions on futures or forward contracts include other trading fees and are charged to expense when contracts are opened.

                  The amount of required margin and good faith deposits with the futures broker and the foreign exchange dealer usually range from 10% to 30% of net assets traded. The market value of cash and cash equivalents deposited to satisfy such requirements at March 31, 2004 was $8,476,226. This amount is included in cash and cash equivalents.

            G.    Investments in Equity Securities

                  The Company deposits cash and securities with a prime broker in connection with its trading of securities.

                  All securities are listed on an exchange and are valued at the last reported sales price on the valuation date. Security transactions are accounted for on the trade date. Realized gains and losses from security transactions are determined using the identified cost method. Brokerage commissions and other trading fees on securities transactions are reflected as an adjustment to cost or proceeds at the time of the transaction. Dividends are recorded on the ex-dividend date.

                  At March 31, 2004, $3,342,164 of cash was on deposit with the prime broker. This balance is included in cash and cash equivalents.

            H.    Income Taxes

                  The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the consolidated balance sheet. The Company's taxable income is taxable to the stockholders on an individual basis.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
                                   (UNAUDITED)

Note 2.     INVESTMENTS IN SPONSORED FUNDS

            Investments in sponsored funds consist of the following as of March 31, 2004:

Campbell Strategic Allocation Fund, L.P.              $37,161,881
Campbell Global Assets Fund Limited - Class B          10,077,637
Rampant Investments, L.P.                               7,132,527
Campbell Long/Short Equity Investment Fund L.L.C.       4,109,359
Campbell Alternative Asset Trust                        2,242,998
Campbell Financial Futures Fund Limited Partnership       876,662
The Campbell Fund Trust                                    51,779
                                                      -----------
       Total                                          $61,652,843
                                                      ===========

            In addition to its investments in these sponsored funds, the Company has General Partner, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:

            Campbell Strategic Allocation Fund, L.P.

            The Company is the General Partner and trading manager of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 44% of the Company's revenues for the quarter ended March 31, 2004. Included in advisory and performance fees receivable at March 31, 2004 is approximately $111,420,000 due from Strategic for such fees.

            Summarized financial information with respect to Strategic as of March 31, 2004 is as follows:

Balance Sheet Data
      Assets                      $3,838,488,303
      Liabilities                    150,239,154
                                  --------------
           Net Asset Value        $3,688,249,149
                                  ==============

            The Company has committed to maintaining an investment in Strategic equal to at least 1% off the net aggregate capital contributions of all partners. The Company, as General Partner, had contributed capital of $26,610,061 as of March 31, 2004 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

                            CAMPBELL & COMPANY, INC.

                                   (UNAUDITED)

Note 2.     INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

            Campbell Strategic Allocation Fund, L.P. (Continued)

            In accordance with Strategic's Amended Agreement of Limited Partnership, as General Partner, the Company advances the incurred costs in connection with Strategic's continuous offerings. The Company is reimbursed such advanced amounts by Strategic in approximately 30 equal installments monthly during the continuous offering. In no event shall the Company be entitled to receive reimbursement in an amount greater than 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings combined. The Company reflects a receivable of $1,527,426 as of March 31, 2004 from Strategic for offering costs due to be reimbursed. Such amounts are included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $7,048,253 as of March 31, 2004 is included in Other assets in the consolidated balance sheet. This amount is carried on the Company's books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

            The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of March 31, 2004, $39,611,834 in selling agent commissions is subject to future reimbursement, of which $11,982,674 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $27,629,160 is included in Other assets in the consolidated balance sheet.

            In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

            Campbell Global Assets Fund Limited - Class B

            The Company is the Trading Advisor of Campbell Global Assets Fund Limited ("CGAF"), an international business company incorporated in The Bahamas. The Net Asset Value of CGAF as of March 31, 2004 totaled $681,425,488.

            Campbell Alternative Asset Trust

            The Company is the Managing Owner and trading manager of Campbell Alternative Asset Trust ("CAAT"). The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT. The Net Asset Value of CAAT as of March 31, 2004 totaled $38,369,431.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
                                   (UNAUDITED)

Note 2.     INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

            Campbell Alternative Asset Trust (Continued)

            The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT. The Company's capital account balance as of March 31, 2004 was $2,242,998. The Company is further bound by CAAT's Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.

            As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT's initial and continuous offerings. The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT's net assets. The Company reflects a receivable of $18,423 as of March 31, 2004 from CAAT for offering costs due to be reimbursed. This amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $103,522 as of March 31, 2004 is included in Other assets in the consolidated balance sheet. This amount is carried on the Company's books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time. In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT. The Company analyzes the value of the unreimbursed organization and offering costs on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

            Rampant Investments, L.P.

            The Company acts as General Partner of Rampant Investments, L.P. (Rampant). The Net Asset Value of Rampant as of March 31, 2004 totaled $17,885,486.

            Campbell Long/Short Equity Investment Fund, L.L.C.

            The Company acts as Managing Member of Campbell Long/Short Equity Investment Fund, L.L.C. ("LSE"). The Net Asset Value of LSE as of March 31, 2004 totaled $16,382,471.

            As Managing Member, the Company has agreed to advance funds to LSE necessary to pay organization and offering costs related to LSE's initial offerings. The Company is reimbursed such amounts by LSE at the rate of .5% per annum of LSE's month-end net assets. The unreimbursed organization and offering costs of $20,818 as of March 31, 2004 is included in Other assets in the consolidated balance sheet. This amount is carried on the Company's books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from LSE of these reimbursements, even though LSE is not liable for this amount at the current time. In the event LSE terminates prior to the completion of any reimbursement of such costs, the Company will not be entitled to any additional reimbursement from LSE. The Company analyzes the value of the unreimbursed organization and offering costs on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

                            CAMPBELL & COMPANY, INC.

                                   (UNAUDITED)

Note 2.     INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

            Campbell Financial Futures Fund Limited Partnership

            The Company acts as Co-General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The Net Asset Value of Financial Futures as of March 31, 2004 totaled $91,754,003.

            The Campbell Fund Trust

            The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The Net Asset Value of the Trust as of March 31, 2004 totaled $468,505,986.

Note 3.     TRADING ACTIVITIES AND RELATED RISKS

            The Company and the sponsored funds for which the Company is either the sole General Partner, Co-General Partner, Managing Owner, Managing Member, or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts, forward contracts and other derivative contracts (collectively, "derivatives"). The Company and the sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The Company and the sponsored funds also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

            The Company and certain sponsored funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. The Company and such sponsored funds also sell securities not owned at the time of sale (a "short sale"). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds and the Company to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in its balance sheet.

            The Company maintains a large portion of its cash and cash equivalents with financial institutions in connection with its trading and cash management activities. In the event of a financial institution's insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

            For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the sponsored funds and the Company, as General Partner, Managing Owner, Managing Member, or Managing Operator of the sponsored funds, and as a direct investor in derivative contracts, are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short.

            The Company has established procedures to actively monitor the market risk and minimize the credit risk of such sponsored funds, although there can be no assurance that it will, in fact, succeed in doing so.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
                                   (UNAUDITED)

Note 4.     CAPITAL STOCK SUBJECT TO REPURCHASE

            The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder's employment with the Company, the Company will purchase the stockholders' capital stock at an amount equal to that shareholder's proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve
            (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", the redemption value of all capital stock has been reclassified from retained earnings to liabilities ("Capital stock subject to repurchase, at current redemption value") within the balance sheet.

            Capital stock subject to repurchase at March 31, 2004 consists of:

Capital stock
   Class A voting, no par, $100 stated value;
        2,500 shares authorized; 103.425 shares issued
        and outstanding                                      $   10,342
   Additional paid-in capital, attributable to those shares      45,968
   Retained earnings, attributable to those shares            1,977,710
                                                             ----------
                                                             $2,034,020
                                                             ==========

Note 5.     SUBORDINATED DEBT

            The Company entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At March 31, 2004, $97,000,000 was outstanding under this agreement. Under the terms of the notes, $8,900,000, $39,380,000, $32,490,000 and $16,230,000 is due to be repaid in 2007, 2008, 2009 and 2010, respectively.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
                                   (UNAUDITED)

Note 6.     LEASE OBLIGATION

            The Company leases office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases expire on September 30, 2010 and October 31, 2012. The Company has the option to renew the leases for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

Year ending March 31
--------------------
       2005                     $  476,551
       2006                        486,062
       2007                        495,785
       2008                        505,721
       2009                        515,869
       Thereafter                  858,621
                                ----------
Total base annual rentals       $3,338,609
                                ==========

Note 7.     PROFIT SHARING PLAN

            The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.

Note 8.     INTERIM BALANCE SHEET

            The balance sheet as of March 31, 2004 is unaudited. In the opinion of management, it reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 2004.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Campbell & Company, Inc.

We have audited the accompanying consolidated balance sheet of Campbell & Company, Inc. and Campbell Multi-Strategy Fund, LLC (collectively, the "Company") as of December 31, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. and Campbell Multi-Strategy Fund, LLC as of December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland
February 17, 2004

                            CAMPBELL & COMPANY, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2003

ASSETS
      Current assets
           Cash and cash equivalents                                            $  42,205,676
           Unrealized gain on open futures contracts                                   89,737
           Unrealized gain on open forwards contracts                                 330,021
           Investments in equity securities, at fair value (cost $5,828,100)        5,899,510
           Accounts receivable
                 Advisory and performance fees                                     71,098,478
                 Receivable from Campbell Strategic Allocation Fund, L.P.          10,669,995
                 Other receivables                                                    155,102
                                                                                -------------
                      Total current assets                                        130,448,519
                                                                                -------------
      Property and equipment
           Furniture and office equipment                                           5,663,846
           Leasehold improvements                                                     411,374
                                                                                -------------
                                                                                    6,075,220
           Less accumulated depreciation and amortization                          (3,270,450)
                                                                                -------------
                      Total property and equipment                                  2,804,770
                                                                                -------------
      Other assets
           Cash surrender value of life insurance,
                 net of policy loans of $258,520                                      335,353
           Investments in sponsored funds                                          40,618,391
           Other                                                                   28,372,581
                                                                                -------------
                      Total assets                                              $ 202,579,614
                                                                                =============
LIABILITIES
      Current liabilities
           Accounts payable and accrued expenses                                $  61,740,514
           Equity securities sold short, at fair value (proceeds $5,644,848)        5,913,668
                                                                                -------------
                      Total current liabilities                                    67,654,182
      Subordinated debt                                                           82,000,000
      Capital stock subject to repurchase, at current redemption value              2,064,995
                                                                                -------------
                      Total liabilities                                           151,719,177
                                                                                -------------
STOCKHOLDERS' EQUITY
           Retained earnings                                                       50,860,437
                                                                                -------------
                      Total liabilities and stockholders' equity                $ 202,579,614
                                                                                =============

           THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.

                             See accompanying notes.

                            CAMPBELL & COMPANY, INC.
                       NOTES TO CONSOLIDATED BALANCE SHEET

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            A.    General

                  Campbell and Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor. Campbell Multi-Strategy Fund, LLC (CMSF) is a Delaware limited liability company which operates as a commodity investment pool. Campbell & Company, Inc. serves as the General Partner and trading advisor for CMSF and was the sole investor in CMSF during the period November 6, 2003 (commencement of operations) to December 31, 2003. Campbell & Company, Inc. intends to solicit outside investment in CMSF during 2004 and will re-assess the need to consolidate CMSF in future periods.

                  Both Campbell & Company, Inc. and CMSF are subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. They are also subject to the rules of the National Futures Association, an industry self-regulatory organization, the requirements of Commodity Exchanges, Futures Commission Merchants (brokers), and interbank market makers through which they trade.

                  The consolidated balance sheet includes the accounts of Campbell & Company, Inc. and CMSF (collectively, the "Company"). Significant intercompany accounts and transactions have been eliminated in consolidation.

                  The Company's consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

            B.    Cash and Cash Equivalents

                  Cash and cash equivalents consist of cash, commercial paper, certificates of deposit, U.S. Treasury Bills and money market mutual funds readily convertible into cash.

            C.    Revenue Recognition

                  Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

            D.    Property and Equipment

                  Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            (CONTINUED)

            E.    Investments in Sponsored Funds

                  Investments in sponsored funds are marked to market at their reported net asset values at the balance sheet date, in accordance with the equity method.

            F.    Deposits with Futures Broker and Foreign Exchange Dealer

                  During 2003, the Company deposited cash and U.S. Treasury bills with a futures broker and with a foreign exchange dealer in connection with its trading of futures and forward contracts. Gains or losses are realized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract purchase price and market price) are reflected in the balance sheet as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts". Brokerage commissions on futures or forward contracts include other trading fees and are charged to expense when contracts are opened.

                  The amount of required margin and good faith deposits with the futures broker and the foreign exchange dealer usually range from 10% to 30% of net assets traded. The market value of cash and cash equivalents deposited to satisfy such requirements at December 31, 2003 was $7,195,311. This amount is included in cash and cash equivalents.

            G.    Investments in Equity Securities

                  During 2003, the Company deposited cash and securities with a prime broker in connection with its trading of securities.

                  All securities are listed on an exchange and are valued at the last reported sales price on the valuation date. Security transactions are accounted for on the trade date. Realized gains and losses from security transactions are determined using the identified cost method. Brokerage commissions and other trading fees on securities transactions are reflected as an adjustment to cost or proceeds at the time of the transaction. Dividends are recorded on the ex-dividend date.

                  At December 31, 2003, $3,120,328 of cash was on deposit with the prime broker. This balance is included in cash and cash equivalents.

            H.    Income Taxes

                  The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the consolidated balance sheet. The Company's taxable income is taxable to the stockholders on an individual basis.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 2.     INVESTMENTS IN SPONSORED FUNDS

            Investments in sponsored funds consist of the following as of December 31, 2003:

Campbell Strategic Allocation Fund, L.P.                    $28,460,882
Rampant Investments, L.P.                                     5,855,296
Campbell Long/Short Equity Investment Fund L.L.C.             3,841,641
Campbell Alternative Asset Trust                              1,947,390
Campbell Financial Futures Fund Limited Partnership             467,940
The Campbell Fund Trust                                          45,242
                                                            -----------
       Total                                                $40,618,391
                                                            ===========

            In addition to its investments in these sponsored funds, the Company has General Partner, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:

            Campbell Strategic Allocation Fund, L.P.

            The Company is the General Partner and trading manager of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 46% of the Company's revenues for the year ended December 31, 2003. Included in advisory and performance fees receivable at December 31, 2003 is approximately $23,525,000 due from Strategic for such fees.

            Summarized financial information with respect to Strategic as of December 31, 2003 is as follows:

Balance Sheet Data
      Assets                 $2,877,966,737
      Liabilities               (49,866,112)
                             --------------
           Net Asset Value   $2,828,100,625
                             ==============

            The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company, as General Partner, had contributed capital of $21,916,061 as of December 31, 2003 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 2.     INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

            Campbell Strategic Allocation Fund, L.P. (Continued)

            In accordance with Strategic's Amended Agreement of Limited Partnership, as General Partner, the Company advances the incurred costs in connection with Strategic's continuous offerings. The Company is reimbursed such advanced amounts by Strategic in approximately 30 equal installments monthly during the continuous offering. In no event shall the Company be entitled to receive reimbursement in an amount greater than 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings combined. The Company reflects a receivable of $1,387,938 as of December 31, 2003 from Strategic for offering costs due to be reimbursed. Such amounts are included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $7,600,591 as of December 31, 2003 is included in Other assets in the consolidated balance sheet. This amount is carried on the Company's books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

            The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of December 31, 2003, $29,459,526 in selling agent commissions is subject to future reimbursement, of which $9,282,057 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $20,177,469 is included in Other assets in the consolidated balance sheet.

            In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

            Campbell Alternative Asset Trust

            The Company is the Managing Owner and trading manager of Campbell Alternative Asset Trust ("CAAT"). The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT. The Net Asset Value of CAAT as of December 31, 2003 totaled $32,821,418.

            The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT. The Company's capital account balance as of December 31, 2003 was $1,947,390. The Company is further bound by CAAT's Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 2.     INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

            Campbell Alternative Asset Trust (Continued)

            As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT's initial and continuous offerings. The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT's net assets. The Company reflects a receivable of $15,914 as of December 31, 2003 from CAAT for offering costs due to be reimbursed. This amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $156,723 as of December 31, 2003 is included in Other assets in the consolidated balance sheet. This amount is carried on the Company's books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time. In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT. The Company analyzes the value of the unreimbursed organization and offering costs on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

            Rampant Investments, L.P.

            The Company acts as General Partner of Rampant Investments, L.P. (Rampant). The Net Asset Value of Rampant as of December 31, 2003 totaled $12,820,903.

            Campbell Long/Short Equity Investment Fund, L.L.C.

            The Company acts as Managing Member of Campbell Long/Short Equity Investment Fund, L.L.C. ("LSE"). The Net Asset Value of LSE as of December 31, 2003 totaled $13,948,994.

            As Managing Member, the Company has agreed to advance funds to LSE necessary to pay organization and offering costs related to LSE's initial offerings. The Company is reimbursed such amounts by LSE at the rate of .5% per annum of LSE's month-end net assets. The unreimbursed organization and offering costs of $43,073 as of December 31, 2003 is included in Other assets in the consolidated balance sheet. This amount is carried on the Company's books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from LSE of these reimbursements, even though LSE is not liable for this amount at the current time. In the event LSE terminates prior to the completion of any reimbursement of such costs, the Company will not be entitled to any additional reimbursement from LSE. The Company analyzes the value of the unreimbursed organization and offering costs on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

            Campbell Financial Futures Fund Limited Partnership

            The Company acts as Co-General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The Net Asset Value of Financial Futures as of December 31, 2003 totaled $72,106,704.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 2.     INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

            The Campbell Fund Trust

            The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The Net Asset Value of the Trust as of December 31, 2003 totaled $351,591,363.

Note 3.     TRADING ACTIVITIES AND RELATED RISKS

            The Company and the sponsored funds for which the Company is either the sole General Partner, Co-General Partner, Managing Owner, Managing Member, or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts, forward contracts and other derivative contracts (collectively, "derivatives"). The Company and the sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The Company and the sponsored funds also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

            The Company and certain sponsored funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. The Company and such sponsored funds also sell securities not owned at the time of sale (a "short sale"). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds and the Company to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in its balance sheet.

            The Company maintains a large portion of its cash and cash equivalents with financial institutions in connection with its trading and cash management activities. In the event of a financial institution's insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

            For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the sponsored funds and the Company, as General Partner, Managing Owner, Managing Member, or Managing Operator of the sponsored funds, and as a direct investor in derivative contracts, are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short.

            The Company has established procedures to actively monitor the market risk and minimize the credit risk of such sponsored funds, although there can be no assurance that it will, in fact, succeed in doing so.

                            CAMPBELL & COMPANY, INC.
                 NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 4.     CAPITAL STOCK SUBJECT TO REPURCHASE

            The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder's employment with the Company, the Company will purchase the stockholders' capital stock at an amount equal to that shareholder's proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve
            (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", the redemption value of all capital stock has been reclassified from retained earnings to liabilities ("Capital stock subject to repurchase, at current redemption value") within the balance sheet.

            Capital stock subject to repurchase at December 31, 2003 consists of:

Capital stock
    Class A voting, no par, $100 stated value; 2,500 shares
         authorized; 105 shares issued
         and outstanding                                           $    10,500
    Additional paid-in capital, attributable to those shares            46,668
    Retained earnings, attributable to those shares                  2,007,827
                                                                   -----------

                                                                   $ 2,064,995
                                                                   ===========

Note 5.     SUBORDINATED DEBT

            The Company entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At December 31, 2003, $82,000,000 was outstanding under this agreement. Under the terms of the notes, $8,900,000, $40,100,000 and $33,000,000 is due to be repaid in 2007, 2008 and
            2009, respectively.

                            CAMPBELL & COMPANY, INC.
                NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 6.     LEASE OBLIGATION

            The Company leases office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases expire on September 30, 2010 and October 31, 2012. The Company has the option to renew the leases for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

Year ending December 31
-----------------------
        2004                             $   474,199
        2005                                 483,657
        2006                                 493,327
        2007                                 503,210
        2008                                 513,305
        Thereafter                           988,883
                                         -----------

Total base annual rentals                $ 3,456,581
                                         ===========

Note 7.     PROFIT SHARING PLAN

            The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.

Note 8.     SUBSEQUENT EVENT

            In January 2004, the Company approved distributions to its stockholders aggregating approximately $50,900,000. Additionally, during January 2004, the stockholders agreed to make advances to the Company in accordance with the amended and restated working capital agreement aggregating up to approximately $15,000,000, to provide for additional working capital.

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

                        CAMPBELL ALTERNATIVE ASSET TRUST


                                  $208,000,000


                          UNITS OF BENEFICIAL INTEREST

THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SEE "THE RISKS YOU FACE" AND " CONFLICTS OF INTEREST" IN PART ONE.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

                            CAMPBELL & COMPANY, INC.
                                 Managing Owner


                                 June 30, 2004

                 (This page has been left blank intentionally.)

THE FUTURES, FORWARD AND SWAP MARKETS

FUTURES CONTRACTS

      Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.


      Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Trust concentrates its futures trading in financial instruments such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.


FORWARD CONTRACTS

      Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company will use the dealer market in foreign exchange contracts for most of the Trust's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. Thus, the Trust is subject to the creditworthiness of Deutsche Bank AG and ABN AMRO Bank, N.V., Chicago Branch, the foreign exchange dealers with whom it maintains all assets and positions relating to the Trust's forward contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

SWAP TRANSACTIONS

      In the future, the Trust may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets:

      (1) the swap markets are generally not regulated by any United States or foreign governmental authorities;

      (2) there are generally no limitations on daily price moves in swap transactions;

      (3) speculative position limits are not applicable to swap transactions, although the counterparties with which the Trust may deal may limit the size or duration of positions available as a consequence of credit considerations;

      (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and

      (5) the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Trust will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Trust trades.

      The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act as amended for swap transactions which meet certain specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility. It is expected that the Trust will engage only in swap transactions for which exemptive/safe harbor relief is available to it under the CFTC policy statements or regulations, or which are otherwise excluded from the CFTC's jurisdiction. If the Trust were restricted in its ability to trade in the swap markets, the activities of Campbell & Company, to the extent that it trades in such markets on behalf of the Trust, might be materially affected.

REGULATION

      The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Trust's commodity pool operator and commodity trading advisor.

      The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

      The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Trust's trading.

      The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Trust's trading results may be adversely affected.

MARGIN


      The Trust will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2% -- 10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.


      There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                                                                       EXHIBIT A

                        CAMPBELL ALTERNATIVE ASSET TRUST
                           THIRD AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT

      This Third Amended and Restated Declaration of Trust and Trust Agreement (the "Trust Agreement") is made as of December 9, 2002, by and among Campbell & Company, Inc., a Maryland corporation (the "Managing Owner"), Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), a national banking association, as trustee (the "Trustee") and each other party who currently owns a unit of beneficial interest of the Trust (a "Unit") becomes a party to this Trust Agreement as an owner of a Unit or who becomes a party to this Trust Agreement as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

      Throughout this Trust Agreement, there are references to two types of
Unitholders: those individuals who are current employees or former employees of the Managing Owner or its affiliates participating in the Managing Owner's 401(k) plan (individually, an "Employee Unitholder" and, collectively, the "Employee Unitholders") and all other Unitholders (individually, an "Ordinary Unitholder" and, collectively, the "Ordinary Unitholders") (unless otherwise indicated herein, a reference to Unitholders shall encompass both the Employee Unitholders and the Ordinary Unitholders). Units held by Employee Unitholders are "Employee Units" and Units held by Ordinary Unitholders are "Ordinary Units." (Unless otherwise indicated herein a reference to Units shall encompass both the Employee Units and the Ordinary Units.)

WITNESSETH:

      WHEREAS, the Managing Owner and the Trustee, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del. C.
Section 3801, et seq., as amended from time to time (the "Act"), by executing the Declaration of Trust and Trust Agreement dated as of May 1, 2000 and by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on May 3, 2000 (a copy of which is attached in Schedule A); and

      WHEREAS, a Certificate of Amendment to the Certificate of Trust was filed with the office of the Secretary of State of the State of Delaware on October 16, 2000 (a copy of which is attached in Schedule A) which amended the name of the Trust; and

      WHEREAS, the Original Agreement was amended and restated as the Trust's Amended and Restated Declaration of Trust and Trust Agreement dated as of January 2, 2001 (the "First Amended and Restated Agreement"); and

      WHEREAS, the First Amended and Restated Agreement was further amended and restated as the Second Declaration of Trust and Trust Agreement dated as of May 15, 2001 (the "Existing Agreement"); and

      WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments, securities and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading by allocating Trust Assets to Campbell & Company and independent professional trading advisors ("Advisors") selected from time to time by the Managing Owner.

      WHEREAS, the parties desire to further amend the existing Agreement and to restate it, as further amended in its entirety.

      NOW THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, do hereby mutually covenant and agree as follows:

1. Continuation of the Trust.

      The parties hereby agree to continue the existence of the Trust as a business trust pursuant to the Act (which has recently been amended to be titled the Delaware Statutory Trust Act with such amendments to be effective on August 1, 2002 and

September 1, 2002) and the provisions of this Agreement. The Trustee shall execute and file such amendments to the Certificate of Trust and shall do all other things, and the Unitholders undertake to cooperate with the Trustee and Managing Owner, as applicable, in doing so as well as to execute and furnish to the Trustee or Managing Owner, as applicable, all documents, which the Managing Owner or Trustee, as applicable, may deem necessary or advisable in order to perfect and maintain the Trust as a business trust pursuant to the laws of the State of Delaware and all other jurisdictions in which the Trust conducts business.

      Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust continue to be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2. The Trustee.

(a) Term; Resignation.

            (i) Wachovia Trust Company, National Association has agreed and continues to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

            (ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with
      Section 2(e) hereof. If the Managing Owner does not act within such sixty
      (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

      (b) Powers. Except to the extent expressly set forth in this Section 2,
Section 3 and Section 23, the duty and authority of the Trustee to manage the business and affairs of the Trust continue to be delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

      (c) Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

      (d) Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate (as defined below) which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

      (e) Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement. Any successor Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust reflecting the identity and principal place of business of such successor Trustee in the State of Delaware.

      (f) Liability of the Trustee. Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wachovia Trust Company, National Association acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the "Trust Estate") for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

            (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

            (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

            (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

            (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any futures broker, any selling agents or any additional selling agents;

            (v) no provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

            (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or
      (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g) Reliance by the Trustee and the Managing Owner; Advice of Counsel.

            (i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

            (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

      (h) Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

3. Principal Office.

      The address of the principal office of the Trust shall be c/o the Managing Owner, Court Towers Building, 210 West Pennsylvania Avenue, Towson, Maryland 21204; telephone: (410) 296-3301. The Trustee is located at One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801, telephone: (302) 888-7528. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wachovia Trust Company, National Association resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4. Business.

      The Trust's business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission ("CFTC") for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in

"hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly. The objective of the Trust's business is appreciation of its assets through speculative trading.

5. Term, Dissolution, Fiscal Year.

      (a) Term. The term of the Trust commenced on the day on which the Declaration of Trust and Trust Agreement was executed and the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2030; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than ninety (90) days prior to the effective date of such dissolution; (3) withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within one hundred twenty days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $500,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust's managing owner, the word "Campbell" shall be deleted from the name of the Trust, and any appropriate filings shall be made.

      (b) Dissolution. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution of the Trust, the Managing Owner, or another person approved by holders of a majority of the Units, shall act as liquidator trustee.

      (c) Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

      (d) Net Asset Value; Net Asset Value per Unit. The "Net Assets" of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus and defined in Section 8 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The "Net Asset Value per Unit" is the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination. The Trust may issue an unlimited number of Units at the Net Asset Value per Unit. Notwithstanding the foregoing, for the Employee Units the Performance Fees may be waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units.

6. Net Worth of Managing Owner.

      The Managing Owner agrees that, at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than $1,000,000.

      The requirements of the first paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

      In addition, the requirements of the preceding paragraph may only be modified upon the affirmative vote (which may be in person or by proxy), pursuant to Section 18(c) of this Agreement, of more than fifty percent (50%) of the Units then outstanding.

      In the event that the requirements of this section are to be modified pursuant to the preceding paragraph, the Managing Owner will notify all Unitholders thirty (30) days prior to such modification and will allow all Unitholders to redeem their Units, pursuant to Section 12 of this Agreement, prior to such modification.

      Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained. Such Unitholder shall be deemed a beneficial owner within the meaning of the Act.

7. Capital Contributions; Units.

      The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

      The Managing Owner, so long as it is generally liable for the obligations of the Trust, or any substitute managing owner, shall invest in the Trust, as a general liability interest, sufficient capital so that the Managing Owner will have at all times a capital account equal to 1% of the total capital accounts of the Trust (including the Managing Owner's). The Managing Owner may withdraw any interest it may have in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Unitholder, provided that it must maintain the minimum interest described in the preceding sentence.

      The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

      The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as Unitholders of the Trust.

      All Units subscribed for upon receipt of a check or draft of the subscriber are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a subscriber for Units representing payment for Units is returned unpaid, the Trust shall cancel the Units issued to such subscriber represented by such returned check or draft. Any losses or profits sustained by the Trust in connection with the Trust's commodity trading allocable to such cancelled Units shall be deemed an increase or decrease in Net Assets and allocated among the remaining Unitholders as described in Section 8. The Trust may require a subscriber to reimburse the Trust for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him.

8. Allocation of Profits and Losses.

      (a) Capital Accounts and Allocations. A capital account shall be established for each Unit, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Trust with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Performance Fee accruals which may, in fact, never be paid. Notwithstanding the foregoing, for the Employee Units the Performance Fees may be waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Performance Fees from the Ordinary Unitholders shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

      For purposes of this Section 8, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

      (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

            (1) First, items of ordinary income and expense (other than the Performance Fee which shall be allocated as set forth in Section 8(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

            (2) Second, any Performance Fee paid to the Managing Owner or any other trading advisors of the Trust ("Advisors") shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Performance Fee (the excess, if any, of the aggregate of all Performance Fees, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Performance Fees as the case may be, allocated to such
      Unit) bears to the Net Performance Fee, as the case may be, of all Units; provided that the Managing Owner may allocate Performance Fees first to Units whose Net Asset Value was reduced by accrued Performance Fees upon redemption, in an amount up to the amount of such reduction. Notwithstanding the foregoing, for the Employee Units the Performance Fees may be waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units.

      (3) Third, capital gain or loss shall be allocated as follows:

            (A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:

            (i) Each tax account shall be increased by the amount of income or gain allocated to each Unit pursuant to Sections 8(b)(1) and 8(b)(3)(B) and (C).

            (ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(D) and (E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

            (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

            (B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(B) or Section 8(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

            (C) Capital Gain remaining after the allocation described in Section 8(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) in proportion to their holdings of such Units.

            (D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(D) or Section 8(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

            (E) Capital Loss remaining after the allocation described in Section 8(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) in proportion to their holdings of such Units.

            (F) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, as defined by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to
      Section 1256 and Section 988 thereof.

            (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

            (5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

            (6) The Managing Owner may adjust the allocations set forth in this
      Section 8(b), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

      (c) Performance Fees. Performance Fees shall be payable to the Managing Owner as of the end of each calendar quarter and upon redemption of Units. However, Employee Unitholders may have their Performance Fees waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. However, Ordinary Unitholders will not be assessed any increased Performance Fee above what they would have been charged had the Employee Unitholders been charged a Performance Fee.

      Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units, of New Appreciation (if any) calculated as of the end of each calendar quarter and upon redemption of Units. New Appreciation shall be calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses paid or accrued other than the Performance Fee itself and after subtraction of all interest income received by the Trust.

      Performance Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Performance Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner and any other Advisor upon redemption. The amount (if any) of the accrued Performance Fee that shall be paid to the Managing Owner and any other Advisor upon the redemption of any Unit shall be determined by dividing the total Performance Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Performance Fee shall be paid to the Managing Owner and any other Advisor on the last day of each calendar quarter.

      For capital account purposes, accrued Performance Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Performance Fee accrued, and reversals of accrued Performance Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Performance Fee was accrued.

      In the event assets are withdrawn from an Advisor's account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carryforward reductions shall not be restored as a result of subsequent additions of capital.

      The Managing Owner may adjust the allocations set forth in this Section 8(c), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(d) Expenses.

            (1) The Managing Owner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. The Managing Owner shall be reimbursed such advanced amounts by the Trust via payments equal to up to .075% per month (0.9% per annum) of the Trust's month-end Net Asset Value. Notwithstanding the foregoing, Employee Unitholders may have their reimbursements of organizational and offering costs waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating all or a portion of the organizational and offering costs paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. However, Ordinary Unitholders will not be assessed any increased costs above what they would have been charged had the Employee Unitholders paid the organizational and offering costs. The Managing Owner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In the event the Trust terminates prior to completion of the reimbursement, the Managing Owner will not be entitled to receive additional reimbursement and the Trust will have no obligation to make further reimbursement payments to the Managing Owner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the Managing Owner or the Trust in organizing the Trust and offering the Units, including legal and accounting fees incurred, bank account charges, the fees paid to the Trustee as set forth in Section 2(c) of this Agreement, all Blue Sky filing fees, filing fees payable upon formation and activation of the Trust, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

            (2) The Trust shall be obligated to pay all liabilities incurred by it, including without limitation, (i) brokerage fees; (ii) operating expenses and performances fees; (iii) legal and accounting fees; and (iv) taxes and other extraordinary expenses incurred by the Trust. Notwithstanding the foregoing, Employee Unitholders may have their reimbursement of all or a portion of their brokerage fees (except those brokerage fees attributed to the futures broker and the foreign exchange dealers) waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating all or a portion of the brokerage fees attributable to the futures broker and the foreign exchange dealers) paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. However, Ordinary Unitholders will not be assessed any increased brokerage fees above what they would have been charged had the Employee Unitholders paid the full brokerage fees. During any year of operations, the Managing Owner shall be responsible for payment of operating expenses in excess of 0.4% of the Trust's month-end Net Asset Value during that year. Indirect expenses of the Managing Owner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Trust. The Trust shall receive all interest earned on its assets.

            (3) Compensation to any party, including the Managing Owner (or any advisor which may be retained in the future), shall not exceed the limitations imposed by the North American Securities Administrators Association ("NASAA") in effect as of May 15, 2001. In the event the compensation exceeds such limitations, the Managing Owner shall promptly reimburse the Trust for such excess. The organization and offering expenses of the initial and continuous offering of the Units are, as of the date of this Agreement, limited to 15% of the capital contributions of the entire offering by NASAA.

            (4) The Trust shall also be obligated to pay any costs of indemnification to the extent permitted under Section 17 of this Agreement.

      (e) Limited Liability of Unitholders. Each Unit, when purchased in accordance with this Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets. Each Unitholder will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

      (f) Return of Capital Contributions. No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein and in accordance with the Act. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

9. Management of the Trust.

      The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

      The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors, including, but not limited to, the Managing Owner, to act in furtherance of the Trust's purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current Prospectus (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions paid to the Managing Owner and the Quarterly Performance Fee, as described in the Prospectus, have exceeded 14% of the Trust's average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Managing Owner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Trust's brokerage commissions may not be increased without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such increase.

      In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Trust Agreement, the Act or any applicable law, rule or regulations.

      The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

      The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

      The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a futures broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any futures brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates in respect of sales of the Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Trust from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. No trading advisor for the Trust shall be affiliated with the Trust's futures broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year.

Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner (as well as any agreements between the Managing Owner or any affiliate of the Managing Owner and any trading advisor) shall be terminable without penalty by the Trust upon no more than sixty (60) days' written notice. All sales of Units in the United States will be conducted by registered brokers.

      The Trust is prohibited from employing the trading technique commonly known as "pyramiding" as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or advisor of the Trust taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

      The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

      The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

10. Audits and Reports to Unitholders.

      The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within ninety (90) days after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended, (ii) within ninety (90) days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Trust shall notify Unitholders within seven business days of any material change (i) in the agreements with the Trust's Advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to the Trust. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, based on the advice of counsel, any information that the Managing Owner reasonably believes that the Trust is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involves a transaction between the Trust and an affiliate of the Managing Owner.

      The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

      The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

      The Managing Owner will, with the assistance of the Trust's futures broker, make an annual review of the futures brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the futures brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust.

11. Assignability of Units.

      Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, which consent may be withheld in the absolute discretion of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. The Managing Owner has complete discretion to withhold consent but only will do so to prevent or minimize potential adverse legal or tax consequences to the Trust. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner consents to such assignment, transfer or disposition. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

12. Redemptions.

      A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the following paragraph.

      Requests for redemption must be received by the Managing Owner at least ten calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

      If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit as of the most recent month-end, after adding back all distributions, the Trust shall notify Unitholders within seven business days and shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within thirty (30) business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest in the Trust redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner). Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $500,000 and the Net Asset Value of a Unit is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. The Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of this paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

      Redemption payments will be made within twenty (20) business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due the Trust from futures brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

      The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

13. Offering of Units.

      The Managing Owner on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

      The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

14. Additional Offerings.

      The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. Currently, the Managing Owner on behalf of the Trust will only offer Units to, or for the benefit of, employees of the Managing Owner and its affiliates. However, the Managing Owner may modify this policy at any time upon thirty (30) days notice to the Trustee and the Unitholders.

      The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class. Notwithstanding references to two types of Units, the Employee Units and the Ordinary Units, both Employee Units and Ordinary Units are of a single class. The key differences between the two referenced types of Units are that Employee Units are issued to, or for the benefit of, employees and have certain fees rebated to the Employee Unitholders in the form of additional Employee Units, and Ordinary Units are issued to all other persons and do not have their fees rebated. The fees rebated to the Employee Unitholders are set forth in the Disclosure Document and may include, but are not limited to: Performance Fees, organization and offering cost reimbursements and brokerage fees (except those attributable to the futures broker and the foreign exchange dealers). Unless otherwise indicated herein, a reference to Units shall encompass both the Employee Units and the Ordinary Units.

15. Special Power of Attorney.

      Each Unitholder by his execution of this Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

16. Withdrawal of a Unitholder.

      The Trust shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Trust Agreement, at any time upon one hundred twenty (120) days' written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the Managing Owner's removal or withdrawal, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value on the next closing date following the date of removal or withdrawal.

      The Managing Owner may not assign its interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder.

      The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest in the Trust except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

17. Standard of Liability; Indemnification.

      (a) Standard of Liability for the Managing Owner. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

      (b) Indemnification of the Managing Owner by the Trust. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

      Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

      In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

      The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

      For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who:
(1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

      Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

      Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

      In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect.

      In no event shall any indemnification permitted by this subsection (b) of
Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

      In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

      (c) Indemnification of the Trust by the Unitholders. In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder's activities, obligations or liabilities unrelated to the Trust's business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

18. Amendments; Meetings.

      (a) Amendments with Consent of the Managing Owner. The Managing Owner may amend this Trust Agreement with the approval of the majority of the Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. The Managing Owner may amend this Trust Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan" as defined in and subject to ERISA or of any "plan" subject to Section 4975 of the Code.

      (b) Amendments and Actions without Consent of the Managing Owner. In any vote called by the Managing Owner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Trust Agreement without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon sixty (60) days' notice.

      (c) Meetings; Other Voting Matters. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within fifteen (15) days after such receipt, call a meeting of the Trust. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

      The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

      In the event that the Managing Owner or the Unitholders vote to amend this Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

      (d) Consent by Trustee. The Trustee's written consent to any amendment of this Trust Agreement shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Trust Agreement or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated thereby to which the Trustee is a party.

19. Governing Law.

      THE VALIDITY AND CONSTRUCTION OF THIS TRUST AGREEMENT SHALL BE DETERMINED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 19.

20. Miscellaneous.

      (a) Notices. All notices under this Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

      (b) Binding Effect. This Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Sections 2 and 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

      (c) Captions. Captions in no way define, limit, extend or describe the scope of this Trust Agreement nor the effect of any of its provisions. Any reference to "persons" in this Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

21. Benefit Plan Investors.

      Each Unitholder that is an "employee benefit plan" as defined in and subject to the ERISA, or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA;
(c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, any Advisor to the Trust, any selling agent, the futures broker, the escrow agent, any broker or dealer through which any Advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the Managing Owner, any Advisor to the Trust, any selling agent, the futures broker, the escrow agent, any broker or dealer through which any Advisor requires the Trust to trade, the Trustee and any of their respective affiliates; and (iii) is qualified to make such investment decision.

22. No Legal Title to Trust Estate.

      The Unitholders shall not have legal title to any part of the Trust
Estate.

23. Legal Title.

      Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

24. Creditors.

      No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

      IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

                                              WACHOVIA TRUST COMPANY,
                                              NATIONAL
                                              ASSOCIATION (FORMERLY KNOWN AS
                                              FIRST UNION TRUST COMPANY,
                                              NATIONAL ASSOCIATION)
                                              as Trustee

                                              By: /s/ STERLING C. CORREIA
                                              ----------------------------------
                                              Name: Sterling C. Correia
                                              Title: Vice President

                                              CAMPBELL & COMPANY, INC.
                                              as Managing Owner

                                              By: /s/ THERESA D. BECKS
                                              ----------------------------------
                                              Name: Theresa D. Becks
                                              Title: Chief Financial Officer

                                              All Unitholders now and hereafter
                                              admitted as Unitholders of the
                                              Trust, pursuant to powers of
                                              attorney now and hereafter
                                              executed in favor of, and granted
                                              and delivered to, the Managing
                                              Owner.

                                              By: CAMPBELL & COMPANY, INC.
                                              ATTORNEY-IN-FACT

                                              By: /s/ THERESA D. BECKS
                                              ----------------------------------
                                              Name: Theresa D. Becks
                                              Title: Chief Financial Officer

                                   SCHEDULE A

                              CERTIFICATE OF TRUST
                                       OF
                        CAMPBELL ASSET ALLOCATION TRUST

      THIS Certificate of Trust of CAMPBELL ASSET ALLOCATION TRUST (the "Trust"), dated May 1, 2000, is being duly executed and filed by First Union Trust Company, National Association, a national banking association, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. 3801 et seq.) (the "Act").

            1. Name. The name of the business trust formed hereby is Campbell Asset Allocation Trust.

            2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801.

            3. Series Trust. The Trust shall be a series trust and shall issue series of beneficial interests having separate rights, powers and duties with respect to property or obligations of the Trust, as provided in Sections 3804 and 3806(b)(2) of the Act, such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

            4. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

      IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                              FIRST UNION TRUST COMPANY,
                                              NATIONAL ASSOCIATION
                                              as Trustee

                                              By: /s/ STERLING C. CORREIA
                                              ----------------------------------
                                              Name: Sterling C. Correia
                                              Title: Vice President

                            CERTIFICATE OF AMENDMENT

                                       OF

                        CAMPBELL ASSET ALLOCATION TRUST

      FIRST: The name of the business trust is Campbell Asset Allocation Trust.

      SECOND: Article I of the Certificate of Trust of the business trust is hereby amended as follows:

      1. The name of the business trust formed hereby is Campbell Alternative Asset Trust.

      THIRD: This Certificate of Amendment shall be effective upon the date and time of filing.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Campbell Asset Allocation Trust this 16th day of October, 2000.

                                              FIRST UNION TRUST COMPANY,
                                              NATIONAL ASSOCIATION
                                              as Trustee

                                              By: /s/ EDWARD L. TRUITT, JR.
                                              ----------------------------------
                                              Name: Edward L. Truitt, Jr.
                                              Title: Vice President

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

                                                                       EXHIBIT B

                        CAMPBELL ALTERNATIVE ASSET TRUST
                             REQUEST FOR REDEMPTION

Please send original to:
Campbell & Company, Inc.                      __________________________________
Court Towers Building, Suite 770                               Unitholder Number
210 West Pennsylvania Avenue                                  (MUST BE INCLUDED)
Towson, Maryland 21204                        __________________________________
ATTN: FUND ADMINISTRATION                      Social Security Numbers/ Taxpayer
                                                                       ID Number

Dear Sir/Madam:


      The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Trust Agreement of CAMPBELL ALTERNATIVE ASSET TRUST ("Trust"), of ________ (insert number of units to be redeemed; IF NO NUMBER OF UNITS IS ENTERED HERE, IT WILL BE ASSUMED THAT THE UNITHOLDER WISHES TO REDEEM ALL UNITS) of the undersigned's units of beneficial interest ("units") in the Trust at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month.


      The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES TAXABLE UNITHOLDERS ONLY

      Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES UNITHOLDERS ONLY

      Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

                    SIGNATURE(S) MUST BE IDENTICAL TO NAME(S)
                          IN WHICH UNITS ARE REGISTERED

         Please forward redemption funds by mail to the undersigned at:

________________________________________________________________________________
Name                                Street                          City, State
                                                                    and Zip Code

            INDIVIDUAL UNITHOLDER(S)                      ENTITY UNITHOLDER(S)

_________________________    _______________________    ________________________
 Printed Unitholder Name     Signature of Unitholder       (Name of Entity)

_________________________    _______________________    By:_____________________
 Printed Unitholder          Signature of Unitholder     (Authorized Corporate
   Name/Custodian                 /Custodian              Officer, Partner or
                                                                Trustee)

                                                        ________________________
      Client Mailing Address                                     Title

____________________________________
Street                   City, State
                        and Zip Code

____________________________________
Client Phone Number

                                            ____________________________________
                                            Financial                Broker/
                                            Advisor Name             Dealer Name

                                            ____________________________________
                                            Branch Address

                                            ____________________________________
                                            Branch                    Branch
                                            Phone Number              Fax Number

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

                                                                       EXHIBIT C

                        CAMPBELL ALTERNATIVE ASSET TRUST

                                ----------------

                           SUBSCRIPTION REQUIREMENTS


      By executing the Subscription Agreement and Power of Attorney for Campbell Alternative Asset Trust (the "Trust"), each purchaser ("purchaser") of units of beneficial interest in the Trust ("units") irrevocably subscribes for units at a price equal to the net asset value per unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in the Trust's prospectus dated June 30, 2004 (the "prospectus"). By execution of the Subscription Agreement and Power of Attorney, purchaser shall be deemed to have executed the Trust Agreement.


      As an inducement to the Managing Owner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser's shareholders, partners, members or beneficiaries), by executing and delivering purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the managing owner, the futures broker, the selling agent who solicited purchaser's subscription and the Trust, as follows:

      (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that purchaser has received a copy of the prospectus, including the Trust Agreement.

      (b) All information that purchaser has furnished to the Managing Owner or that is set forth in the Subscription Agreement and Power of Attorney submitted by purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of purchaser's subscription, purchaser will immediately furnish such revised or corrected information to the Managing Owner.

      (c) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

      (d) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trust's advisor, the Trust's futures broker, any selling agent, any of their respective affiliates or any of their respective agents or employees:
(i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Owner, the Trust's advisor, the Trust's futures broker, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT D

                        CAMPBELL ALTERNATIVE ASSET TRUST

                          UNITS OF BENEFICIAL INTEREST

                                 ---------------

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Campbell Alternative Asset Trust
c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204

Dear Sir/Madam:


    1. Subscription for Units. I hereby subscribe for the number of units of beneficial interest in Campbell Alternative Asset Trust (the "Trust") set forth on the reverse side of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per unit as set forth in the prospectus of the Trust dated June 30, 2004 (the "prospectus"). If this subscription is rejected, or if no units are sold, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional units in lieu of interest earned on the undersigned's subscription while held in escrow. The Managing Owner may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. All subscriptions once submitted are irrevocable. All units are offered subject to prior sale.


    2. Representations and Warranties of Subscriber. I have received the prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C -- -- Subscription Requirements" contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

    3. Power of Attorney. In connection with my acceptance of an interest in the Trust, I do hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement, which is attached as Exhibit A to the prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Trust.

    4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in the Trust. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                         READ AND COMPLETE REVERSE SIDE
SPECIMEN

JUNE 30, 2004

                                                                       EXHIBIT D
                                                                  SIGNATURE PAGE

                             SUBSCRIPTION AGREEMENT

                   IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units of Beneficial Interest in Campbell Alternative Asset Trust, hereby subscribes for the purchase of units at net asset value per unit.


The named investor further acknowledges receipt of the prospectus of the Trust dated June 30, 2004, including the Trust's Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the units being subscribed for hereby.


1) TOTAL $ AMOUNT_______________________________________________________________

2) UNITHOLDER NAME

Campbell & Company, Inc. 401(k) Plan

________________________________________________________________________________

3) TRUSTEE NAME AND MAILING ADDRESS

Campbell & Company, Inc.     210 West Pennsylvania Avenue, Suite 770     Towson     MD     21204
__________________________________________________________________________________________________
Name                                     Street                           City     State  Zip Code
__________________________________________________________________________________________________

INVESTOR MUST SIGN

X ___________________________________________________________
Signature of Investor                                Date

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SPECIMEN

                              PROSPECTUS BACK COVER

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Campbell & Company has advanced certain of the offering expenses, as described in the Prospectus, for which it is being reimbursed by the Registrant in monthly installments up to the lesser of the actual amount of offering expenses advanced by Campbell & Company, Inc. or 0.9% of net assets of the Trust per annum. Because the Trust is now being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan, Campbell & Company is bearing the responsibility for all offering expenses incurred going forward; such expenses will not be reimbursed by the Registrant.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 17 of the Trust Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner and certain of its controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of Campbell & Company or such controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against Campbell & Company by a unitholder are prohibited unless specific court approval is obtained.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    On May 3, 2000, two Units of beneficial interest were sold to Campbell & Company for $2,000 in order to permit the filing of a Certificate of Trust for the Registrant. The sale of these Units were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other unregistered sales of Units.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

    (a) Exhibits

 EXHIBIT
 NUMBER                       DESCRIPTION OF DOCUMENT
 ------                       -----------------------
 1.01        Selling Agreement among the Trust, the Managing Owner,
             PaineWebber Incorporated and the Selling Agent.(3)

 1.02        Additional Selling Agreement among the Trust, the Managing
             Owner and the Additional Selling Agent.(3)

 3.01 Declaration of Trust and Trust Agreement of the Registrant dated May 1, 2000.(1)

 3.02        Statement of Trust of the Registrant.(2)

 3.03        Amended and Restated Declaration of Trust and Trust
             Agreement of the Registrant (included as Exhibit A to the Prospectus).

 5.01(a) Opinion of Sidley Austin Brown & Wood LLP relating to the legality of the Units.(4)

 5.01(b)     Opinion of Richards, Layton & Finger, P.A.
             relating to the legality of the Units.(4)

 8.01 Opinion of Sidley Austin Brown & Wood LLP with respect to federal income tax consequences.(4)

10.01        Customer Agreement between the Trust and PaineWebber
             Incorporated.(3)

10.02        Subscription Agreement and Power of Attorney (included as
             Exhibit D to Prospectus)

10.03        Escrow Agreement between the Partnership and Mercantile Safe
             Deposit & Trust Company.(3)

10.04        International Swap Dealers Association, Inc. Master
             Agreement between the Trust and ABN AMRO Bank N.V., Chicago
             Branch(5)

10.05        Form of International Swap Dealers Association , Inc. Master
             Agreement between the Trust and Deutsche Bank AG.(3)
23.01        Consent of Sidley Austin Brown & Wood LLP.

23.02        Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

23.03        Consent of Richards, Layton & Finger, P.A.

----------

(1) This exhibit is included in exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-37548) on May 22, 2000 and is hereby incorporated by reference.

(2) This exhibit is included in exhibits filed by the Registrant as part of its Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-37548) on November 9, 2000 and is hereby incorporated by reference.

(3) This exhibit is included in exhibits filed by the Registrant as part of its Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-37548) on February 26, 2001 and is hereby incorporated by reference.

(4) This exhibit is included in exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-74014) on November 27, 2001 and is hereby incorporated by reference.

(5) This exhibit is included in exhibits filed by the Registrant as part of its Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-74014) on December 12, 2002 and is hereby incorporated by reference.

    (b) Financial Statement Schedules.

    No Financial Schedules are required to be filed herewith.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore in the State of Maryland on the 2nd day of June, 2004.


                                            CAMPBELL ALTERNATIVE ASSET TRUST

                                            By: Campbell & Company, Inc.
                                                Managing Owner

                                            By: /s/ BRUCE L. CLELAND
                                                --------------------------------
                                                Bruce L. Cleland
                                                Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.


         SIGNATURES                                   TITLE WITH REGISTRANT                               DATE
         ----------                                   ---------------------                               ----
    /s/ D. KEITH CAMPBELL                       Chairman of the Board and Director                    June 2, 2004
---------------------------
      D. Keith Campbell

    /s/ BRUCE L. CLELAND                        President, Chief Executive Officer                    June 2, 2004
---------------------------                     and Director (Principal Executive
      Bruce L. Cleland                          Officer)

    /s/ THERESA D. BECKS                        Chief Financial Officer, Secretary,                   June 2, 2004
---------------------------                     Treasurer and Director (Principal
      Theresa D. Becks                          Financial Officer)

    /s/ WILLIAM C. CLARKE, III                  Executive Vice President and Director                 June 2, 2004
------------------------------
      William C. Clarke, III

    /s/ JAMES M. LITTLE                         Executive Vice President and Director                 June 2, 2004
--------------------------
      James M. Little

    /s/ C. DOUGLAS YORK                         Executive Vice President and Director                 June 2, 2004
--------------------------
      C. Douglas York


    (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Campbell & Company, Inc.)


CAMPBELL & COMPANY, INC.     Managing Owner of Registrant         June 2, 2004



    By: /s/ BRUCE L. CLELAND
-------------------------------
       Bruce L. Cleland
    Chief Executive Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                    DESCRIPTION OF DOCUMENT
------           ---------------------------------------
23.01            Consent of Sidley Austin Brown & Wood LLP.

23.02            Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

23.03            Consent of Richards, Layton & Finger, P.A.